   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 1994

                                                       REGISTRATION NO. 33-55369
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                         ------------------------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-3


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ------------------------------
                            FLEMING COMPANIES, INC.*
             (Exact name of registrant as specified in its charter)

                           OKLAHOMA                                                       48-0222760
        (State or other jurisdiction of incorporation                        (I.R.S. Employer Identification No.)
                       or organization)

                                 P.O. Box 26647
                            6301 Waterford Boulevard
                         Oklahoma City, Oklahoma 73126
                                 (405) 840-7200
   (Address, including zip code, and telephone number, including area code of registrant's and additional registrants' principal executive offices)
                         ------------------------------

                             DAVID R. ALMOND, ESQ.
              Senior Vice President, General Counsel and Secretary
                            Fleming Companies, Inc.
                                 P.O. Box 26647
                            6301 Waterford Boulevard
                         Oklahoma City, Oklahoma 73126
                                 (405) 840-7200
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

                      JOHN M. MEE, ESQ.                                           ROHAN S. WEERASINGHE, ESQ.
                   BRICE E. TARZWELL, ESQ.                                           Shearman & Sterling
                        McAfee & Taft                                                599 Lexington Avenue
                  A Professional Corporation                                       New York, New York 10022
              Tenth Floor, Two Leadership Square                                        (212) 848-4000
                Oklahoma City, Oklahoma 73102
                        (405) 235-9621

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE DATE ON WHICH THIS REGISTRATION STATEMENT
                               BECOMES EFFECTIVE.
                         ------------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /
                         ------------------------------


                        CALCULATION OF REGISTRATION FEE



                                                                          PROPOSED MAXIMUM   PROPOSED MAXIMUM
                      TITLE OF EACH                         AMOUNT TO BE   OFFERING PRICE   AGGREGATE OFFERING       AMOUNT OF
           CLASS OF SECURITIES TO BE REGISTERED              REGISTERED     PER UNIT(1)           PRICE         REGISTRATION FEE(2)
% Senior Notes due 2001...................................  $350,000,000        100%           $350,000,000          $120,690
Floating Rate Senior Notes due 2001.......................  $150,000,000        100%           $150,000,000           $51,724
Guarantees of % Senior Notes due 2001 and Floating Rate
 Senior Notes due 2001....................................      (3)             (3)                (3)                  (3)
  Total...................................................  $500,000,000        100%           $500,000,000         $172,414(4)

(1)  Estimated solely for the purpose of determining the registration fee.
(2)  Fee calculated pursuant to Rule 457.
(3) Pursuant to Rule 457(n), no registration fee is required with respect to the Guarantees of the obligations under the Notes registered hereby.
(4)  Paid previously.


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
                         ------------------------------

* Information regarding additional registrants is contained in the Table of Additional Registrants.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS


                    EXACT NAME OF SUBSIDIARY GUARANTOR                         JURISDICTION     I.R.S. EMPLOYER
                        REGISTRANTS AS SPECIFIED IN                          OF INCORPORATION   IDENTIFICATION
                         THEIR RESPECTIVE CHARTERS                            OR ORGANIZATION         NO.
- ---------------------------------------------------------------------------  -----------------  ---------------
ATI, Inc...................................................................  Oklahoma                73-0126010
Badger Markets, Inc........................................................  Wisconsin               39-1392782
Baker's Supermarkets, Inc..................................................  Nebraska                73-1410861
Ball Motor Service, Inc....................................................  Wisconsin               39-0896605
Boogaart Stores of Nebraska, Inc...........................................  Nebraska                47-2599109
Central Park Super Duper, Inc..............................................  New York                16-1350721
Commercial Cold/Dry Storage Company........................................  Tennessee               62-1239715
*Consumers Markets, Inc....................................................  Missouri                44-0559460
D.L. Food Stores, Inc......................................................  Alabama                 63-0357472
Del-Arrow Super Duper, Inc.................................................  New York                16-1318599
Festival Foods, Inc........................................................  Minnesota               36-3591728
Fleming Direct Sales Corporation...........................................  Nevada                  93-1118722
Fleming Foods East, Inc....................................................  Pennsylvania            23-0596890
Fleming Foods of Alabama, Inc..............................................  Alabama                 63-0373291
Fleming Foods of Ohio, Inc.................................................  Ohio                    34-0392460
Fleming Foods of Tennessee, Inc............................................  Tennessee               74-2282765
Fleming Foods of Texas, Inc................................................  Nevada                  75-2402768
Fleming Foods of Virginia, Inc.............................................  Virginia                54-0461469
Fleming Foods South, Inc...................................................  Oklahoma                73-1430549
Fleming Foods West, Inc....................................................  Nevada                  94-1679203
Fleming Foreign Sales Corporation..........................................  Barbados                98-0129721
Fleming Franchising, Inc...................................................  Delaware                62-1335997
Fleming Holdings, Inc......................................................  Delaware                91-0986128
Fleming International Ltd..................................................  Oklahoma                73-1414701
Fleming Site Media, Inc....................................................  Oklahoma                73-1405812
Fleming Supermarkets of Florida, Inc.......................................  Florida                 65-0418543
Fleming Technology Leasing Company, Inc....................................  Missouri                73-1189558
Fleming Transportation Service, Inc........................................  Oklahoma                73-1126039
Food Brands, Inc...........................................................  Kansas                  48-0692802
Food-4-Less, Inc...........................................................  Nebraska                47-0609604
Food Holdings, Inc.........................................................  Delaware                73-1349644
Food Saver of Iowa, Inc....................................................  Iowa                    42-1298410
Gateway Development Co., Inc...............................................  Wisconsin               39-6079409
Gateway Food Distributors, Inc.............................................  Minnesota               41-0954921
Gateway Foods, Inc.........................................................  Wisconsin               39-0299330
Gateway Foods of Altoona, Inc..............................................  Pennsylvania            23-0547920
Gateway Foods of Pennsylvania, Inc.........................................  Delaware                23-1008570
Gateway Foods of Twin Ports, Inc...........................................  Wisconsin               39-1641725
Gateway Foods Service Corporation..........................................  Wisconsin               39-1144794
Grand Central Leasing Corporation..........................................  Kansas                  48-0673885
Great Bend Supermarkets, Inc...............................................  Kansas                  48-1028769
Hub City Transportation, Inc...............................................  Wisconsin               39-1604519
Kensington and Harlem, Inc.................................................  Delaware                16-1428567
LAS, Inc...................................................................  Oklahoma                73-1410261
Ladysmith East IGA, Inc....................................................  Wisconsin               39-1501077
Ladysmith IGA, Inc.........................................................  Wisconsin               39-1409373
Lake Markets, Inc..........................................................  Minnesota               41-1449957
M&H Desoto, Inc............................................................  Mississippi             62-0903343
M&H Financial Corp.........................................................  Tennessee               62-0889723

- ------------------------
*Added by this amendment; see Appendix A.


                                      (i)

                    EXACT NAME OF SUBSIDIARY GUARANTOR                         JURISDICTION     I.R.S. EMPLOYER
                        REGISTRANTS AS SPECIFIED IN                          OF INCORPORATION   IDENTIFICATION
                         THEIR RESPECTIVE CHARTERS                            OR ORGANIZATION         NO.
- ---------------------------------------------------------------------------  -----------------  ---------------
M&H Realty Corp............................................................  Tennessee               62-1168154
Malone & Hyde, Inc.........................................................  Delaware                62-1279199
Malone & Hyde of Lafayette, Inc............................................  Louisiana               72-0574747
Manitowoc IGA, Inc.........................................................  Wisconsin               39-1544734
Moberly Foods, Inc.........................................................  Missouri                43-1120227
Mt. Morris Super Duper, Inc................................................  New York                16-1063852
Niagara Falls Super Duper, Inc.............................................  New York                16-1132456
Northern Supermarkets of Oregon, Inc.......................................  Oregon                  93-1135076
Northgate Plaza, Inc.......................................................  Wisconsin               39-1533204
109 West Main Street, Inc..................................................  Delaware                25-1697115
121 East Main Street, Inc..................................................  Delaware                16-1428666
Peshtigo IGA, Inc..........................................................  Wisconsin               39-1544266
Piggly Wiggly Corporation..................................................  Delaware                62-1133312
Quality Incentive Company, Inc.............................................  Delaware                62-1483214
Rainbow Transportation Services, Inc.......................................  Wisconsin               39-1505024
Route 16, Inc..............................................................  Delaware                16-1428582
Route 219, Inc.............................................................  Delaware                25-1697117
Route 417, Inc.............................................................  Delaware                16-1428584
Richland Center IGA, Inc...................................................  Wisconsin               39-1489453
Scrivner, Inc..............................................................  Delaware                73-0439200
Scrivner-Food Holdings, Inc................................................  Delaware                73-1349645
Scrivner of Alabama, Inc...................................................  Alabama                 63-0379196
Scrivner of Illinois, Inc..................................................  Illinois                37-0357850
Scrivner of Iowa, Inc......................................................  Iowa                    42-0981509
Scrivner of Kansas, Inc....................................................  Kansas                  48-0720029
Scrivner of New York, Inc..................................................  New York                16-0434760
Scrivner of North Carolina, Inc............................................  North Carolina          56-0796492
Scrivner of Pennsylvania, Inc..............................................  Pennsylvania            23-1095670
Scrivner of Tennessee, Inc.................................................  Tennessee               62-0320600
Scrivner of Texas, Inc.....................................................  Texas                   74-0658440
Scrivner Super Stores of Illinois, Inc.....................................  Illinois                37-1079445
Scrivner Super Stores of Iowa, Inc.........................................  Iowa                    37-1249001
Scrivner Transportation, Inc...............................................  Oklahoma                73-1288028
Sehon Foods, Inc...........................................................  Ohio                    31-0893908
Selected Products, Inc.....................................................  Texas                   76-0333631
Sentry Markets, Inc........................................................  Wisconsin               39-0851989
SmarTrans, Inc.............................................................  Delaware                13-2656567
South Ogden Super Duper, Inc...............................................  New York                16-1019769
Southern Supermarkets, Inc.................................................  Oklahoma                73-1121580
Southern Supermarkets, Inc.................................................  Texas                   74-1491634
Southern Supermarkets of Louisiana, Inc....................................  Louisiana               72-1208940
Star Groceries, Inc........................................................  Texas                   74-2645278
Store Equipment, Inc.......................................................  Wisconsin               39-6047178
Sundries Service, Inc......................................................  Alabama                 63-0620777
Switzer Foods, Inc.........................................................  Kansas                  74-2493457
35 Church Street, Inc......................................................  Delaware                16-1428583
Thompson Food Basket, Inc..................................................  Illinois                37-0762020
29 Super Market, Inc.......................................................  Wisconsin               39-0892198
27 Slayton Avenue, Inc.....................................................  Delaware                16-1428669
WPC, Inc...................................................................  Oklahoma                73-1186896

                                      (ii)

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION

                 PRELIMINARY PROSPECTUS DATED NOVEMBER 18, 1994

P R O S P E C T U S

                                  $500,000,000
                                     [LOGO]
                    $350,000,000    % SENIOR NOTES DUE 2001


                $150,000,000 FLOATING RATE SENIOR NOTES DUE 2001

                               -----------------


    Interest on the     % Senior Notes due 2001 (the "Fixed Rate Notes") will be
payable semiannually on       and       of each year, commencing               ,
1995. Up to 20% of the initial aggregate principal amount of the Fixed Rate Notes may be redeemed by Fleming Companies, Inc. ("Fleming" or the "Company") at
any time on or prior to               , 1997 within 180 days of a Public  Equity
Offering (as defined) with the net proceeds from such offering at a redemption price equal to % of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption; PROVIDED that, after giving effect to such redemption, at least $200 million aggregate principal amount of the Fixed Rate Notes remains outstanding. Upon a Change of Control Triggering Event (as defined), in certain circumstances each holder of the Notes will have the right to require the Company to purchase all outstanding Fixed Rate Notes of such holder at 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. In addition, the Fixed Rate Notes may be redeemed, in whole or in part, at any time on or after
             , 1999 at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption.


    Interest  on the  Floating Rate  Senior Notes  due 2001  (the "Floating Rate
Notes") will be payable quarterly on        ,        ,        and       of  each
year, commencing              , 1995. The Floating Rate Notes may be redeemed by
the  Company, in  whole or  in part, on  any interest  payment date  on or after
                 , 1995 through and including                       , 1999 at  a
redemption  price  equal to  100.5% of  the principal  amount thereof  and after
                 , 1999 at a redemption price equal to 100% of the principal amount thereof, in each case together with accrued and unpaid interest, if any, to the date of redemption. Upon a Change of Control Triggering Event, in certain circumstances each holder of the Notes will have the right to require the Company to purchase all outstanding Floating Rate Notes of such holder at 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. In addition, mandatory sinking fund payments will retire, prior to maturity, $1 million principal amount of Floating Rate Notes in each of 1999 and 2000.


    The Fixed Rate Notes and the Floating Rate Notes (collectively, the "Notes") offered hereby (the "Offering") will be unsecured senior obligations of the Company, ranking PARI PASSU with all other existing and future senior indebtedness of the Company and senior in right of payment to any future indebtedness of the Company that is expressly subordinated to senior indebtedness of the Company. The Notes, however, will be effectively subordinated to secured senior indebtedness of the Company with respect to the assets securing such indebtedness, including indebtedness under the Company's bank credit agreement (the "Credit Agreement"), which is secured by the capital stock of substantially all of the Company's subsidiaries, and substantially all of the inventory and accounts receivable of the Company and its subsidiaries, and indebtedness under two prior indentures (the "Prior Indentures"), which is secured by a portion of such collateral. The payment of principal of, premium, if any, and interest on the Notes is unconditionally guaranteed on an unsecured senior basis (the "Note Guarantees") by substantially all of the Company's subsidiaries (the "Subsidiary Guarantors"). The Note Guarantees will rank PARI PASSU with all other existing and future senior indebtedness of the Subsidiary Guarantors, and senior in right of payment to any future indebtedness of the Subsidiary Guarantors that is expressly subordinated to senior indebtedness of the Subsidiary Guarantors. The Note Guarantees, however, will be effectively subordinated to secured senior indebtedness of the Subsidiary Guarantors under the Prior Indentures and the Credit Agreement, each of which is guaranteed by substantially all of the Subsidiary Guarantors. See "Description of the Notes." As of October 1, 1994, after giving PRO FORMA effect to the Offering and the use of proceeds therefrom, senior indebtedness of the Company and its subsidiaries (including obligations under capitalized leases) would have been approximately $2.07 billion, of which $1.57 billion would have been secured indebtedness. As of October 1, 1994, after giving PRO FORMA effect to the Offering and the use of proceeds therefrom, the Subsidiary Guarantors would have had approximately $1.51 billion of senior indebtedness outstanding (including guarantees with respect to the Notes and the Credit Agreement and excluding obligations under capitalized leases), of which $1.00 billion would have been secured indebtedness. As of October 1, 1994, after giving PRO FORMA effect to the Offering and the use of proceeds therefrom, the total amount of indebtedness of the Company and its subsidiaries (including obligations under capitalized leases) ranking PARI PASSU with the Notes would have been approximately $2.07 billion.

    SEE "INVESTMENT CONSIDERATIONS" FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN EVALUATING AN INVESTMENT IN THE NOTES.
                          ---------------------------

THESE SECURITIES  HAVE  NOT  BEEN  APPROVED OR  DISAPPROVED  BY  THE  SECURITIES
  AND  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION,  NOR  HAS
    THE  SECURITIES  AND  EXCHANGE   COMMISSION  OR  ANY  STATE   SECURITIES
      COMMISSION   PASSED   UPON  THE   ACCURACY   OR  ADEQUACY   OF  THIS
       PROSPECTUS. ANY  REPRESENTATION  TO  THE CONTRARY  IS  A  CRIMINAL
                                    OFFENSE.

                                       PRICE TO      UNDERWRITING     PROCEEDS TO
                                       PUBLIC(1)      DISCOUNT(2)    COMPANY(1)(3)
Per Fixed Rate Note................        %               %               %
Total..............................        $               $               $
Per Floating Rate Note.............        %               %               %
Total..............................        $               $               $

(1)   Plus accrued interest, if any, from              , 1994.
(2) The Company and the Subsidiary Guarantors have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3)   Before deducting expenses payable by the Company estimated at $1,250,000.

                          ---------------------------

    The Notes are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Notes
will be made  in New York,  New York on  or about                   , 1994.  The
offerings of the Fixed Rate Notes and the Floating Rate Notes, respectively, are not conditioned upon each other.
                          ---------------------------
MERRILL LYNCH & CO.                                  J.P. MORGAN SECURITIES INC.
                                  ------------

              The date of this Prospectus is              , 1994.

                                 [MAP TO COME]

                             AVAILABLE INFORMATION

    Fleming is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and Suite 1400, Northwestern Atrium Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at prescribed rates at the principal office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such reports, proxy statements and information concerning the Company can be inspected and copied at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104 and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605.

    The Company and the Subsidiary Guarantors have filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    The Company's Annual Report on Form 10-K for the fiscal year ended December 25, 1993, the Company's Quarterly Reports on Form 10-Q for the quarters ended April 16, July 9 and October 1, 1994 (as amended by Form 10-Q/A on November 16,
1994), and the Company's Current Reports on Form 8-K dated July 19 (as amended by Form 8-K/A on September 2, 1994), September 23, and October 19, 1994 filed under the Exchange Act (File No. 1-8140) are hereby incorporated in this Prospectus by reference. All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Offering described herein shall be deemed to be incorporated in this Prospectus and to be a part hereof from the date of the filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.


    The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy (without exhibits unless such exhibits are specifically incorporated by reference into such document) of any or all documents incorporated by reference in this Prospectus. Written requests or requests by telephone for such copies should be directed to David R. Almond, Senior Vice President, General Counsel and Secretary, Fleming Companies, Inc., P.O. Box 26647, Oklahoma City, Oklahoma 73126 (telephone (405) 840-7200).
                            ------------------------

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                                             APPENDIX B


                       DESCRIPTION OF PRINTED MATERIAL



Page 2 Map of United States showing location of company operated distribution centers, retail chains and headquarters. Letterhead "Fleming Companies, Inc." displayed above map.


Inside Back      Color photographs of three distribution centers and three
 Prospectus      retail stores, each with a caption identifying the location
   Cover         appearing below the photograph.

                               PROSPECTUS SUMMARY


    THE FOLLOWING SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT REQUIRES OTHERWISE, THE TERM "SCRIVNER GROUP" REFERS TO HANIEL CORPORATION ("HANIEL") AND ITS SOLE DIRECT SUBSIDIARY, SCRIVNER, INC., AND SCRIVNER, INC.'S SUBSIDIARIES; THE TERMS "FLEMING" AND THE "COMPANY" REFER TO FLEMING COMPANIES, INC. AND ITS SUBSIDIARIES, INCLUDING THE SCRIVNER GROUP AFTER THE DATE OF THE ACQUISITION OF THE SCRIVNER GROUP (JULY 19, 1994). UNLESS OTHERWISE INDICATED, PRO FORMA INFORMATION GIVES EFFECT TO SUCH ACQUISITION.


                                  THE COMPANY
GENERAL


    The Company is a recognized leader in the food marketing and distribution industry with both wholesale and retail operations. The Company is the largest food wholesaler in the United States as a result of the acquisition of the Scrivner Group in July 1994 (the "Acquisition"), based on PRO FORMA 1993 net sales of approximately $19 billion. The Company serves as the principal source of supply for approximately 10,000 retail food stores, including approximately 3,700 supermarkets (defined as any retail food store with annual sales of at least $2 million) which represented approximately 13% of all supermarkets in the United States at year-end 1993 and totaled approximately 97 million square feet in size. The Company serves food stores of various sizes operating in a wide variety of formats, including conventional full-service stores, supercenters, price impact stores (including warehouse stores), combination stores (which typically carry a higher proportion of non-food items) and convenience stores. With customers in 43 states, the Company services a geographically diverse area. The Company's wholesale operations offer a wide variety of national brand and private label products, including groceries, meat, dairy and delicatessen products, frozen foods, produce, bakery goods and a variety of general merchandise and related items. In addition, the Company offers a wide range of support services to its customers to help them compete more effectively with other food retailers in their respective markets. Such services include store development and expansion services, merchandising and marketing assistance, advertising, consumer education programs, retail electronic services and employee training.


    In addition to its wholesale operations, the Company has a significant presence in food retailing, owning and operating 345 retail food stores, including 283 supermarkets with an aggregate of approximately 9.5 million square feet. Company-owned stores operate under a number of names and vary in format from super warehouse stores and conventional supermarkets to convenience stores. PRO FORMA 1993 net sales from retail operations were approximately $3 billion. The Company believes it is one of the 20 largest food retailers in the United States based on PRO FORMA net sales.

COMPETITIVE STRENGTHS

    Fleming's  net  sales  grew  from  approximately  $5  billion  in  1983   to
approximately $13 billion in 1993, largely as a result of acquisitions of wholesale food distributors and operations. After giving PRO FORMA effect to the Acquisition, the Company's 1993 net sales were approximately $19 billion. The Company believes that its position as a leader in the food marketing and distribution industry is attributable to a number of competitive strengths, including the following:

    SIZE.   As the largest food wholesaler in the United States, the Company has substantial purchasing power and is able to realize significant economies of scale.

    DIVERSE CUSTOMER BASE. In 1993, chains and multiple-store independent operators represented 40% and 33%, respectively, of Fleming's net sales, with the balance comprised of sales to single-store independent operators and Fleming-owned stores. Approximately one-third of the Scrivner Group's 1993 net sales were to Scrivner Group-owned stores, with the balance comprised of sales to multi-store independent operators, single-store operators and chains. In addition, with customers in 43 states, the Company's sales are geographically dispersed.


    EXPERTISE IN PRIVATE LABEL PRODUCTS AND PERISHABLES. The Company offers a wide range of private label products and perishables and has developed extensive expertise in handling, marketing and distributing these products. The Company believes that these products are an important element in attracting and retaining consumers. This expertise has permitted the Company to derive 41% of 1993 PRO FORMA net sales from the sale of perishables. In addition, private label products and certain perishables (such as produce, frozen foods and bakery goods) generally produce higher margins than other food categories.

    EFFICIENT DISTRIBUTION NETWORK. Fleming has successfully integrated the operations of previously acquired food wholesalers, thereby developing an efficient distribution network, and has recorded 19 consecutive years of warehouse productivity increases. The Company aggressively pursues opportunities for the consolidation of distribution centers, seeking to eliminate duplicative operations and facilities and achieve greater efficiencies. In addition, the Company believes it is an industry leader in the development and application of advanced distribution technology.


    LONG-TERM SUPPLY CONTRACTS. The Company pursues various means of obtaining future business, including the formation of alliances with retailers. In particular, the Company has focused on retailers with demonstrated operating success, including operators of alternative formats such as warehouse stores and supercenters. The Company has long-term supply contracts with a number of its major customers. For example, in December 1993, the Company signed a six-year supply agreement with Kmart Corporation ("Kmart") to serve its new Super Kmart Centers in areas where the Company has distribution facilities.


    MANAGEMENT  TEAM.   The  Company is  led by  an experienced  management team
    comprised of individuals who combine many years in the food marketing and distribution industry. See "Management."

BUSINESS STRATEGY


    The Company's strategy is to maintain and strengthen its position in food marketing and distribution by: (i) consolidating distribution centers into larger, more efficient centers and eliminating functions that do not add economic value; (ii) maximizing the Company's substantial purchasing power;
(iii) building and maintaining long-term alliances with successful retailers, including both traditional and alternative format operators; (iv) remaining at the forefront of technology-driven distribution systems; (v) continuing to capitalize on the Company's expertise in handling private label products and perishables; and (vi) focusing on the profitability of Company-owned stores on a stand-alone basis and increasing net sales of such stores through internal growth and, in the long term, selective acquisitions.



    The Company has begun implementing a number of the steps outlined above, beginning with an announced plan to consolidate facilities, reorganize management and reengineer operations. See "Investment Considerations -- Response to a Changing Industry," "Management's Discussion and Analysis -- The Consolidation, Reorganization and Reengineering Plan" and "Business -- Business Strategy" and "-- The Consolidation, Reorganization and Reengineering Plan."


                                THE ACQUISITION


    In July 1994, pursuant to a stock purchase agreement between Fleming and Franz Haniel & Cie. GmbH, Fleming acquired all of the outstanding stock of Haniel. Haniel, its sole direct subsidiary, Scrivner, Inc., and Scrivner, Inc.'s subsidiaries are collectively referred to herein as the "Scrivner Group." Fleming paid $388 million in cash and refinanced substantially all of the Scrivner Group's existing indebtedness (approximately $670 million in aggregate principal amount and premium). In connection with the Acquisition, Fleming refinanced approximately $340 million in aggregate principal amount of its own indebtedness.



    The Acquisition of the Scrivner Group significantly enhanced the Company's position as a leader in the food marketing and distribution industry. As a result of its dramatically increased size, in terms of both retail stores served and Company-owned stores, the Company believes it has gained substantial purchasing power. Fleming acquired 179 Scrivner Group-owned stores as a result of the Acquisition. The Company benefits from the Scrivner Group's product mix which, like Fleming's, is favorably weighted toward perishables and private label products. In addition, the Acquisition has resulted in a broader, more geographically diverse customer base with a larger Company-owned retail network. The Company believes it will be able to utilize the best features of both Fleming's and Scrivner's investments in technology, a crucial element for the long-term success of a food marketing and distribution company. The Company expects to realize substantial savings through facilities consolidation and reductions in corporate overhead.

    To finance the Acquisition and to provide future working capital, the Company entered into a $2.2 billion credit facility (the "Credit Agreement") with a group of banks led by Morgan Guaranty Trust Company of New York ("Morgan Guaranty"). To secure its obligations under the Credit Agreement, the Company pledged the capital stock of substantially all of its subsidiaries and substantially all of the inventory and accounts receivable of the Company and its subsidiaries. A portion of the collateral was also pledged for the equal and ratable benefit of the holders of debt issued under two prior indentures (the "Prior Indentures"). See "Certain Other Obligations." The collateral will be released upon the earlier to occur of the repayment of the borrowings under the Credit Agreement and the cancellation of the commitments thereunder or the date on which the Company's senior unsecured debt receives investment grade ratings from both Standard & Poor's Ratings Group and Moody's Investors Service, Inc. See "The Credit Agreement."

                                  THE OFFERING


NOTES OFFERED
  Fixed Rate Notes................  $350,000,000 aggregate principal amount of     %  Senior
                                    Notes due 2001; and
  Floating Rate Notes.............  $150,000,000 aggregate principal amount of Floating Rate
                                    Senior Notes due 2001.
FIXED RATE NOTES
  Maturity Date...................              , 2001.
  Interest Payment Dates..........        and        of  each year, commencing             ,
                                    1995.
  Optional Redemption.............  The  Company  may  redeem  up  to  20%  of  the  initial aggregate  principal amount  of the Fixed  Rate Notes at
                                    any time on or prior to              , 1997, within  180
                                    days  of a Public Equity  Offering with the net proceeds
                                    of such offering, at a redemption price equal to    % of
                                    the principal amount thereof, together with accrued  and
                                    unpaid  interest,  if any,  to  the date  of redemption;
                                    PROVIDED  that,  after  having  given  effect  to   such
                                    redemption,  at least  $200 million  aggregate principal
                                    amount of the Fixed  Rate Notes remains outstanding.  In
                                    addition,  the Company may redeem  the Fixed Rate Notes,
                                    in  whole  or  in  part,   at  any  time  on  or   after
                                               ,  1999, at  the redemption  prices set forth
                                    herein, together with  accrued and  unpaid interest,  if
                                    any,  to the date of redemption. See "Description of the
                                    Notes --  Terms  Specific to  the  Fixed Rate  Notes  --
                                    OPTIONAL REDEMPTION."
FLOATING RATE NOTES
  Maturity Date...................              , 2001.
  Interest Rate...................  % per annum from            , 1994 through and including
                                               ,  1995 and  thereafter at a  rate per annum,
                                    determined quarterly,  equal  to  the  Applicable  LIBOR
                                    Rate. See "Description of the Notes -- Terms Specific to
                                    the  Floating  Rate  Notes  --  MATURITY,  INTEREST  AND
                                    PRINCIPAL."
  Interest Payment Dates..........              ,                   ,                    and
                                    of each year, commencing             , 1995.
  Optional Redemption.............  The Company may redeem the Floating Rate Notes, in whole or  in part,  on any Interest  Payment Date  on or after
                                               , 1995 through and  including               ,
                                    1999,  at  a redemption  price  equal to  100.5%  of the
                                    principal amount thereof, and after            , 1999 at
                                    a redemption price equal to 100% of the principal amount
                                    thereof,  in  each  case   together  with  accrued   and

                                    unpaid  interest, if any, to the date of redemption. See
                                    "Description of  the  Notes  -- Terms  Specific  to  the
                                    Floating Rate Notes -- OPTIONAL REDEMPTION."
TERMS COMMON TO FIXED RATE NOTES
 AND FLOATING RATE NOTES
  Change of Control...............  Upon  the occurrence  of a Change  of Control Triggering
                                    Event (as defined  in the indentures  pursuant to  which
                                    the Notes will be issued; the "Senior Note Indentures"),
                                    and   after   satisfaction   by  the   Company   of  the
                                    requirements described below, each  holder of the  Notes
                                    will  have the right to  require the Company to purchase
                                    all of such holder's Notes at  a price equal to 101%  of
                                    the  principal amount thereof, together with accrued and
                                    unpaid interest, if any, to the date of purchase.  Prior
                                    to  mailing the notice of a Change of Control Triggering
                                    Event  to  holders  of   the  Notes,  the  Senior   Note
                                    Indentures  require  the Company  to retire  all amounts
                                    outstanding under the Credit Agreement, or to obtain any
                                    necessary consent thereunder.  Failure to  do so  within
                                    the time limits prescribed by the Senior Note Indentures
                                    would  constitute  a default  by  the Company  under the
                                    Senior Note Indentures and would entitle the holders  to
                                    accelerate  the obligations  due under  the Notes.  If a
                                    Change of Control Triggering Event occurs, there can  be
                                    no  assurance that the Company will have available funds
                                    sufficient to  redeem  the  Notes. Each  of  the  Credit
                                    Agreement  and the Prior Indentures requires the Company
                                    to repay  the Indebtedness  under the  Credit  Agreement
                                    ($1.55  billion as of November 1, 1994) and purchase the
                                    outstanding  Indebtedness  under  the  Prior  Indentures
                                    ($196  million as of November 1, 1994), respectively, in
                                    the event of  a change  of control. If  purchase of  the
                                    Notes,  repayment of  the Indebtedness  under the Credit
                                    Agreement and purchase  of the outstanding  Indebtedness
                                    under  the Prior  Indentures were  all triggered  at the
                                    same time,  it is  possible that  the Company  would  be
                                    unable  to satisfy these obligations.  One of the events
                                    which constitutes a Change  of Control Triggering  Event
                                    under  the Senior Note Indentures  is the disposition of
                                    "all or substantially all" of the Company's assets. This
                                    term has  not been  interpreted under  New York  law  to
                                    represent   a   specific   quantitative   test.   As   a
                                    consequence, in the event holders of the Notes elect  to
                                    require  the  Company  to  purchase  the  Notes  and the
                                    Company elects to contest such election, there can be no
                                    assurance as to  how a court  interpreting New York  law
                                    would  interpret  the  phrase. See  "Description  of the
                                    Notes -- Certain Covenants --  PURCHASE OF NOTES UPON  A
                                    CHANGE OF CONTROL TRIGGERING EVENT."
  Ranking.........................  The  Notes  are  unsecured  senior  obligations  of  the
                                    Company,  and  will  rank  PARI  PASSU  with  all  other
                                    existing  and future Senior  Indebtedness of the Company
                                    and  senior   in  right   of  payment   to  any   future
                                    Indebtedness   of   the   Company   that   is  expressly
                                    subordinated to Senior Indebtedness of the Company.  The
                                    Notes  are  effectively subordinated  to  secured Senior
                                    Indebtedness of the Company  with respect to the  assets
                                    securing such indebtedness, including Indebtedness under
                                    the  Credit Agreement,  which is secured  by the capital
                                    stock of substantially

                                    all of the Company's subsidiaries and substantially  all
                                    of  the inventory and accounts receivable of the Company
                                    and its subsidiaries, and  Indebtedness under the  Prior
                                    Indentures  which  is  secured  by  a  portion  of  such
                                    collateral. See "The Credit Agreement," "Description  of
                                    the  Notes -- Ranking"  and "Certain Other Obligations."
                                    As of October 1, 1994, after giving PRO FORMA effect  to
                                    the  Offering and the use  of proceeds therefrom, Senior
                                    Indebtedness of the Company (including obligations under
                                    capitalized leases) would have been approximately  $2.07
                                    billion,  of which $1.57 billion would have been secured
                                    Senior Indebtedness. As of October 1, 1994, after giving
                                    PRO FORMA effect to the Offering and the use of proceeds
                                    therefrom, the  total  amount  of  indebtedness  of  the
                                    Company  and  its  subsidiaries  (including  obligations
                                    under capitalized leases)  ranking PARI  PASSU with  the
                                    Notes would have been approximately $2.07 billion.
  Guarantees......................  The  payment  of  principal  of,  premium,  if  any, and interest on the Notes  is unconditionally guaranteed  on
                                    an  unsecured  senior basis  (the "Note  Guarantees") by
                                    substantially all  of  the Company's  subsidiaries  (the
                                    "Subsidiary Guarantors"). Each Note Guarantee ranks PARI
                                    PASSU   with  all  other   existing  and  future  Senior
                                    Indebtedness of  the Subsidiary  Guarantor issuing  such
                                    Note  Guarantee and  senior in  right of  payment to any
                                    future Indebtedness of such Subsidiary Guarantor that is
                                    expressly subordinated  to Senior  Indebtedness of  such
                                    Subsidiary  Guarantor. However, the  Note Guarantees are
                                    effectively subordinated to secured Senior  Indebtedness
                                    of  the Note  Guarantors under the  Prior Indentures and
                                    the Credit  Agreement,  the obligations  under  each  of
                                    which  are also  guaranteed by substantially  all of the
                                    Subsidiary Guarantors. See "Description of the Notes  --
                                    Ranking"  and "--  Guarantees." As  of October  1, 1994,
                                    after giving PRO  FORMA effect to  the Offering and  the
                                    use  of proceeds  therefrom, Senior  Indebtedness of the
                                    Subsidiary Guarantors (including guarantees with respect
                                    to the  Notes and  the  Credit Agreement  and  excluding
                                    obligations  under capitalized  leases) would  have been
                                    approximately $1.51  billion,  of  which  $1.00  billion
                                    would  have  been  secured  Senior  Indebtedness.  As of
                                    October 1, 1994,  after giving PRO  FORMA effect to  the
                                    Offering  and the  use of proceeds  therefrom, the total
                                    amount  of  indebtedness  (excluding  obligations  under
                                    capitalized leases) of the Subsidiary Guarantors ranking
                                    PARI  PASSU with the Notes would have been approximately
                                    $1.51 billion.
  Covenants.......................  The Senior  Note Indentures  contain certain  covenants,
                                    including,   without   limitation:  (i)   limitation  on
                                    restricted payments;  (ii)  limitation on  liens;  (iii)
                                    requirements   for   additional  guarantees;   and  (iv)
                                    restrictions on  consolidations,  mergers  and  sale  of
                                    substantially  all assets. In addition, the Company will
                                    be prohibited  from  incurring  additional  Indebtedness
                                    (other than Permitted Indebtedness and without regard to
                                    ranking) if after such incurrence the Consolidated Fixed
                                    Charge Coverage Ratio for the immediately preceding four
                                    fiscal quarters, calculated on a

                                    PRO  FORMA basis, does not meet or exceed 1.75 to 1. See
                                    "Description of the Notes -- Certain Covenants" and  "--
                                    Consolidation, Merger, Sale of Assets."
  Use of Proceeds.................  The  net proceeds  of the Offering  will be  used by the
                                    Company to reduce a portion of the indebtedness incurred
                                    under  the  Credit  Agreement  in  connection  with  the
                                    Acquisition. See "Use of Proceeds."
  Absence of Public Market........  There is no public trading market for the Notes, and the
                                    Company  does  not intend  to apply  for listing  of the
                                    Notes on  any securities  exchange or  quotation of  the
                                    Notes  on any inter-dealer quotation system. The Company
                                    has been advised by the Underwriters that, following the
                                    completion of  the initial  offering of  the Notes,  the
                                    Underwriters  presently intend  to make a  market in the
                                    Notes although the Underwriters are under no  obligation
                                    to  do so and  may discontinue any  market making at any
                                    time without notice.  No assurances can  be given as  to
                                    the  liquidity of the  trading markets for  the Notes or
                                    that active trading markets for the Notes will  develop.
                                    If  active public trading  markets for the  Notes do not
                                    develop, the market  prices and liquidity  of the  Notes
                                    may be adversely affected.


                           INVESTMENT CONSIDERATIONS

    For   a  discussion  of  certain  factors  which  should  be  considered  by prospective investors in evaluating an investment in the Notes, see "Investment Considerations."

                         SUMMARY FINANCIAL INFORMATION
    Set forth below and on the following pages is summary PRO FORMA financial information for the Company and summary historical financial information for Fleming and the Scrivner Group. Fleming's consolidated financial statements are prepared on the basis of a 52 or 53 week year, ending on the last Saturday in December. Fleming's first fiscal quarter contains 16 weeks and each subsequent quarter contains 12 weeks; the additional week in each 53 week year is added to the fourth fiscal quarter. The Scrivner Group's financial information is derived from Haniel's consolidated financial statements which are prepared on a calendar year basis.

THE COMPANY -- PRO FORMA

    The unaudited PRO FORMA financial information for the Company set forth below has been derived from the unaudited PRO FORMA financial information included elsewhere in this Prospectus and gives effect to the Acquisition and the financing thereof and the Offering and the use of proceeds therefrom, as if they had occurred at the beginning of the periods presented. The unaudited PRO FORMA financial information does not necessarily represent what the Company's results of operations would have been if the Acquisition and the financing thereof and the Offering and the use of proceeds therefrom had actually been completed on the dates indicated, and are not intended to project the Company's results of operations for any future period. The following summary PRO FORMA financial information should be read in conjunction with the consolidated financial statements of Fleming and Haniel and related notes thereto and the unaudited PRO FORMA financial information for the Company included elsewhere in this Prospectus.



                                                                PRO FORMA
                                              PRO FORMA       40 WEEKS ENDED
                                             YEAR ENDED         OCTOBER 1,
                                          DECEMBER 25, 1993        1994
                                          -----------------   --------------
                                                (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA(A):
Net sales...............................      $ 19,109           $ 14,281
Cost of sales(b)........................        17,497             13,058
Selling and administrative expense(b)...         1,314              1,048
Facilities consolidation and
 restructuring charge...................           108                 --
                                               -------            -------
Income from operations..................           190                175
Interest expense........................           193                141
Interest income(c)......................            69                 51
Losses from equity investments..........            12                 11
                                               -------            -------
Earnings before taxes...................            54                 74
Taxes on income.........................            28                 37
                                               -------            -------
Earnings before extraordinary item(d)...      $     26           $     37
                                               -------            -------
                                               -------            -------
OTHER DATA:
EBITDA(e)...............................      $    528(f)        $    367
Depreciation and amortization...........           174                141
Capital expenditures....................           108                107
Total debt, including capitalized
 leases(g)..............................            --              2,074
Ratio of EBITDA to interest expense.....          2.74x              2.60x
Ratio of earnings to fixed charges(h)...          1.23x              1.43x

- ------------------------------
(a) No adjustments have been made to reflect any potential cost savings that the Company may realize from the Company's plan to consolidate additional facilities, reorganize management and reengineer operations or which may result from the Acquisition. See "Management's Discussion and Analysis" and "Business -- Business Strategy" and "-- The Consolidation, Reorganization and Reengineering Plan."
(b) PRO FORMA statement of operations data for cost of sales and selling and administrative expense are affected by classification differences between Fleming's and Haniel's consolidated financial statements. Certain costs and expenses included in determining cost of sales for Fleming are classified as selling, operating and administrative expenses in Haniel's consolidated financial statements. Subsequent to the Acquisition, account classification will be conformed to that used by Fleming.
(c) Consists primarily of interest earned on notes receivable from customers. Also includes income generated from direct financing leases of retail stores and related equipment.
(d) In 1993, the Company realized an extraordinary after-tax loss of $2.3 million related to the early retirement of indebtedness.
(e) EBITDA represents earnings before extraordinary item before taking into consideration interest expense, income taxes, depreciation and amortization, equity investment results and facilities consolidation and restructuring charge. EBITDA should not be considered as an alternative measure of the Company's net income, operating performance, cash flow or liquidity. It is included herein to provide additional information related to the Company's ability to service debt. The Senior Note Indentures contain covenants limiting the incurrence of Indebtedness (other than Permitted Indebtedness) and the making of certain Restricted Payments (as defined) unless a minimum required consolidated fixed charge coverage ratio, calculated on a PRO FORMA basis, is met. This ratio, which approximates EBITDA divided by consolidated interest expense, is 1.75 to 1. For illustrative purposes, based on PRO FORMA consolidated interest expense of $193 million for the year ended December 25, 1993, the minimum EBITDA required for the Company to incur additional Indebtedness (other than Permitted Indebtedness), to pay dividends or to make certain other Restricted Payments, was $338 million.
(f) PRO FORMA 1993 EBITDA has been reduced by $13 million to reflect certain non-recurring items recorded in Fleming's selling and administrative expense.
(g) Total debt, including capitalized leases, is calculated as if the Offering and the use of proceeds therefrom had occurred on October 1, 1994. See "Capitalization."
(h) For purposes of computing this ratio, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of interest expense, including amortization of deferred debt issuance costs, and one-third of rental expense (the portion considered representative of the interest factor).

FLEMING -- HISTORICAL

    The following table sets forth certain historical financial information for Fleming as of and for the periods indicated. The historical balance sheet and statement of operations data as of and for the years ended the last Saturday in December 1989 through 1993 have been derived from audited consolidated financial statements of Fleming. The historical balance sheet and income statement data as of and for the three quarters (40 weeks) ended October 2, 1993 and October 1, 1994 have been derived from the unaudited consolidated condensed financial statements of Fleming. The table should be read in conjunction with "Selected Financial Information," "Management's Discussion and Analysis" and Fleming's consolidated financial statements and related notes thereto included elsewhere in this Prospectus.



                                                                                                         40 WEEKS ENDED
                                                                                                      ---------------------
                                              YEAR ENDED LAST SATURDAY IN DECEMBER,                                 OCTOBER
                                ------------------------------------------------------------------    OCTOBER 2,      1,
                                   1989          1990          1991          1992          1993          1993       1994(A)
                                ----------    ----------    ----------    ----------    ----------    ----------    -------
                                                                   (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales.....................  $   11,992    $   11,884    $   12,851    $   12,894    $   13,092    $ 9,946       $11,057
Gross margin..................         690           683           748           727           765        588          762
Selling and administrative
 expense......................         508           473           537           495           558        417          635
Facilities consolidation and
 restructuring charge(b)......          --            --            67            --           108          7           --
Income from operations........         182           210           144           232            99        164          127
Interest expense..............          96            94            93            81            78         59           76
Interest income(c)............          57            55            61            59            63         48           47
Earnings before taxes.........         139           165           104           195            72        147           87
Earnings before extraordinary
 items and accounting
 change(d)....................          80            97            64           119            37         85           46
BALANCE SHEET DATA (AT END OF
 PERIOD):
Working capital...............  $      363    $      377    $      424    $      528    $      442    $   409       $  454
Total assets..................       2,689         2,768         2,958         3,118         3,103      3,141        4,624
Total debt, including
 capitalized leases...........       1,009         1,012           989         1,086         1,078      1,055        2,064
Shareholders' equity..........         742           814           949         1,060         1,060      1,119        1,079
OTHER DATA:
EBITDA(e)(f)..................  $      303    $      342    $      378    $      380    $      358    $   283       $  276
Depreciation and
 amortization.................          78            83            91            94           101         77          102
Capital expenditures..........         105            51            65            62            53         32           82
Ratio of EBITDA to interest
 expense......................        3.16x         3.64x         4.06x         4.69x         4.59x      4.80x        3.63x
Ratio of earnings to fixed
 charges(g)...................        2.14x         2.40x         1.89x         2.85x         1.71x      2.90x        1.90x

- ------------------------------
(a)  Includes the Scrivner Group since the Acquisition.
(b) See further discussion contained in "Management's Discussion and Analysis -- The Consolidation, Reorganization and Reengineering Plan."
(c) Consists primarily of interest earned on notes receivable from customers. Also includes income generated from direct financing leases of retail stores and related equipment.
(d) In 1992 and 1993, the Company recorded extraordinary after-tax losses of $5.9 million and $2.3 million, respectively, related to the early retirement of indebtedness. In 1991, the Company recognized a $9.3 million charge to net earnings in connection with the adoption of SFAS No. 106 -- Employers' Accounting for Postretirement Benefits Other Than Pensions.
(e) EBITDA represents earnings before extraordinary items and accounting change before taking into consideration interest expense, income taxes, depreciation and amortization, equity investment results and facilities consolidation and restructuring charge. EBITDA should not be considered as an alternative measure of the Company's net income, operating performance, cash flow or liquidity. It is included herein to provide additional information related to the Company's ability to service debt. The Senior
     Note Indentures contain covenants limiting the incurrence of Indebtedness (other than Permitted Indebtedness) and the making of certain Restricted Payments unless a minimum required consolidated fixed charge coverage ratio, calculated on a PRO FORMA basis, is met. This ratio, which approximates EBITDA divided by consolidated interest expense, is 1.75 to 1. For illustrative purposes, based on PRO FORMA consolidated interest expense of $193 million for the year ended December 25, 1993, the minimum EBITDA required for the Company to incur additional Indebtedness (other than Permitted Indebtedness), to pay dividends or to make certain other Restricted Payments, was $338 million.
(f) In 1989 and 1990, EBITDA has been reduced to reflect non-recurring pre-tax gains of approximately $14 million and $6 million, respectively, that resulted from selling minority equity positions in a former subsidiary. In 1991, EBITDA has been increased by $15 million to reflect non-recurring pre-tax charges related to litigation settlements and the write-down of a non-operating asset. In 1992, EBITDA has been reduced to reflect a $5 million non-recurring pre-tax gain related to a litigation settlement. For each of the year ended December 1993 and the 40 weeks ended October 2, 1993, EBITDA has been reduced by $13 million to reflect the net effect of certain non-recurring items. All such non-recurring items were recorded in selling and administrative expense for the relevant period.
(g) For purposes of computing this ratio, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of interest expense, including amortization of deferred debt issuance costs, and one-third of rental expense (the portion considered representative of the interest factor).

THE SCRIVNER GROUP -- HISTORICAL


    The following table sets forth certain historical financial information for the Scrivner Group as of and for the periods indicated. The historical balance sheet and statement of operations data as of and for the years ended December 31, 1989 through 1993 have been derived from the audited consolidated financial statements of Haniel. The historical balance sheet and statement of operations data as of and for the six months ended June 30, 1993 and 1994 have been derived from the unaudited consolidated financial statements of Haniel. The table should be read in conjunction with "Selected Financial Information", "Management's Discussion and Analysis -- Analysis of the Scrivner Group's Historical Results of Operations" and the Haniel consolidated financial statements and related notes thereto included elsewhere in this Prospectus.



                                                                                                                  SIX MONTHS
                                                                                                                    ENDED
                                                                               YEAR ENDED DECEMBER 31,             JUNE 30,
                                                                        --------------------------------------  --------------
                                                                         1989    1990    1991    1992    1993    1993    1994
                                                                        ------  ------  ------  ------  ------  ------  ------
                                                                                        (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales.............................................................  $3,765  $5,602  $5,606  $5,685  $6,017  $3,238  $3,224
Gross margin(a).......................................................     458     748     771     792     849     454     462
Selling, operating and administrative expense(a)......................     401     646     661     687     752     401     411
Income from operations................................................      57     102     110     105      97      53      51
Interest expense......................................................      36      82      72      62      56      31      28
Interest income(b)....................................................       4       7       6       6       6       3       4
Earnings before taxes.................................................      25      27      44      49      47      25      27
Net earnings..........................................................      13      14      22      25      25      13      13
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital.......................................................  $  194  $  171  $  118  $  234  $  208  $  264  $  198
Total assets..........................................................   1,347   1,392   1,375   1,387   1,372   1,408   1,317
Total debt, including capitalized leases..............................     751     759     651     721     662     743     620
Shareholder's equity..................................................     175     189     211     242     267     254     280
OTHER DATA:
EBITDA(c).............................................................  $   96  $  166  $  175  $  170  $  168  $   91  $   90
Depreciation and amortization.........................................      35      57      59      59      65      35      35
Capital expenditures..................................................      50      62      49      42      55      31      25
Ratio of EBITDA to interest expense...................................    2.67x   2.02x   2.43x   2.74x   3.00x   2.94x   3.21x
Ratio of earnings to fixed charges(d).................................    1.64x   1.30x   1.54x   1.64x   1.65x   1.64x   1.73x

- ------------------------------
(a) Certain costs and expenses that Fleming includes in determining its gross margin are classified as selling, operating and administrative expenses in Haniel's consolidated financial statements.

(b) Consists primarily of interest earned on notes receivable from customers. Also includes income generated from direct financing leases of retail stores and related equipment.

(c) EBITDA represents earnings before taking into consideration interest expense, income taxes, and depreciation and amortization. EBITDA should not be considered as an alternative measure of the Scrivner Group's net income, operating performance, cash flow or liquidity. It is included herein to provide additional information related to the Scrivner Group's ability to service debt.

(d) For purposes of computing this ratio, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of interest expense, including amortization of deferred debt issuance costs, and one-third of rental expense (the portion considered representative of the interest factor).

                           INVESTMENT CONSIDERATIONS

    In   addition  to  the  other  information  contained  in  this  Prospectus, prospective investors should consider carefully the following factors before purchasing the Notes offered hereby.

LEVERAGE AND DEBT SERVICE


    The Company incurred substantial indebtedness in connection with the financing of the Acquisition and is subject to substantial repayment obligations. As of October 1, 1994, the Company had total indebtedness (including capitalized lease obligations) of approximately $2.06 billion and shareholders' equity of approximately $1.08 billion (on a PRO FORMA basis after giving effect to the Offering and the use of proceeds therefrom, $2.07 billion and $1.08 billion, respectively). Although the Company is subject to restrictive covenants under the Senior Note Indentures and the Credit Agreements (see "-- Restrictive Covenants"), there remains significant borrowing capacity under such agreements. Although the Company has no present plans to pursue acquisitions, it may borrow additional amounts to do so in the future, resulting in increased leverage. See "Use of Proceeds" and "Capitalization."



    The degree to which the Company is leveraged could have important consequences to the holders of the Notes, including: (i) the Company's ability to obtain additional financing for working capital or other purposes in the future may be limited; (ii) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of the principal of and interest on its indebtedness, thereby reducing funds available for operations;
(iii) certain of the Company's borrowings, including the Floating Rate Notes and all borrowings under the Credit Agreement, will be at variable rates of interest (subject to the requirement that the Company enter into interest rate protection agreements for a substantial portion of its borrowings under the Credit Agreement; see "The Credit Agreement") which could cause the Company to be vulnerable to increases in interest rates; (iv) the Company may be more vulnerable to economic downturns and be limited in its ability to withstand competitive pressures; and (v) all of the indebtedness incurred in connection with the Credit Agreement will become due prior to the maturity of the Notes (except for the first $1 million due in connection with the sinking fund established for the benefit of the Floating Rate Notes). The Company's ability to make scheduled payments of the principal of, premium, if any, or interest on, or to refinance, its indebtedness will depend on its future operating performance and cash flow, which are subject to prevailing economic conditions, prevailing interest rate levels, and financial, competitive, business and other factors, many of which are beyond its control. See "Management's Discussion and Analysis" and "Description of the Notes -- Certain Covenants -- PURCHASE OF NOTES UPON A CHANGE OF CONTROL TRIGGERING EVENT."


    Although the Company conducts substantial operations at the parent company level, the majority of operations are conducted by the Company's subsidiaries. In order to access funds generated by subsidiary operations, the Company must either cause such subsidiaries to declare dividends or otherwise must borrow the funds pursuant to intercompany credit transactions. There are currently no agreements which restrict any of the subsidiaries' ability to declare dividends or lend funds to the Company, and the Credit Agreement prohibits such agreements. The Company believes that, based upon current levels of operations, it should be able to meet its debt service obligations, including principal and interest payments on the Notes, when due. If the Company cannot generate sufficient cash flow from operations to meet its obligations, the Company might be required to refinance its indebtedness. There can be no assurance that a refinancing could be effected on satisfactory terms or would be permitted by the terms of the Credit Agreement, the Prior Indentures or the Senior Note Indentures.

RESTRICTIVE COVENANTS


    The Credit Agreement and the Senior Note Indentures contain numerous restrictive covenants which limit the discretion of the Company's management with respect to certain business matters. These covenants place significant restrictions on, among other things, the ability of the Company and the Subsidiary Guarantors to incur additional indebtedness, to create liens or other encumbrances, to make certain payments, investments, loans and guarantees and to sell or otherwise dispose of a substantial portion of assets to, or merge or consolidate with, another entity which is not controlled by the Company. See "The Credit Agreement" and "Description of the Notes -- Certain Covenants" and "-- Consolidation, Merger, Sale of Assets." The Credit Agreement also contains a number of financial covenants which require the Company to meet certain financial ratios and tests. See "Management's Discussion and Analysis -- Liquidity and Capital Resources" and "The Credit Agreement." A failure to comply with the obligations contained in the Credit Agreement or the Senior Note Indentures, if not cured or waived, could permit acceleration of the related indebtedness and acceleration of indebtedness under other instruments which contain cross-acceleration or cross-default provisions. If the Company were obligated to repay all of its senior debt at one time, there is no assurance that the Company would have sufficient cash to do so or that the Company could successfully refinance such indebtedness. Other indebtedness of the Company and its subsidiaries that may be incurred in the future may contain financial or other covenants more restrictive than those applicable to the Credit Agreement and the Notes.


ASSET ENCUMBRANCES


    The Notes will not be secured by any of the Company's assets or any of the Subsidiary Guarantor's assets. The obligations of the Company under the Credit Agreement are secured by the capital stock of substantially all of the Company's subsidiaries and substantially all of the inventory and accounts receivable of the Company and its subsidiaries. The obligations of the Company under the Prior Indentures are secured by the capital stock and the inter-company indebtedness (including inter-company accounts receivable) of substantially all of the Company's subsidiaries. If the Company becomes insolvent or is liquidated, or if payment under the Credit Agreement or other secured indebtedness is accelerated, the lenders under the Credit Agreement, the Prior Indentures and any other instruments defining the rights of lenders of secured indebtedness would be entitled to exercise the remedies available to a secured lender under applicable law so long as such security remains in place. Accordingly, such lenders may have a prior claim on a substantial portion of the assets of the Company and its subsidiaries.


ABILITY TO INTEGRATE THE SCRIVNER GROUP; PROFITABILITY OF COMPANY-OWNED STORES


    The Acquisition represents a dramatic increase in the size and complexity of the Company. Future operations and earnings will be largely dependent upon the Company's ability to integrate the Scrivner Group effectively. The Company must identify and close duplicative facilities, while retaining and transferring related business, and must reduce combined administrative costs and expenses. There can be no assurance that the Company will successfully integrate the Scrivner Group, and a failure to do so could have a material adverse effect on the Company's results of operations and financial condition. Additionally, integration of the Scrivner Group and servicing the indebtedness incurred in connection with the Acquisition may limit the Company's ability to successfully pursue acquisition opportunities for the foreseeable future.



    In addition, certain stores acquired in the Acquisition, as well as certain other Company-owned stores, are not profitable on a stand-alone basis. The Company has developed a specific retail strategy to improve the profitability of its retail operations. Failure to implement this strategy successfully could lead to the continued underperformance of the combined retail operations. See "Management's Discussion and Analysis."


RESPONSE TO A CHANGING INDUSTRY


    The food marketing and distribution industry is undergoing accelerated change as producers, manufacturers, distributors and retailers seek to lower costs and increase services in an increasingly competitive environment of relatively static over-all demand. Alternative format food stores (such as warehouse stores and supercenters) have gained retail food market share at the expense of traditional supermarket operators, including independent grocers, many of whom are customers of the Company. Vendors, seeking to ensure that more of their promotional dollars are used by retailers to increase sales volume, increasingly direct promotional dollars to large self-distributing chains. The Company believes that these changes have led to reduced margins and lower profitability among many of its customers and at the Company itself. In response to these changes and to feedback from its customers, the Company has initiated a consolidation, reorganization and reengineering plan to redesign the way in which the Company markets, distributes and prices its products and services. The Company will seek to become the low-cost provider of its products by changing its pricing practices across most of its product line so as to pass through to its customers promotional fees and allowances received from vendors while fully recovering its expenses and realizing an adequate return. Additionally, the Company plans to unbundle certain services and provide only those services which its customers want and for which they are willing to pay. See "Business -- The Consolidation, Reorganization and Reengineering Plan." The Company believes that its ultimate success will depend on its ability to reduce costs significantly throughout its operations. Failure to achieve significant cost reductions could result in reduced margins and profitability. Failure to achieve sufficient customer receptiveness to the reengineering plan or delays in its implementation could result in diminished sales and margins while the Company seeks alternative solutions. Failure to develop a successful response to changing market conditions over the long-term could have a material adverse effect on the Company's business as well as the Company's results of operations and financial condition.



POTENTIAL CREDIT LOSSES FROM INVESTMENTS IN RETAILERS


    The Company provides subleases and extends loans to and makes investments in many of its retail customers, often in conjunction with the establishment of long-term supply agreements with such customers. Loans to customers are generally not investment grade and, along with equity investments in such customers, are highly illiquid. In recent years, the Company has experienced increasing losses associated with these activities. Credit loss expenses, including losses from receivables and investments in customers, increased to $49 million for the 40 weeks ended October 1, 1994 from $30 million for the comparable 1993 period and increased to $52 million for fiscal year 1993 from $28 million for fiscal year 1992. These increasing losses are due to the combined effects on customers' financial conditions of sluggish retail sales, intensified retail competition and lack of food price inflation. At October 1, 1994, the Company's total of loans to customers and equity investments in customers was $507 million. Such amount excludes investments in customers through direct financing leases, lease guarantees, operating leases, credit extensions for inventory purchases and the recourse portion of notes sold evidencing such loans. During fiscal year 1993, 1992 and 1991, Fleming sold, with limited recourse, $68 million, $45 million and $82 million, respectively, of notes evidencing loans to its customers. See "Management's Discussion and Analysis," "Business -- Capital Invested in Customers" and Fleming's consolidated financial statements and the notes thereto included elsewhere in this Prospectus. Although the Company has begun to de-emphasize credit extensions to and investments in customers, there can be no assurances that credit losses from existing or future investments or commitments will not have a material adverse effect on the Company's results of operations or financial condition.



COMPETITION


    The food marketing and distribution industry is highly competitive. The Company faces competition from national, regional and local food distributors on the basis of price, quality and assortment, schedules and reliability of deliveries and the range and quality of services provided. The Company also competes with retail supermarket chains that provide their own distribution function, purchasing directly from producers and distributing products to their supermarkets for sale to the consumer.



    In its retail operations, the Company competes with other food outlets on the basis of price, quality and assortment, store location and format, sales promotions, advertising, availability of parking, hours of operation and store appeal. Traditional mass merchandisers have gained a growing foothold with alternative store formats, such as warehouse stores and supercenters, which depend on concentrated buying power and low-cost distribution technology. Market share of stores with alternative formats is expected to continue to grow in the future. To meet the challenges of a rapidly changing and highly competitive retail environment, the Company must maintain operational flexibility and develop effective strategies across many market segments.



    In addition, food wholesalers have competed by their willingness to invest capital in their customers. The Company has determined to de-emphasize loans to and investments in its customers and to enter into such arrangements only with customers who have demonstrated their ability to be successful operators. The Company's new practice may cause it to lose business to competitors.



DEPENDENCE ON ECONOMIC CONDITIONS


    The slow pace of industry growth and lack of food price inflation have dampened the Company's sales growth in recent years. In addition, the Company's distribution centers and retail stores are subject to regional and local economic conditions. While the Company supplies products and services in 43 states, there can be no assurance that future regional or local economic downturns will not have a material adverse effect on the Company's results of operations and financial condition.


CERTAIN LITIGATION

    A subsidiary of the Company has been named in two related legal actions, each alleging, among other things, that certain former employees of subsidiaries of the Company participated in fraudulent activities by taking money for confirming "diverting" transactions (a practice involving arbitraging in food and other goods to profit from price differentials given by manufacturers to different retailers and wholesalers) which had not occurred. The allegations include, among other causes of action, common law fraud, breach of contract, negligence, conversion and civil theft, and violation of the federal Racketeer Influenced and Corrupt Organizations Act and comparable state statutes. Plaintiffs seek damages, treble damages, attorneys' fees, costs, expenses and other appropriate relief. While the amount of damages sought under most claims is not specified, plaintiffs allege that hundreds of millions of dollars were lost as a result of the allegations contained in the complaint. The Company denies the allegations of the complaint and will vigorously defend the actions. The litigation is in its preliminary stages, and the ultimate outcome cannot be determined. Furthermore, the Company is unable to predict a potential range of monetary exposure to the Company. Based on the recovery sought, an unfavorable judgment could have a material adverse effect on the Company. See "Business -- Certain Legal Proceedings."

LABOR RELATIONS


    Almost half of the Company's approximately 43,000 full and part-time associates are covered by collective bargaining agreements with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America, the United Food and Commercial Workers, the International Longshoremen's and Warehousemen's Union and the Retail Warehouse and Department Store Union. The Company has 95 such agreements, which expire at various times throughout the next five years. While the Company believes that relations with its associates are satisfactory, a prolonged labor dispute could have a material adverse effect on the Company's business as well as the Company's results of operations and financial condition.


FRAUDULENT CONVEYANCE CONSIDERATIONS

    Each Subsidiary Guarantor's guarantee of the obligations of the Company under the Notes may be subject to review under relevant federal and state fraudulent conveyance statutes (the "fraudulent conveyance statutes") in a bankruptcy, reorganization or rehabilitation case or similar proceeding or a lawsuit by or on behalf of unpaid creditors of such Subsidiary Guarantor. If a court were to find under relevant fraudulent conveyance statutes that, at the time the Notes were issued, (a) a Subsidiary Guarantor guaranteed the Notes with the intent of hindering, delaying or defrauding current or future creditors or
(b) (i) a Subsidiary Guarantor received less than reasonably equivalent value or fair consideration for guaranteeing the Notes and (ii) (A) was insolvent or was rendered insolvent by reason of such Note Guarantee, (B) was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital, (C) intended to incur, or believed that it would incur, obligations beyond its ability to pay as such obligations matured (as all of the foregoing terms are defined in or interpreted under such fraudulent conveyance statutes) or (D) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment, the judgment is unsatisfied), such court could avoid or subordinate such Note Guarantee to presently existing and future indebtedness of such Subsidiary Guarantor and take other action detrimental to the holders of the Notes, including, under certain circumstances, invalidating such Note Guarantee.

    The measure of insolvency for purposes of the foregoing considerations will vary depending upon the federal or state law that is being applied in any such proceeding. Generally, however, a Subsidiary Guarantor would be considered insolvent if, at the time it incurs the obligations constituting a Note Guarantee, either (i) the fair market value (or fair saleable value) of its assets is less than the amount required to pay the probable liability on its total existing indebtedness and liabilities (including contingent liabilities) as they become absolute and mature or (ii) it is incurring obligations beyond its ability to pay as such obligations mature or become due.

    The Boards of Directors and management of the Company and each Subsidiary Guarantor believe that at the time of issuance of the Notes and the Note Guarantees, each Subsidiary Guarantor (i) will be (a) neither insolvent nor rendered insolvent thereby, (b) in possession of sufficient capital to meet its obligations as the same mature or become due and to operate its business effectively and (c) incurring obligations within its ability to pay as the same mature or become due and (ii) will have sufficient assets to satisfy any probable money judgment against it in any pending action. There can be no assurance, however, that such beliefs will prove to be correct or that a court passing on such questions would reach the same conclusions.

ABSENCE OF A PUBLIC MARKET FOR THE NOTES

    There is no public trading market for the Notes, and the Company does not intend to apply for listing of the Notes on any securities exchange or quotation of the Notes on any inter-dealer quotation system. The Company has been advised by the Underwriters that, following the completion of the initial offering of the Notes, the Underwriters presently intend to make a market in the Notes, although the Underwriters are under no obligation to do so and may discontinue any market making at any time without notice. No assurances can be given as to the liquidity of the trading markets for the Notes or that active trading markets for the Notes will develop. If active public trading markets for the Notes do not develop, the market prices and liquidity of the Notes may be adversely affected.

                                  THE COMPANY

    The Company is a recognized leader in the food marketing and distribution industry and is the largest food wholesaler in the United States. Fleming's net sales grew from approximately $5 billion in 1983 to approximately $13 billion in 1993, largely as a result of acquisitions of wholesale food distributors and operations. After giving PRO FORMA effect to the acquisition of the Scrivner Group in July 1994 (the "Acquisition"), the Company's 1993 net sales were approximately $19 billion.


    The Company serves as the principal source of supply for approximately 10,000 retail food stores including approximately 3,700 supermarkets (retail food stores with annual sales of at least $2 million), which represented approximately 13% of all supermarkets in the United States at year-end 1993 and totaled approximately 97 million square feet in size. In addition to its wholesale operations, the Company has a significant presence in food retailing, owning and operating 345 retail food stores, including 283 supermarkets (which are included in the totals set forth above) with an aggregate of 9.5 million square feet. The Company-owned stores operate under a number of names and vary in format from super warehouse stores and conventional supermarkets to convenience stores. PRO FORMA 1993 net sales from retail operations were approximately $3 billion. The Company believes it is one of the 20 largest food retailers in the United States based on PRO FORMA net sales.


    Fleming was incorporated in Kansas in 1915 and was reincorporated as an Oklahoma corporation in 1981. The mailing address of the Company's principal executive office is P.O. Box 26647, Oklahoma City, Oklahoma 73126, and its telephone number is (405) 840-7200.

                                USE OF PROCEEDS


    The proceeds to the Company from the Offering are estimated to be approximately $489 million, net of the Underwriters' discount and certain fees and expenses relating to the Offering. The Company intends to apply the entire net proceeds of the Offering, together with borrowings under the Company's revolving credit facility of the Credit Agreement, to retire Tranche B of the Credit Agreement, a loan facility maturing in July 1996 under which indebtedness was incurred in connection with the Acquisition ("Tranche B"). As of November 1, 1994, borrowings of $500 million were outstanding under Tranche B at an interest rate of 6.0%. See "Management's Discussion and Analysis -- Liquidity and Capital Resources," "The Credit Agreement" and "Underwriting."

                                 CAPITALIZATION


    The following table sets forth the historical capitalization of the Company as of October 1, 1994 and as adjusted to give PRO FORMA effect to the Offering and the use of proceeds therefrom. See "Use of Proceeds" and Fleming's consolidated financial statements and the related notes thereto included elsewhere in this Prospectus.



                                                                                    AS OF OCTOBER 1, 1994
                                                                                  --------------------------
                                                                                                  PRO FORMA
                                                                                   THE COMPANY     FOR THE
                                                                                   HISTORICAL     OFFERING
                                                                                  -------------  -----------
                                                                                    (DOLLARS IN MILLIONS)
SHORT-TERM DEBT(A):                                                                 $     109     $  108(b)
                                                                                       ------    -----------
                                                                                       ------    -----------
LONG-TERM DEBT, EXCLUDING CURRENT MATURITIES:
  Bank debt(c)..................................................................    $   1,413     $  957(b)
  The Fixed Rate Notes(c).......................................................       --            350
  The Floating Rate Notes(c)....................................................       --            150
  Long-term obligations under capital leases....................................          353        353
  Other long-term debt..........................................................          188        156(b)
                                                                                       ------    -----------
    Total long-term debt(d).....................................................        1,954      1,966
                                                                                       ------    -----------
SHAREHOLDERS' EQUITY
  Common stock, $2.50 par value 100,000,000 shares authorized; 37,403,000 shares
   issued and outstanding.......................................................           93         93
  Capital in excess of par value................................................          493        493
  Reinvested earnings...........................................................          505        505
  Less guarantee of ESOP debt...................................................          (12)       (12)
                                                                                       ------    -----------
    Total shareholders' equity..................................................        1,079      1,079
                                                                                       ------    -----------
  Total capitalization..........................................................    $   3,033     $3,045
                                                                                       ------    -----------
                                                                                       ------    -----------

- ------------------------
(a) Consists of current maturities of long-term debt and current obligations under capital leases.
(b) On August 16, 1994, the Company made an offer to purchase up to $97.0 million aggregate principal amount of a series of Medium-Term Notes in accordance with the terms of the indenture under which they were issued. The offer expired on October 21, 1994, with $33 million of such Notes tendered. The Company financed the purchase by drawing additional amounts under the revolving credit facility of the Credit Agreement. See "Certain Other Obligations."
(c) The offerings of the Fixed Rate Notes and the Floating Rate Notes, respectively, are not conditioned upon each other. If either such offering is not completed, a portion of Tranche B of the Credit Agreement will remain outstanding.
(d) As of October 1, 1994, the Company also had $130 million of contingent obligations under undrawn letters of credit, primarily related to insurance reserves associated with its normal risk management activities.

                        PRO FORMA FINANCIAL INFORMATION


    The unaudited PRO FORMA financial information set forth below presents the PRO FORMA statement of operations of the Company for the 40 weeks ended October 1, 1994 as if the Acquisition and the financing thereof and the Offering and the use of proceeds therefrom had occurred on December 26, 1993 and the PRO FORMA statement of operations of the Company for the year ended December 25, 1993 as if the Acquisition and the financing thereof and the Offering and the use of proceeds therefrom had occurred on December 27, 1992.


    The unaudited PRO FORMA financial information has been prepared on the basis of assumptions described in the notes thereto and includes assumptions relating to the allocation of the consideration paid for the Scrivner Group to the assets and liabilities of the Scrivner Group based on preliminary estimates of their respective fair values. The actual allocation of such consideration may differ from that reflected in the PRO FORMA financial statements after valuation and other studies are completed. The Acquisition has been accounted for using the purchase method of accounting.


    The unaudited PRO FORMA financial information does not necessarily represent what the Company's results of operations would have been if the Acquisition and the financing thereof and the Offering and the use of proceeds therefrom had actually been completed as of the dates indicated, and are not intended to project the Company's results of operations for any future period. In addition, such information does not reflect any of the potential cost savings that the Company may realize from the Acquisition, including those from increased buying power, facilities consolidation and reduced corporate overhead. Nor does such information reflect potential cost savings from the Company's plan to consolidate additional facilities, reorganize management and reengineer operations. See "Management's Discussion and Analysis" and "Business -- Business Strategy" and "-- The Consolidation, Reorganization and Reengineering Plan."


    The unaudited PRO FORMA financial information should be read in conjunction with the consolidated financial statements of Fleming and Haniel and the related notes thereto included elsewhere in this Prospectus.

                       PRO FORMA STATEMENTS OF OPERATIONS
                                  (UNAUDITED)


                                                                                   INTERIM PERIOD ENDED 1994(A)
                                                                        --------------------------------------------------
                                                                                   THE SCRIVNER
                                                                        FLEMING       GROUP        ADJUSTMENTS   PRO FORMA
                                                                        -------   --------------   -----------   ---------
                                                                                      (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA(B):
Net sales.............................................................  $11,057       $3,224         $            $14,281
Cost of sales(c)......................................................   10,295        2,762            1(d)       13,058
Selling and administrative expense(c).................................      635          411            1(d)        1,048
                                                                                                        2(e)
                                                                                                       (1)(f)
                                                                        -------       ------          ---        ---------
Income from operations................................................      127           51           (3)            175
Interest expense......................................................       76           28           37(g)          141
Interest income(h)....................................................       47            4                           51
Losses from equity investments........................................       11           --                           11
                                                                        -------       ------          ---        ---------
Earnings before taxes.................................................       87           27          (40)             74
Taxes on income.......................................................       41           14          (18)(i)          37
                                                                        -------       ------          ---        ---------
Net earnings..........................................................  $    46       $   13         $(22)        $    37
                                                                        -------       ------          ---        ---------
                                                                        -------       ------          ---        ---------
OTHER DATA:
EBITDA(j).............................................................  $   276       $   90                      $   367
Depreciation and amortization.........................................      102           35                          141
Capital expenditures..................................................       82           25                          107
Ratio of EBITDA to interest expense...................................     3.63x        3.21x                        2.60x
Ratio of earnings to fixed charges(k).................................     1.90x        1.73x                        1.43x



                                                                                         FISCAL YEAR ENDED 1993(A)
                                                                             -------------------------------------------------
                                                                                       THE SCRIVNER
                                                                             FLEMING      GROUP        ADJUSTMENTS   PRO FORMA
                                                                             -------  --------------   -----------   ---------
                                                                                           (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA(B):
Net sales..................................................................  $13,092      $6,017         $            $19,109
Cost of sales(c)...........................................................   12,327       5,168            2(d)       17,497
Selling and administrative expense(c)......................................      558         752            2(d)        1,314
                                                                                                            4(e)
                                                                                                           (2)(f)
Facilities consolidation and restructuring charge..........................      108          --                          108
                                                                             -------      ------          ---        ---------
Income from operations.....................................................       99          97           (6)            190
Interest expense...........................................................       78          56           59(g)          193
Interest income(h).........................................................       63           6                           69
Losses from equity investments.............................................       12          --                           12
                                                                             -------      ------          ---        ---------
Earnings before taxes......................................................       72          47          (65)             54
Taxes on income............................................................       35          22          (29)(i)          28
                                                                             -------      ------          ---        ---------
Earnings before extraordinary item(l)......................................  $    37      $   25         $(36)        $    26
                                                                             -------      ------          ---        ---------
                                                                             -------      ------          ---        ---------
OTHER DATA:
EBITDA(j)..................................................................  $   358(m)     $  168                    $   528(m)
Depreciation and amortization..............................................      101          65                          174
Capital expenditures.......................................................       53          55                          108
Ratio of EBITDA to interest expense........................................     4.59x       3.00x                        2.74x
Ratio of earnings to fixed charges(k)......................................     1.71x       1.65x                        1.23x
(FOOTNOTES ON FOLLOWING PAGE)

                  NOTES TO PRO FORMA STATEMENTS OF OPERATIONS

(a) PRO FORMA statement of operations data have been prepared by combining the consolidated statement of operations of Fleming for the 40 weeks ended October 1, 1994 and the fiscal year ended December 25, 1993 with the consolidated statement of operations of the Scrivner Group for the six months ended June 30, 1994 and the year ended December 31, 1993, respectively, assuming the Acquisition and the financing thereof and the Offering and use of proceeds therefrom occurred at the beginning of the respective periods. The Acquisition has been accounted for using the purchase method of accounting.
(b) No adjustments have been made to reflect any of the potential cost savings that the Company may realize from the Acquisition, including those from increased buying power, facilities consolidation and reduced corporate overhead. Nor have any adjustments been made to reflect potential cost savings from the Company's plan to consolidate additional facilities, reorganize management and reengineer operations. See "Management's Discussion and Analysis" and "Business -- Business Strategy" and "-- The Consolidation, Reorganization and Reengineering Plan."
(c) PRO FORMA statement of operations data for cost of sales and selling and administrative expense are affected by classification differences between Fleming's and Haniel's consolidated financial statements. Certain costs and expenses included in determining cost of sales for Fleming are classified as selling, operating and administrative expenses in Haniel's consolidated financial statements. Subsequent to the Acquisition, account classification will be conformed to that used by Fleming.
(d) To depreciate the estimated increase in the fair value of property and equipment acquired over the Scrivner Group's historical cost related to such property and equipment. Such fair values are based on estimates made at the time of the Acquisition. Appraisals have not yet been completed.
(e) To reflect the net adjustment resulting from (i) the elimination of the Scrivner Group's goodwill amortization during the period, and (ii) the amortization over forty years of the excess of cost over the fair value of assets and liabilities acquired and assumed in the Acquisition. Such fair values are based on estimates made at the time of the Acquisition. Appraisals have not yet been completed.
(f) To eliminate the salaries of former Scrivner Group officers who are not Company associates and whose functions have been assumed by Fleming officers.
(g)  To  reflect the net  adjustment for the  interim period ended  1994 and the fiscal year ended 1993 of (i) the elimination of interest expense associated with approximately $611 million aggregate principal amount of Scrivner Group indebtedness that was refinanced in connection with the
     Acquisition ($26 million and $53 million, respectively); (ii) the elimination of interest expense associated with approximately $307 million aggregate principal amount of Fleming indebtedness that was refinanced at the time of the Acquisition ($11 million and $19 million, respectively);
     (iii) the elimination of interest expense associated with $33 million of Fleming Medium-Term Notes which were purchased in late October 1994 ($2 million and $3 million, respectively); (iv) the net addition of interest expense associated with indebtedness under the Credit Agreement, based on applying the interest rates in effect on the date of the Acquisition to PRO FORMA indebtedness outstanding prior to such date, after taking into account the effect of interest rate protection agreements the Company has entered into with respect to $1 billion of indebtedness ($33 million and $77 million, respectively); (v) the addition of interest expense associated with the Notes ($37 million and $49 million, respectively), and (vi) the addition of amortization of deferred debt issuance costs related to the Notes and the Credit Agreement ($6 million and $8 million, respectively). See "Management's Discussion and Analysis -- Results of Operations -- Interest Expense."
     Each incremental 25 basis point increase or decrease in the assumed interest rate of the Fixed Rate Notes and the Floating Rate Notes would increase or decrease annual interest expense on the Fixed Rate Notes and the Floating Rate Notes by $875,000 and $375,000, respectively.
(h) Interest income consists primarily of interest earned on notes receivable from customers. Also included is income generated from direct financing leases of retail stores and related equipment.
(i) To provide for income taxes at an assumed effective rate of 47% for all adjustments except those relating to goodwill amortization.
(j) EBITDA represents earnings before extraordinary item before taking into consideration interest expense, income taxes, depreciation and amortization, equity investment results and facilities consolidation and restructuring charge. EBITDA should not be considered as an alternative measure of net income, operating performance, cash flow or liquidity. It is included herein to provide additional information related to the ability to service debt. The Senior Note Indentures contain covenants limiting the incurrence of Indebtedness (other than Permitted Indebtedness) and the making of certain Restricted Payments unless a minimum required consolidated fixed charge coverage ratio, calculated on a PRO FORMA basis, is met. This ratio, which approximates EBITDA divided by consolidated interest expense, is 1.75 to 1. For illustrative purposes, based on PRO FORMA consolidated interest expense of $193 million for the year ended December 25, 1993, the minimum EBITDA required for the Company to incur additional Indebtedness (other than Permitted Indebtedness), to pay dividends or to make certain other Restricted Payments, was $338 million.
(k) For purposes of computing this ratio, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of interest expense, including amortization of deferred debt issuance costs, and one-third of rental expense (the portion considered representative of the interest factor).
(l) In 1993, the Company realized an extraordinary after-tax loss of $2.3 million related to the early retirement of indebtedness.
(m) 1993 EBITDA has been reduced by $13 million to reflect the net effect of certain non-recurring items recorded in selling and administrative expense.

                         SELECTED FINANCIAL INFORMATION
FLEMING

    The following is a summary of certain financial information relating to Fleming. The information presented below for, and as of the end of, each of the fiscal years in the five-year period ended December 25, 1993 is derived from audited consolidated financial statements of Fleming. In the opinion of the Company, the unaudited financial information presented for the 40 weeks ended October 2, 1993 and October 1, 1994 contains all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial information included therein. Results for interim periods are not necessarily indicative of results for the full year. This summary should be read in conjunction with the detailed information and consolidated financial statements of Fleming, including the notes thereto, included elsewhere in this Prospectus.



                                                                                                          40 WEEKS ENDED
                                                                                                      ----------------------
                                            YEAR ENDED THE LAST SATURDAY IN DECEMBER,                  OCTOBER      OCTOBER
                                ------------------------------------------------------------------       2,           1,
                                   1989          1990          1991          1992          1993         1993        1994(A)
                                ----------    ----------    ----------    ----------    ----------    ---------    ---------
                                                                   (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales.....................  $   11,992    $   11,884    $   12,851    $   12,894    $   13,092    $9,946       $11,057
Gross margin..................         690           683           748           727           765       588          762
Selling and administrative
 expense......................         508           473           537           495           558       417          635
Facilities consolidation and
 restructuring charge(b)......          --            --            67            --           108         7           --
Income from operations........         182           210           144           232            99       164          127
Interest expense..............          96            94            93            81            78        59           76
Interest income(c)............          57            55            61            59            63        48           47
Earnings before taxes.........         139           165           104           195            72       147           87
Earnings before extraordinary
 items and accounting
 change(d)....................          80            97            64           119            37        85           46
BALANCE SHEET DATA (AT END OF
 PERIOD):
Working capital...............  $      363    $      377    $      424    $      528    $      442    $  409       $  454
Total assets..................       2,689         2,768         2,958         3,118         3,103     3,141        4,624
Total debt, including
 capitalized leases...........       1,009         1,012           989         1,086         1,078     1,055        2,064
Shareholders' equity..........         742           814           949         1,060         1,060     1,119        1,079
OTHER DATA:
EBITDA(e)(f)..................  $      303    $      342    $      378    $      380    $      358    $  283       $  276
Depreciation and
 amortization.................          78            83            91            94           101        77          102
Capital expenditures..........         105            51            65            62            53        32           82
Ratio of EBITDA to interest
 expense......................        3.16x         3.64x         4.06x         4.69x         4.59x     4.80x        3.63x
Ratio of earnings to fixed
 charges(g)...................        2.14x         2.40x         1.89x         2.85x         1.71x     2.90x        1.90x

- ------------------------------
(a)  Includes the Scrivner Group since the Acquisition.
(b) See further discussion contained in "Management's Discussion and Analysis -- The Consolidation, Reorganization and Reengineering Plan."
(c) Consists primarily of interest earned on notes receivable from customers. Also includes income generated from direct financing leases of retail stores and related equipment.
(d) In 1992 and 1993, the Company recorded extraordinary after-tax losses of $5.9 million and $2.3 million, respectively, related to the early retirement of indebtedness. In 1991, the Company recognized a $9.3 million charge to net earnings in connection with the adoption of SFAS No. 106 -- Employers' Accounting for Post-retirement Benefits Other Than Pensions.
(e) EBITDA represents earnings before extraordinary items and accounting change before taking into consideration interest expense, income taxes, depreciation and amortization, equity investment results and facilities consolidation and restructuring charge. EBITDA should not be considered as an alternative measure of the Company's net income, operating performance, cash flow or liquidity. It is included herein to provide additional information related to the Company's ability to service debt. The Senior
     Note Indentures contain covenants limiting the incurrence of Indebtedness (other than Permitted Indebtedness) and the making of certain Restricted Payments unless a minimum required consolidated fixed charge coverage ratio, calculated on a PRO FORMA basis, is met. This ratio, which approximates EBITDA divided by consolidated interest expense, is 1.75 to 1. For illustrative purposes, based on PRO FORMA consolidated interest expense of $193 million for the year ended December 25, 1993, the minimum EBITDA required for the Company to incur additional Indebtedness (other than Permitted Indebtedness), to pay dividends or to make certain other Restricted Payments, was $338 million.
(f) In 1989 and 1990, EBITDA has been reduced to reflect non-recurring pre-tax gains of approximately $14 million and $6 million, respectively, that resulted from selling minority equity positions in a former subsidiary. In 1991, EBITDA has been increased by $15 million to reflect non-recurring pre-tax charges related to litigation settlements and the write-down of a non-operating asset. In 1992, EBITDA has been reduced to reflect a $5 million non-recurring pre-tax gain related to a litigation settlement. For each of the year ended December 1993 and the 40 weeks ended October 2, 1993, EBITDA has been reduced by $13 million to reflect the net effect of certain non-recurring items. All such non-recurring items were recorded in selling and administrative expense for the relevant period.
(g) For purposes of computing this ratio, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of interest expense, including amortization of deferred debt issuance costs, and one-third of rental expense (the portion considered representative of the interest factor).

THE SCRIVNER GROUP


    The following is a summary of certain financial information relating to the Scrivner Group. The information presented below for, and as of the end of, each of the years in the five-year period ended December 31, 1993 is derived from the audited consolidated financial statements of Haniel. In the opinion of the Company, the unaudited financial information presented for the six months ended June 30, 1993 and 1994 contains all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial information included therein. Results for interim periods are not necessarily indicative of results for the full year. The summary should be read in conjunction with the detailed information and consolidated financial statements of Haniel, including the notes thereto, included elsewhere in this Prospectus.



                                                                                                          SIX MONTHS ENDED
                                                                YEAR ENDED DECEMBER 31,                       JUNE 30,
                                                 -----------------------------------------------------  --------------------
                                                   1989       1990       1991       1992       1993       1993       1994
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                            (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales......................................  $   3,765  $   5,602  $   5,606  $   5,685  $   6,017  $   3,238  $   3,224
Gross margin(a)................................        458        748        771        792        849        454        462
Selling, operating and administrative
 expense(a)....................................        401        646        661        687        752        401        411
Income from operations.........................         57        102        110        105         97         53         51
Interest expense...............................         36         82         72         62         56         31         28
Interest income(b).............................          4          7          6          6          6          3          4
Earnings before taxes..........................         25         27         44         49         47         25         27
Net earnings...................................         13         14         22         25         25         13         13
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital................................  $     194  $     171  $     118  $     234  $     208  $     264  $     198
Total assets...................................      1,347      1,392      1,375      1,387      1,372      1,408      1,317
Total debt, including capitalized
 leases........................................        751        759        651        721        662        743        620
Shareholder's equity...........................        175        189        211        242        267        254        280
OTHER DATA:
EBITDA(c)......................................  $      96  $     166  $     175  $     170  $     168  $      91  $      90
Depreciation and amortization..................         35         57         59         59         65         35         35
Capital expenditures...........................         50         62         49         42         55         31         25
Ratio of EBITDA to interest expense............       2.67x      2.02x      2.43x      2.74x      3.00x      2.94x      3.21x
Ratio of earnings to fixed charges(d)..........       1.64x      1.30x      1.54x      1.64x      1.65x      1.64x      1.73x

- ------------------------
(a) Certain costs and expenses that Fleming includes in determining its gross margin are classified as selling, operating and administrative expenses in Haniel's consolidated financial statements.

(b) Consists primarily of interest earned on notes receivable from customers. Also includes income generated from direct financing leases of retail stores and related equipment.

(c) EBITDA represents earnings before taking into consideration interest expense, income taxes and depreciation and amortization. EBITDA should not be considered as an alternative measure of the Scrivner Group's net income, operating performance, cash flow or liquidity. It is included herein to provide additional information related to the Scrivner Group's ability to service debt.

(d) For purposes of computing this ratio, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of interest expense, including amortization of deferred debt issuance costs, and one-third of rental expense (the portion considered representative of the interest factor).

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

GENERAL


    THE CONSOLIDATION, REORGANIZATION AND REENGINEERING PLAN. In January 1994, the Company announced the details of a plan to consolidate facilities, restructure its organizational alignment and reengineer its operations. The Company's objective is to improve its performance by eliminating functions and operations that do not add economic value. Charges associated with the plan consist of four categories: facilities consolidation, reengineering, focus on retail stores and elimination of regional operations. The actions contemplated by the plan will affect the Company's food and general merchandise wholesaling operations as well as certain retailing operations. The 1993 fourth quarter results reflect a charge of $101 million resulting from facilities consolidation, restructuring and reengineering. This is in addition to a provision of $7 million for facilities consolidation in the second quarter of 1993. Related cash requirements during the 40 weeks ended October 1, 1994 were $14 million; additional cash expenditures necessary to fully implement the plan during the next two years are estimated to total $69 million. Cash requirements are expected to be met by internally generated cash flows and borrowings under the Credit Agreement. The consolidation, reorganization and reengineering plan is expected to produce estimated net pre-tax savings of $65 million per year by 1997, after full implementation. However, unforeseen events or circumstances could cause the Company to alter planned work force reductions or facilities consolidations, thereby delaying or reducing expected cost savings.



    Facilities consolidation has resulted in the closure of four distribution centers and is expected to result in the closure of one additional facility, the relocation of two operations, consolidation of one center's administrative function, and completion of the 1991 facilities consolidations. During the forty weeks ending October 1, 1994, approximately 700 associate positions were eliminated through facilities consolidations. Expected losses on disposition of the related property through sale or sublease are provided for through the estimated disposal dates.



    The total provision for facilities consolidation is approximately $60 million. Estimated components include: severance costs -- $15 million; impaired property and equipment -- $13 million; other related asset impairments and obligations -- $11 million; lease and holding costs -- $10 million; completion of actions contemplated in the 1991 restructuring charge -- $7 million; and product handling and damage -- $4 million. The actions are not expected to result in a material reduction in net sales. Transportation expense is expected to increase as a result of trucks driving farther to serve customers. It is not practical to estimate reduced depreciation and amortization, labor or operating costs separately. Management anticipates that, in the aggregate, a positive annual pre-tax earnings impact of approximately $20 million will result from administrative expense savings and working capital and productivity improvements once the facilities consolidation plan is fully implemented.


    The costs to complete activities, including the consolidation and closure of distribution facilities, contemplated in the 1991 restructuring charge result principally from additional estimated costs related to dispositions of related real estate assets, which are in process. Such costs are principally the result of the deterioration of the California Bay Area commercial real estate market since 1991. Increased costs to complete the 1991 facilities consolidation actions were partially offset by a change in management's 1993 plans regarding the consolidation of four existing facilities into a large, new facility to be constructed in the Kansas City area; the revised plan, which calls for enlarging and utilizing existing facilities, is expected to result in lower associated closure costs.


    The reengineering component of the charge provides for the cash costs associated with the expected termination of 1,500 associates due to reengineering. Annual payroll savings are projected to be approximately $40 million. The provision for reengineering is approximately $25 million. Management believes that the benefits to operating results that will be realized by reengineering will also apply to the Scrivner Group. Reengineering efforts with respect to the Scrivner Group will not begin until late 1995. The
Acquisition has resulted in the rescheduling of certain aspects of the reengineering plan due to the effort required to integrate the Scrivner Group. No fundamental changes to the plan have occurred. However, the reengineering actions that will result in a significant reduction of employees are not expected to occur until 1995. Management expects that all actions originally contemplated in the plan will be completed.


    Thirty retail supermarket locations leased or owned by the Company have been deemed to no longer represent viable strategic sites for stores due to size, location or age. The charge includes the present value of lease payments on these locations, as well as holding costs until disposition, the write-off of capital lease assets recorded for certain locations, and the expected loss on a location closed in 1994. The charge consists principally of cash costs for lease payments and the write-down of property. Annual savings from these actions are expected to be $1 million. The provision for retail-related assets is approximately $15 million.

    Elimination of the Company's regional operations resulted in cash severance payments to approximately 100 associates, as well as the transfer of approximately 60 associates. The annual savings are expected to be $4 million, principally in payroll costs. The provision for eliminating regional operations is approximately $8 million, including the write-down to estimated fair value of certain related assets.


    The table presented below reflects changes to the reserves recorded in the statements of financial position related to facilities consolidation and restructuring.



                                                                                       REENGINEERING/   CONSOLIDATION
                                                                                          SEVERANCE      COSTS/ASSET
                                                                              TOTAL         COSTS        IMPAIRMENTS
                                                                            ---------  ---------------  -------------
                                                                                      (DOLLARS IN MILLIONS)
Charges for year ended December 28, 1991..................................  $    67.0     $    11.0       $    56.0
Expenditures and write-offs...............................................      (13.0)       --               (13.0)
                                                                            ---------         -----          ------
Balance, December 28, 1991................................................       54.0          11.0            43.0
Expenditures and write-offs...............................................      (24.1)         (2.8)          (21.3)
                                                                            ---------         -----          ------
Balance, December 26, 1992................................................       29.9           8.2            21.7
Charged to costs and expenses.............................................      107.8          25.0            82.8
Expenditures and write-offs...............................................      (52.2)         (8.1)          (44.1)
                                                                            ---------         -----          ------
Balance, December 25, 1993................................................       85.5          25.1            60.4
Expenditures and write-offs...............................................      (25.2)         (2.6)          (22.6)
                                                                            ---------         -----          ------
Balance, October 1, 1994..................................................  $    60.3     $    22.5       $    37.8
                                                                            ---------         -----          ------
                                                                            ---------         -----          ------



    THE ACQUISITION. Results beginning with the third quarter 1994 have been materially affected by the Acquisition. In 1993, the Scrivner Group had net sales of approximately $6 billion, income from operations of approximately $97 million and net earnings of approximately $25 million. Interest expense increased materially as a result of the increased borrowing level and higher interest rates due to the Acquisition. Amortization of goodwill will significantly increase as a result of the goodwill created by the Acquisition.



    As a result of the Acquisition, the Company has closed three distribution centers and expects to close seven additional distribution centers of the 49 currently operated. The Company has identified six of such facilities, all of which are Scrivner Group facilities; the last center to be identified may be either a Fleming or a Scrivner Group facility. Two of the six facilities identified, located in Blooming Prairie, Minnesota and Buffalo, New York, will be closed in 1995. Charges related to the closing of distribution centers operated by the Scrivner Group have been considered a direct cost of the Acquisition and are reflected as goodwill as of October 1, 1994. Any charge related to the closing of a distribution center operated by Fleming prior to the Acquisition will be allocated to current period earnings. Integration of the Scrivner Group's operations is expected to take approximately two years.

RESULTS OF OPERATIONS


    Set forth in the following table is information regarding Fleming net sales and certain components of earnings expressed as a percentage of net sales, before the effect of early debt retirement in 1993 and 1992, and before the accounting change in 1991:


                                                                                                           40 WEEKS ENDED
                                                                               YEAR ENDED LAST           -------------------
                                                                            SATURDAY IN DECEMBER,        OCTOBER    OCTOBER
                                                                        ------------------------------      2,         1,
                                                                          1991       1992       1993       1993       1994
                                                                        --------   --------   --------   --------   --------
Net sales.............................................................   100.00%    100.00%    100.00%    100.00%    100.00%
Gross margin..........................................................     5.82       5.64       5.85       5.91       6.89
Less:
  Selling and administrative expense..................................     4.18       3.84       4.27       4.20       5.74
  Interest expense....................................................     0.73       0.63       0.60       0.59       0.68
  Interest income.....................................................    (0.48)     (0.46)     (0.48)     (0.48)     (0.42)
  Equity investment results...........................................     0.06       0.12       0.09       0.06       0.10
  Facilities consolidation and restructuring charge...................     0.52         --       0.82       0.06         --
                                                                        --------   --------   --------   --------   --------
    Total.............................................................     5.01       4.13       5.30       4.43       6.10
                                                                        --------   --------   --------   --------   --------
Earnings before taxes.................................................     0.81       1.51       0.55       1.48       0.79
Taxes on income.......................................................     0.31       0.59       0.26       0.63       0.38
                                                                        --------   --------   --------   --------   --------
Earnings before extraordinary items and accounting change.............     0.50%      0.92%      0.29%      0.85%      0.41%
                                                                        --------   --------   --------   --------   --------
                                                                        --------   --------   --------   --------   --------



40 WEEKS ENDED OCTOBER 2, 1993 AND OCTOBER 1, 1994


    Earnings in the 40 week period ended October 1, 1994 were $46 million, a decrease of 46% compared to 1993; earnings in the third quarter of 1994 were $3 million, down 87% from the same period in 1993. Several factors contributed to the decline and include lack of sales growth (before the addition of Scrivner Group sales), increased losses from Company-owned retail stores and retail equity investments, increased credit loss expense (including a $6.5 million expense due to the bankruptcy of a large customer), higher interest expense due to the Acquisition, an adverse LIFO effect and a higher effective tax rate.



    NET SALES. Net sales for the 40 weeks ended October 1, 1994 increased by $1.11 billion, or 11.2%, to $11.06 billion from $9.95 billion for the comparable period in 1993. The increase in net sales was attributable to the $1.35 billion of net sales generated by Scrivner Group operations since the Acquisition. Without the Scrivner Group, net sales would have declined by $238 million, or 2.4%, due to several factors, none of which was individually material to net sales, including: the expiration of the temporary agreement with Albertson's, Inc. as its distribution center came on line, the sale of the Royal New Jersey distribution center, the loss of a customer at one of the Company's distribution centers and the loss of business due to the bankruptcy of Megafoods Stores, Inc. These losses were partially offset by the addition of business from Kmart, Florida retail operations acquired in the fourth quarter of 1993 ("Hyde Park") and Randall's Food Markets, Inc.



    Fleming measures inflation using data derived from the average cost of a ton of product sold by the Company; for the 40 weeks ended October 1, 1994, food price inflation was negligible. Tonnage of food product sold in the 40 weeks ended October 1, 1994, without giving effect to the Acquisition, declined by 6% compared to the comparable period in 1993, reflecting the difficult retail environment. Consistent tonnage statistics for the Scrivner Group are not available.



    GROSS MARGIN. Gross margin for the 40 weeks ended October 1, 1994 increased by $174 million, or 29.6%, to $762 million from $588 million for the comparable period in 1993 and increased as a percentage of net sales to 6.9% for the 1994 period from 5.9% for the comparable 1993 period. Without Scrivner Group operations, gross margin would have been 6.3% of net sales. The increase in gross margin was due to retail stores, principally the 179 stores acquired with the Scrivner Group as well as the 21 Hyde Park stores and 24 Consumers stores, which were not included in 1993 results. See "-- Results of Operations -- Other." Retail operations typically have both a higher gross margin and higher selling expenses than wholesale operations. In addition, product handling expenses, which consist of warehouse, truck and building expenses, decreased as a percentage of net sales for the 1994 period from the comparable 1993 period due in part to the positive impact of the Company's facilities consolidation program and to higher fees charged to certain customers. These gross margin increases were partially offset by charges to income resulting from the LIFO method of inventory valuation in the 1994 period compared to credits to income in the 1993 period.



    SELLING AND ADMINISTRATIVE EXPENSE. Selling and administrative expense for the 40 weeks ended October 1, 1994 increased by $218 million, or 52.3%, to $635 million from $417 million for the comparable period in 1993 and increased as a percentage of net sales to 5.7% for the 1994 period from 4.2% in the comparable period in 1993. This increase was due primarily to the acquisition of the Scrivner Group, particularly its retail operations, as well as the acquisition of 21 Hyde Park stores and 24 Consumers stores which were not included in 1993 results. Retail operations typically have higher selling expenses than wholesale operations. Selling and administrative expenses also increased by reason of the provision for additional goodwill amortization, principally related to the Acquisition.



    Credit loss expense included in selling and administrative expense for the 40 weeks ended October 1, 1994 increased by $19 million to $49 million from $30 million in the comparable period in 1993. This increase, after the $6.5 million credit loss discussed below, was due to the continued difficult retail environment and low levels of food price inflation. Although the Company has begun to de-emphasize credit extensions to and investments in customers and has adopted more stringent credit practices, there can be no assurance that credit losses from existing or future investments or commitments will not have a material adverse effect on results of operations or financial condition.



    In August 1994, a customer of the Company, Megafoods Stores, Inc. and certain of its affiliates ("Megafoods"), filed Chapter 11 bankruptcy proceedings. As of such date, Megafood's total indebtedness to Fleming for goods sold on open account, equipment leases and loans aggregated approximately $20 million. The Company holds collateral with respect to a substantial portion of these obligations. Megafoods is also liable to the Company under store sublease agreements for approximately $37 million, and the Company is contingently liable on certain lease guarantees given by the Company on behalf of Megafoods. The Company is partially secured as to these obligations. Megafoods has alleged claims against the Company arising from breach of contract, tortious interference with contracts and business relationships and wrongful set-off of a $12 million cash security deposit and has threatened to seek equitable subordination of the Company's claims. The Company denies these allegations and will vigorously protect its interests. Based on this event, the Company took a charge to earnings of $6.5 million in the third quarter of 1994 to cover its estimated net credit exposure. However, the exact amount of the ultimate loss may vary depending upon future developments in the bankruptcy proceedings including those related to collateral values, priority issues and the Company's ultimate expense, if any, related to certain customer store leases. An estimate of additional possible loss, or the range of additional losses, if any, cannot be made at this early stage of the proceedings. The Company estimates that its annualized sales to Megafoods prior to the bankruptcy were approximately $335 million and currently are approximately $170 million pursuant to a short-term arrangement.



    INTEREST EXPENSE. Interest expense for the 40 weeks ended October 1, 1994 increased $17 million to $76 million from $59 million for the comparable period in 1993. The increase was due to the indebtedness incurred to finance the Acquisition and higher interest rates imposed on the Company as a result thereof. Without these factors, interest expense for the 1994 period is estimated to have been approximately the same as the comparable 1993 period.



    The Company enters into financial derivatives as a method of hedging its interest rate exposure. During July 1994, management terminated all of its outstanding derivative contracts at an immaterial net gain, which will be amortized over the original term of each derivative instrument. The Credit Agreement requires the Company to provide interest rate protection on a substantial portion of the indebtedness outstanding thereunder. The Company has entered into interest rate swaps and caps covering $1 billion aggregate principal amount of floating rate indebtedness. This amount exceeds the requirements set forth in the Credit Agreement.

    The average interest rate on the Company's floating rate indebtedness is equal to the London interbank offered interest rate ("LIBOR") plus a margin. The average fixed interest rate paid by the Company on the interest rate swaps is 6.794%, covering $750 million of floating rate indebtedness. The interest rate swap agreements, which were implemented through eight counterparty banks, and which have an average remaining life of 3.6 years, provide for the Company to receive substantially the same LIBOR that the Company pays on its floating rate indebtedness. For the remaining $250 million, the Company has purchased interest rate cap agreements from an additional two counterparty banks covering $250 million of its floating rate indebtedness. The agreements cap LIBOR at 7.33% over the next 4.2 years. The Company's payment obligations under the interest rate swap and cap agreements meet the criteria for hedge accounting treatment. Accordingly, the Company's payment obligations are accounted for as interest expense.



    With respect to the interest rate hedging agreements, the Company believes its exposure to potential credit loss expense is minimized primarily due to the relatively strong credit ratings of the counterparties for their unsecured long-term debt (A+ or higher from Standard & Poor's Ratings Group and A1 or higher from Moody's Investors Service, Inc.) and the size and diversity of the counterparty banks. The hedge agreements are subject to market risk to the extent that market interest rates for similar instruments decrease, and the Company terminates the hedges prior to their maturity. However, the Company believes this risk is minimized as it currently foresees no need to terminate any hedge agreements prior to their maturity.



    On an annualized basis, the $1 billion of interest rate hedge agreements account for $53 million of fixed annual interest expense. For the quarter ended October 1, 1994, the interest rate hedge agreements contributed $8 million to interest expense. The estimated fair value of the hedge agreements at October 1, 1994 was $13 million.



    INTEREST INCOME. Interest income for the 40 weeks ended October 1, 1994 declined by $1 million to $47 million from $48 million for the comparable period in 1993. The decrease was due to a lower average level of notes receivable and direct financing leases in 1994, combined with lower average interest rates. The Company has sold certain notes receivable with limited recourse in prior years and may do so again in the future.



    EQUITY INVESTMENT RESULTS. The Company's portion of operating losses from equity investments for the 40 weeks ended October 1, 1994 increased by $5 million to $11 million from $6 million for the comparable period in 1993. The increase resulted primarily from losses related to the Company's investments in small retail operators under the Company's Equity Store Program, offset in part by improved results from investments in strategic multi-store customers under the Company's Business Development Ventures Program. See "Business -- Capital Invested in Customers."



    TAXES ON INCOME. The Company's effective tax rate for the 40 weeks ended October 1, 1994 increased to 47.5% from 42.5% for the comparable period in 1993 primarily as a result of the lower than expected earnings for 1994, the Scrivner Group's operations in states with higher tax rates and increased goodwill amortization with no related tax deduction. The Company's ultimate tax rate for 1994 will depend on annual earnings and may be higher than 47.5%.



    OTHER. In August 1994 the Company increased its indirect ownership of Consumers Markets, Inc. ("Consumers"), the operator of 24 supermarkets located in Missouri, Arkansas and Kansas with annual sales of $225 million, from 40% to 79%. On October 29, 1994, the Company acquired all of the outstanding stock of Consumers. Results of operations and financial position of Consumers are not material.



    A subsidiary of the Company has been named in two related legal actions filed in the U.S. District Court in Miami in December 1993. The litigation is in its preliminary stages, and the ultimate outcome cannot be determined. Furthermore, the Company is unable to predict a potential range of monetary exposure to the Company. Based on the recovery sought, an unfavorable judgment could have a material adverse effect on the Company. See "Business -- Certain Legal Proceedings."

    Management believes that several factors affecting earnings in the third quarter are likely to continue and will depress results in the fourth quarter of 1994 and beyond. Such factors include: flat wholesale sales; lack of food price inflation; operating losses in Company-owned retail stores; increased interest expense, goodwill amortization and integration costs related to the Acquisition; and a higher effective tax rate.


1993, 1992, 1991


    NET SALES. Net sales in 1993 increased by $199 million, or 1.5%, to $13.09 billion from $12.89 billion for 1992, and net sales in 1992 remained essentially unchanged from 1991. The 1993 net sales increase was primarily due to the following items, none of which individually was material to net sales: the inclusion of a full year of operation of Baker's Supermarkets Inc. in 1993, compared to 12 weeks in 1992, and the addition of the Garland, Texas distribution center purchased in August 1993. Also contributing to the 1993 increase were the addition of new customers, including Kmart. For 1993, the Company experienced food price deflation of 0.1% compared to deflation of 1.0% in 1992 and inflation of 0.8% in 1991. The Company's outlook for 1994 is for a low level of food price inflation.


    Tonnage of food product sold in 1993 was essentially the same as 1992. In 1992, tonnage of food product sold increased 1.6% over the 1991 level. The lower tonnage growth rate in 1993 reflects sluggish retail food industry sales and the lack of net expansion of the Company's customer base.

    GROSS MARGIN. Gross margin in 1993 increased by $39 million, or 5.3%, to $765 million from $727 million for 1992 and increased as a percentage of net sales to 5.9% from 5.6% in 1992. Gross margin in 1992 decreased by $21 million, or 2.9%, from $748 million in 1991 and decreased as a percentage of net sales from 5.8% in 1991. The increase in gross margin in 1993 was due to increased net sales by Company-owned stores (which included the ten Baker's Supermarkets Inc. stores acquired in September 1992). Retail operations typically have a higher gross margin than wholesale operations. Product handling expense for 1993 decreased as a percentage of net sales from 1992. The resulting increase in gross margin was offset in part by lower wholesale margins.


    The decrease in gross margin in 1992 compared to 1991 was due to several factors, including the absence of the Company-owned Dixieland food stores sold in December 1991, offset by the presence of the ten Baker's stores acquired at the beginning of the fourth quarter of 1992. In addition, there were increased transportation expenses in 1992, due principally to the Company's facilities consolidation program which resulted in trucks driving farther to deliver product. Gross margin in 1992 was also increased by $5 million from the favorable resolution of certain litigation. The LIFO method of inventory valuation increased gross margin by $9 million, an increase of $5 million from 1991.



    SELLING AND ADMINISTRATIVE EXPENSE. Selling and administrative expense in 1993 increased $63 million, or 12.8%, to $558 million from $495 million in 1992 and increased as a percentage of net sales to 4.3% from 3.8%. Selling and administrative expense in 1992 decreased $42 million, or 7.8%, from $537 million in 1991 and decreased as a percentage of net sales from 4.2% in 1991. The increase in 1993 was due primarily to the higher selling and administrative expense associated with a higher number of Company-owned stores (which included the ten Baker's stores acquired at the beginning of the fourth quarter of 1992). Retail operations generally have higher selling expenses than wholesale operations. In addition, selling and administrative expense included credit loss expense of $52 million in 1993 compared with $28 million in 1992. The increase was due to the combined effects on customers' financial conditions of sluggish retail sales, intensified retail competition and lack of food price inflation. These increases were offset in part by reductions in certain other selling and administrative expense categories.



    Furthermore, in 1993, selling and administrative expense was affected by several non-recurring items. The Company recorded $11 million of pre-tax income resulting from cash received from the favorable resolution of litigation and a $1 million accrual for expected settlements in other legal proceedings. The Company estimated that its contingent liability for lease obligations exceeded its previously established reserves by $2 million and recorded this amount as an expense. A $5 million gain from a real estate transaction was also recorded.

    Of the decrease in selling and administrative expense in 1992, $25 million was due to a reduction in the number of Company-owned stores resulting from the sale of the Dixieland Food stores at the end of 1991, offset in part by additional selling expenses related to the ten Baker's supermarkets acquired at the beginning of the fourth quarter of 1992. The reduction in 1992 was also due in part to $15 million of selling and administrative expense in 1991 due to unusual charges related to litigation settlements and the write-down of a non-operating asset. These benefits were offset in part by a higher credit loss expense in 1992 of $28 million compared to credit loss expense of $17 million in 1991. The increase in credit loss expense was due to the combined effects on customers' financial conditions of sluggish retail sales, intensified retail competition and lack of food price inflation.

    Also contributing to the reduction in the selling and administrative expense in 1992 compared to 1991 were the effects of cost controls and the benefits of certain completed facilities consolidations. Gains on the sales of customer notes receivable reduced selling and administrative expense by $3 million in each of 1993, 1992 and 1991.


    INTEREST EXPENSE. Interest expense in 1993 declined $3 million, to $78 million from $81 million in 1992. Interest expense in 1992 decreased by $12 million, from $93 million in 1991. The decrease in 1993 was due primarily to lower short-term interest rates and lower average borrowing levels. The 1992 decrease in interest expense was due primarily to lower interest rates. The Company entered into interest rate hedge agreements to manage its exposure to interest rates.


    INTEREST INCOME. Interest income in 1993 increased by $3 million, to $63 million from $59 million in 1992. The increase was due to higher outstanding notes receivable and direct financing leases, partially offset by a slight decline in interest rates. Interest income in 1992 declined by $2 million, from $61 million in 1991. The decrease was due to lower interest rates, partially offset by higher average notes receivable balances. Interest income consists primarily of interest earned on notes receivable and income generated from direct financing leases of retail stores and related equipment.


    EQUITY INVESTMENT RESULTS. The Company's share of operating losses from equity investments in certain customers (including customers participating in the Company's Equity Store Program or the Business Development Venture Program) accounted for under the equity method in 1993 decreased by $3 million, to $12 million from $15 million in 1992. Operating losses from investments in such customers in 1992 increased by $7 million, from $8 million in 1991. The improvement in 1993 was due to improved operating performance by certain of the Company's Business Development Ventures partially offset by the Company's share of losses from customers participating in the Company's Equity Store Program. Business Development Ventures were responsible for equity method losses of $6 million in 1993, compared to $11 million in 1992 and $4 million in 1991. The increase in 1992 was attributable to poor performance by certain Business Development Ventures. The continued effects on the Company's customers (including those in which the Company has made equity investments) of a lack of food price inflation and intense competition has resulted in continuing losses. The Company's equity investments in its customers are usually coupled with long term supply agreements. In the past, the Company sought additional incremental sales resulting from such investments. See, however, "Business -- Capital Invested in Customers -- EQUITY INVESTMENTS."


    EARLY DEBT RETIREMENT. In the fourth quarters of 1993 and 1992, the Company recorded extraordinary losses related to the early retirement of debt. In 1993, the Company retired $63 million of the 9.5% debentures at a cost of $2 million, net of tax benefits of $2 million. In 1992, the Company recorded a charge of $6 million, net of tax benefits of $4 million. The 1992 costs related to retiring $173 million aggregate principal amount of convertible notes, $30 million aggregate principal amount of 9.5% debentures and certain other debt.


    TAXES ON INCOME. The effective income tax rate for 1993 increased to 48% from 39% in 1992 and 38.3% in 1991. The 1993 increase was primarily due to facilities consolidation and related restructuring charges. As a result, pre-tax income was reduced, causing nondeductible items for tax purposes to have a larger impact on the effective tax rate. In addition, both the federal and state income tax rates increased by 1% due to a new tax law enacted in 1993. Moreover, the 1992 effective rate had been reduced due to favorable settlements of tax assessments recorded in prior years. The 1991 rate was lower than the 1992 rate primarily due to one-time benefits related to the difference between the financial and tax basis in an insurance subsidiary sold in 1991 and a lower combined state income tax rate.

    OTHER. In 1993, the Company reduced the discount rate assumption used to determine its obligations for defined benefit pension plans and postretirement benefits. The 1% decline will cause pension and postretirement benefit expense recognized in 1994 to increase by approximately $3 million compared to 1993.

LIQUIDITY AND CAPITAL RESOURCES


    The Company's principal sources of liquidity are cash flows from operating activities and bank borrowings. Operating activities generated $325 million of cash flow for the first 40 weeks of 1994 as compared to $246 million for the comparable period in 1993. The increase was principally due to larger reductions of inventory and a larger increase in accounts payable before the effects of the Acquisition during the 1994 period compared to the 1993 period. Cash flow from operations was $209 million in 1993, up from $90 million in 1992. The increase was attributable to reduced trade receivables and inventories.



    Working capital was $454 million at October 1, 1994, an increase of $12 million from December 25, 1993. The current ratio decreased to 1.32 to 1.00 at October 1, 1994 compared to 1.48 to 1.00 at December 25, 1993. The ratio of total indebtedness, including capitalized lease obligations, to total capital was 66% at October 1, 1994, compared to 50% at December 25, 1993. Such total indebtedness at October 1, 1994 increased by $985 million to $2.06 billion from $1.08 billion at December 25, 1993 principally as a result of the Acquisition.



    Capital expenditures for the 40 weeks ending October 1, 1994 and the year ended December 25, 1993, were approximately $82 million and $53 million, respectively. The Company expects that 1994 capital expenditures will approximate $150 million.



    The Company incurred substantial indebtedness in connection with the financing of the Acquisition and is subject to substantial repayment obligations. At November 1, 1994, the Company had an aggregate of $1.55 billion borrowed under the Credit Agreement consisting of $250 million borrowed pursuant to Tranche A (the five-year revolving facility), $500 million borrowed pursuant to Tranche B (the two-year term loan facility) and $800 million borrowed pursuant to Tranche C (the six-year amortizing facility). Net proceeds from the Offering will be used to repay borrowings outstanding under Tranche B. See "Capitalization," "Use of Proceeds" and "The Credit Agreement." Assuming consummation of the Offering and the use of proceeds therefrom, the Company's debt repayment obligations will be approximately $34 million for the balance of 1994, $118 million for 1995, $77 million for 1996, $152 million for 1997, $208 million for 1998, and $497 million for 1999. There are no committed lines of credit other than the Credit Agreement.



    The Credit Agreement contains customary covenants associated with similar facilities including, without limitation, the following financial covenants: maintenance of a borrowed funds to net worth ratio of not more than 2.45 to 1; maintenance of a minimum consolidated net worth of $851 million; and maintenance of a fixed charge coverage ratio of at least 1.40 to 1. The Company is currently in compliance with all financial covenants under the Credit Agreement. As of November 1, 1994, the restricted payments test would have allowed the Company to pay dividends or repurchase capital stock in the aggregate amount of $17 million. The borrowed funds to net worth test would have allowed the Company to borrow an additional $547 million. The fixed charge coverage test would have allowed the Company to incur an additional $33 million of annual interest expense. See "Investment Considerations -- Leverage and Debt Service" and "-- Restrictive Covenants."



    The Credit Agreement and the Senior Note Indentures also place significant restrictions on the Company's ability to incur additional indebtedness, to create liens or other encumbrances, to make certain payments, investments, loans and guarantees and to sell or otherwise dispose of a substantial portion of assets to, or merge or consolidate with, another entity which is not controlled by the Company.

    From time to time the Company sells, with limited recourse, notes evidencing certain secured loans made to retailers. The Company also plans to sell a portion of its investment in direct financing leases during 1995. See "Certain Other Obligations -- Sales of Certain Secured Loans and Direct Financing Leases."


    At October 1, 1994 the Company had $130 million of contingent obligations under undrawn letters of credit, primarily related to insurance reserves associated with its normal risk management activities. To the extent that any of these letters of credit were drawn, payments would be financed by borrowings under Tranche A of the Credit Agreement.



    The consummation of the Acquisition and the resulting downgrade in the ratings of the Company's long-term unsecured indebtedness represented a "repurchase event" under the indenture governing the Company's Medium-Term Notes which required the Company to offer to purchase one series of such Medium-Term Notes. On August 16, 1994, the Company made an offer to purchase the notes issued in this series, which offer terminated October 21, 1994. An aggregate of $33 million of such Medium-Term Notes were purchased on October 31, 1994, using borrowings under Tranche A of the Credit Agreement.



    The Company believes that cash flows from operating activities and its ability to borrow under the Credit Agreement will be adequate to meet the Company's working capital needs, planned capital expenditures and debt service obligations for the foreseeable future.



    CERTAIN ACCOUNTING MATTERS. Statement of Financial Accounting Standards No. 114 -- Accounting by Creditors for Impairment of a Loan (as amended by Statement of Financial Accounting Standards No. 118 -- Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures) will be effective in the first quarter of the Company's 1995 fiscal year. This statement requires that loans that are determined to be impaired must be measured by the present value of expected future cash flows discounted at the loan's effective interest rate. Management has not yet determined the impact, if any, on the Company's consolidated statements of earnings or financial position.

ANALYSIS OF THE SCRIVNER GROUP'S HISTORICAL RESULTS OF OPERATIONS

    Set forth below is Fleming's analysis of the Scrivner Group's results of operations for the three years ended 1993 and for the first six months of 1994 and 1993.

GENERAL


    The  statement  of  operations  data  for  the  Scrivner  Group  may  not be comparable to that for Fleming because cost of sales and selling and administrative expense are affected by classification differences. Certain costs and expenses included in determining cost of sales for Fleming are classified as selling, operating and administrative expenses for the Scrivner Group. In addition, the Scrivner Group-owned stores accounted for approximately 33% of the Scrivner Group's net sales in 1993 while Company-owned stores accounted for approximately 7% of Fleming's net sales in 1993.


RESULTS OF OPERATIONS

    Set forth in the following table is information regarding Scrivner Group's net sales and certain components of earnings expressed as a percentage of net sales:

                                                                                                  SIX MONTHS ENDED
                                                              YEAR ENDED DECEMBER 31,         ------------------------
                                                       -------------------------------------   JUNE 30,     JUNE 30,
                                                          1991         1992         1993         1993         1994
                                                       -----------  -----------  -----------  -----------  -----------
Net sales............................................     100.00%      100.00%      100.00%      100.00%      100.00%
Gross margin.........................................      13.75        13.94        14.12        14.01        14.32
Less:
  Selling, operating and administrative expense......      11.80        12.08        12.51        12.38        12.75
  Interest expense...................................       1.28         1.09         0.94         0.96         0.86
  Interest income....................................      (0.11)       (0.11)       (0.10)       (0.10)       (0.12)
                                                       -----------  -----------  -----------  -----------  -----------
    Total............................................      12.97        13.06        13.35        13.24        13.49
                                                       -----------  -----------  -----------  -----------  -----------
Income before income taxes...........................       0.78         0.88         0.77         0.77         0.83
Provision for income taxes...........................       0.41         0.43         0.36         0.38         0.41
                                                       -----------  -----------  -----------  -----------  -----------
Net income...........................................       0.37%        0.45%        0.41%        0.39%        0.42%
                                                       -----------  -----------  -----------  -----------  -----------
                                                       -----------  -----------  -----------  -----------  -----------

SIX MONTHS ENDED JUNE 30, 1994 AND 1993


    NET SALES. Net sales for the six months ended June 30, 1994 decreased $14 million, or 0.4%, from $3.24 billion to $3.22 billion for the comparable 1993 period. The flat net sales were attributable to low food price inflation (measured by reference to the Consumer Price Index-Food at Home) and lower volume in the 1994 period versus the 1993 period, partially offset by an increase in net sales by the Scrivner Group-owned stores.


    GROSS MARGIN. Gross margin for the 1994 period increased $8 million, or 1.8%, to $462 million from $454 million for the comparable 1993 period and increased as a percent of net sales to 14.3% from 14.0% for the 1993 period. The increase in gross margin was primarily attributable to increased net sales at the Scrivner Group-owned stores and a modest shift in the sales mix of such stores to higher margin items during the 1994 period, offset in part by a small decrease in gross margin for wholesale operations primarily as a result of lower food price inflation during the 1994 period. Retail operations typically have a higher gross margin than wholesale operations.


    SELLING, OPERATING AND ADMINISTRATIVE EXPENSE. Selling, operating and administrative expense increased $10 million, or 2.6%, to $411 million from $401 million for the comparable period in 1993, and increased as a percentage of net sales to 12.8% from 12.4% in the 1993 period. The increase was primarily attributable to higher payroll and related benefit expenses and occupancy costs at the Scrivner Group-owned stores during the 1994 period. Retail operations typically have higher selling expenses than wholesale operations.


    INTEREST  EXPENSE.   Interest expense  during the  1994 period  decreased $4
million, to $28 million from $31 million in the 1993 period. The decrease in interest expense occurred as a result of lower borrowings during the 1994 period, partially offset by higher interest rates.

    INTEREST INCOME. Interest income for the 1994 period increased $1 million, to $4 million from $3 million for the comparable period in 1993, as a result of higher interest rates during the 1994 period.

    PROVISION FOR INCOME TAXES. The Scrivner Group's effective tax rate for the six months ended June 30, 1994 increased to 49.9% from 49.3% for the comparable 1993 period as a result of the higher federal tax rate resulting from a tax law enacted in 1993.

1993, 1992 AND 1991


    NET SALES. Net sales in 1993 increased $332 million, or 5.8%, to $6.02 billion from $5.69 billion in 1992. Net sales in 1992 increased $79 million, or 1.4%, from $5.61 billion in 1991. The 1993 increase was attributable to the Scrivner Group's purchase of certain assets of the Peter J. Schmitt Company (the "Schmitt Company") in January 1993 and a modest increase in food prices. The assets purchased from the Schmitt Company consisted of the inventory at two distribution centers, seven retail food stores and franchise and lease rights to twenty-six retail food stores. The 1992 increase resulted from an increase in net sales by Scrivner Group-owned stores and a slight increase in food prices, partially offset by the absence of sales from foodservice operations sold in April 1992.


    GROSS MARGIN. Gross margin in 1993 increased by $57 million, or 7.2%, to $849 million from $792 million in 1992, and increased as a percentage of net sales to 14.1% from 13.9% in 1992. Gross margin in 1992 increased $21 million, or 2.7%, from $771 million in 1991, and increased as a percentage of net sales from 13.8% in 1991. The increase in 1993 was primarily due to increased net sales at Scrivner Group-owned stores as a result of the inclusion of former Schmitt Company retail food stores and improvements resulting from remodels and expansions of Scrivner Group-owned stores. The 1992 increase resulted primarily from increased net sales at Scrivner Group-owned stores, partially offset by the absence of sales from foodservice operations sold in April 1992. Retail operations typically have a higher gross margin than wholesale operations.

    SELLING, OPERATING AND ADMINISTRATIVE EXPENSE. Selling, operating and administrative expense in 1993 increased $65 million, or 9.5%, to $752 million from $687 million in 1992, and increased as a percentage of net sales to 12.5% from 12.1% in 1992. Selling, operating and administrative expense in 1992 increased $26 million, or 3.9%, from $661 million in 1991, and increased as a percentage of net sales from 11.8% in 1991. The 1993 increase was primarily due to increases in payroll and related expenses and advertising costs at Scrivner Group-owned stores, one-time costs associated with the purchase of certain assets of the Schmitt Company and start-up expenses for a new general merchandise distribution center in Buffalo, New York. The 1992 increase was primarily attributable to higher payroll and related expenses and product handling costs in wholesale operations.

    INTEREST EXPENSE. Interest expense in 1993 decreased $6 million, to $56 million from $62 million in 1992. Interest expense in 1992 decreased $9 million from $72 million in 1991. The decrease in both 1993 and 1992 was primarily attributable to lower interest rates and, with respect to 1993, lower borrowing levels.

    INTEREST INCOME.    Interest  income remained  stable  at  approximately  $6
million during fiscal years 1993, 1992 and 1991 as a result of increased levels of notes receivable from customers offset by lower interest rates.

    PROVISION FOR INCOME TAXES. The effective income tax rates were 46.1%, 49.6% and 51.5% in 1993, 1992 and 1991, respectively. The lower effective income tax rate in 1993 resulted from a tax credit of $3 million from net operating loss carryforwards, offset in part by an increase in the federal tax rate of 1% due to the passage of a new tax law and increases in state taxes.

                                    BUSINESS


    The Company is a recognized leader in the food marketing and distribution industry with both wholesale and retail operations. The Company is the largest food wholesaler in the United States as a result of the acquisition of the Scrivner Group in July 1994 (the "Acquisition"), based on PRO FORMA 1993 net sales of approximately $19 billion. The Company serves as the principal source of supply for approximately 10,000 retail food stores, including approximately 3,700 supermarkets (defined as any retail food store with annual sales of at least $2 million) which represented approximately 13% of all supermarkets in the United States at year-end 1993 and totaled approximately 97 million square feet in size. The Company serves food stores of various sizes operating in a wide variety of formats, including conventional full-service stores, supercenters, price impact stores (including warehouse stores), combination stores (which typically carry a higher proportion of non-food items) and convenience stores. With customers in 43 states, the Company services a geographically diverse area. The Company's wholesale operations offer a wide variety of national brand and private label products, including groceries, meat, dairy and delicatessen products, frozen foods, produce, bakery goods and a variety of general merchandise and related items. In addition, the Company offers a wide range of support services to its customers to help them compete more effectively with other food retailers in their respective markets. Such services include store development and expansion services, merchandising and marketing assistance, advertising, consumer education programs, retail electronic services and employee training.


    In addition to its food wholesale operations, the Company has a significant presence in food retailing, owning and operating 345 retail food stores, including 283 supermarkets with an aggregate of approximately 9.5 million square feet. Company-owned stores operate under a number of names and vary in format from super warehouse stores and conventional supermarkets to convenience stores. PRO FORMA 1993 net sales from retail operations were approximately $3 billion. The Company believes it is one of the 20 largest food retailers in the United States based on PRO FORMA net sales.

    Fleming's  net  sales  grew  from  approximately  $5  billion  in  1983   to
approximately $13 billion in 1993, largely as a result of acquisitions of wholesale food distributors and operations. After giving PRO FORMA effect to the Acquisition, the Company's 1993 net sales were approximately $19 billion. The Company believes that its position as a leader in the food marketing and distribution industry is attributable to a number of competitive strengths, including the following:

    SIZE.   As the largest food wholesaler in the United States, the Company has substantial purchasing power and is able to realize significant economies of scale.

    DIVERSE CUSTOMER BASE. In 1993, chains and multiple-store independent operators represented 40% and 33%, respectively, of Fleming's net sales, with the balance comprised of sales to single-store independent operators and Fleming-owned stores. Approximately one-third of the Scrivner Group's 1993 net sales were to Scrivner Group-owned stores, with the balance comprised of sales to multi-store independent operators, single-store operators and chains. In addition, with customers in 43 states, the Company's sales are geographically dispersed.


    EXPERTISE IN PRIVATE LABEL PRODUCTS AND PERISHABLES. The Company offers a wide range of private label products and perishables and has developed extensive expertise in handling, marketing and distributing these products. The Company believes that these products are an important element in attracting and retaining consumers. This expertise has permitted the Company to derive 41% of 1993 PRO FORMA net sales from the sale of perishables. In addition, private label products and certain perishables (such as produce, frozen foods and bakery goods) generally produce higher margins than other food categories.


    EFFICIENT DISTRIBUTION NETWORK. Fleming has successfully integrated the operations of previously acquired food wholesalers, thereby developing an efficient distribution network, and has recorded 19 consecutive years of warehouse productivity increases. The Company aggressively pursues opportunities for the consolidation of distribution centers, seeking to eliminate duplicative operations and facilities and achieve greater efficiencies. In addition, the Company believes it is an industry leader in the development and application of advanced distribution technology.

    LONG-TERM SUPPLY CONTRACTS. The Company pursues various means of obtaining future business, including the formation of alliances with retailers. In particular, the Company has focused on retailers with demonstrated operating success, including operators of alternative formats such as warehouse stores and supercenters. The Company has long-term supply contracts with many of its major customers. For example, in December 1993 the Company signed a six-year supply agreement with Kmart Corporation ("Kmart") to serve its new Super Kmart Centers in areas where the Company has distribution facilities.


    MANAGEMENT TEAM.   The  Company is  led by  an experienced  management  team
    comprised of individuals who combine many years in the food marketing and distribution industry. See "Management."

BUSINESS STRATEGY


    The Company's strategy is to maintain and strengthen its position in food marketing and distribution by: (i) consolidating distribution centers into larger, more efficient centers and eliminating functions that do not add economic value; (ii) maximizing the Company's substantial purchasing power;
(iii) building and maintaining long-term alliances with successful retailers, including both traditional and alternative format operators; (iv) remaining at the forefront of technology-driven distribution systems; (v) continuing to capitalize on the Company's expertise in handling private label products and perishables; and (vi) focusing on the profitability of Company-owned stores on a stand-alone basis and increasing net sales of such stores through internal growth and, in the long term, selective acquisitions.



    CONSOLIDATE DISTRIBUTION CENTERS; ELIMINATE FUNCTIONS NOT ADDING ECONOMIC VALUE. In January 1994, the Company's Board of Directors approved a plan designed to improve the Company's performance by, among other things, developing larger, more productive distribution centers and by eliminating functions and operations that do not add economic value. Estimated pre-tax cost savings are expected to grow to at least $65 million per year beginning in 1997 after the plan is fully implemented. Such estimates do not include any incremental savings which may be realized as a result of closing distribution centers made duplicative by the Acquisition. The plan calls for reorganizing the management of operations, consolidating facilities and reengineering the way the Company conducts business. See "-- The Consolidation, Reorganization and Reengineering Plan."


    MAXIMIZE PURCHASING POWER. The Company's position as the largest single customer of most of its suppliers provides it with substantial purchasing power. The Company will seek to maximize this purchasing power, which will result in lower unit costs, through increased use of centralized procurement and increased volume.


    MAINTAIN LONG-TERM ALLIANCES WITH RETAILERS. The Company maintains strong relationships with successful retailers and has long-term supply contracts with many of its major customers. Recently, mass merchandisers and warehouse stores have begun to compete with more traditional forms of retail food stores, gaining an increasing share of retail food dollars. The Company believes that it is well positioned to serve these alternative format stores not only through its extensive product offerings and efficient distribution system, but also through the various retail services it offers. In December 1993 the Company entered into a six-year supply agreement with Kmart to serve new Super Kmart Centers (combination stores with an average of approximately 170,000 square feet of which approximately 60,000 square feet is devoted to food and related products) in selected areas. By expanding the Company's network of distribution centers, the Acquisition has increased the number of potential Super Kmart Centers which the Company could serve. The Company will pursue other similar contracts in the future.


    REMAIN AT THE FOREFRONT OF TECHNOLOGY-DRIVEN DISTRIBUTION SYSTEMS. The Company believes its success is in part a result of its ability to identify new technology for application to food marketing and distribution. The Company intends to remain at the technological forefront of its industry. To this end, the Company has been a leader in developing technology related to the Efficient Consumer Response ("ECR") industry initiative. ECR is a consumer-driven grocery-industry strategy whereby wholesalers, retailers, and vendors cooperate to improve responsiveness to consumer needs through greater operating efficiencies and lower distribution costs. ECR focuses on removing costs from the entire food distribution system while creating better assortment, in-stock service, convenience and prices through a leaner, faster and more responsive supply chain. ECR will make use of computer-to-computer trading relationships among wholesalers, retailers and vendors to enable automatic replenishment of inventories. The Company is developing applications to link its customers, the Company and vendors. The electronic network will better facilitate the movement of information and products while collecting consumer purchasing data to be used in marketing and promotion, category management and new product development.


    CAPITALIZE ON EXPERTISE IN PRIVATE LABEL PRODUCTS AND PERISHABLES. The Company believes private label products and perishables are in increasing demand by many consumers. Additionally, private label products and certain perishables (such as produce, frozen foods and bakery goods) produce higher margins than other retail food categories. The Company expects to capitalize on opportunities for broader distribution of expanded product lines as a result of acquiring the private label products handled by the Scrivner Group. The Company intends to further develop its expertise in handling, marketing and distributing private label products and perishables.



    FOCUS ON PROFITABILITY OF RETAIL FOOD STORES. At July 9, 1994, Fleming owned 139 retail food stores and, primarily as the result of the Acquisition, the Company owns 345 retail stores as of November 1, 1994. The Company recently recruited a senior officer to assume management responsibility for the Company's retail operating results. Retail operations previously had been conducted as an extension of the Company's wholesale operations, with each store being managed by the distribution center personnel supplying it. The Company has initiated a comprehensive evaluation of its retail operations in order to focus such operations on stand-alone profitability. The Company intends to increase the net sales of its retail operations through internal growth and, in the long term, selective acquisitions.



THE CONSOLIDATION, REORGANIZATION AND REENGINEERING PLAN


    Under the leadership of Robert E. Stauth, who was elected President and Chief Operating Officer in March 1993, Chief Executive Officer in October 1993 and Chairman in April 1994, Fleming determined that its performance during the past several years, along with the performance of a number of its retail customers, has been unfavorably affected by a number of changes taking place within the food marketing and distribution industry, which has become increasingly competitive in an environment of relatively static over-all demand. Alternative format food stores (such as warehouse stores and supercenters) have gained retail food market share at the expense of traditional supermarket operators, including independent grocers, many of whom are customers of the Company. Vendors, seeking to ensure that more of their promotional dollars are used by retailers to increase sales volume, increasingly direct promotional dollars to large self-distributing chains. The Company believes that these changes have led to reduced margins and lower profitability among many of its customers and at the Company itself. See "Investment Considerations -- Response to a Changing Industry." Having identified these market forces, Fleming initiated specific actions to respond to, and help its retail customers respond to, changes in the marketplace.



    In January 1994, Fleming announced the details of a plan to improve operating performance by consolidating facilities, eliminating regional operations and reengineering the distribution and pricing of goods and services. The Company believes consolidation, reorganization and reengineering will result in significant cost savings through lower product handling expenses, lower selling and administrative expenses and reduced staffing of retailer services (or increased income from retailers to offset the cost of retailer services). Estimated pre-tax cost savings are expected to grow to at least $65 million per year beginning in 1997 after the plan has been fully implemented. The Company believes these expense savings and income offsets will allow it to deliver goods and services to its customers at a lower all-in cost, while increasing the Company's profitability. However, unforeseen events or circumstances could cause the Company to alter planned work force reductions or facilities consolidations, thereby delaying or reducing expected cost savings.



    CONSOLIDATION. In order to improve operating efficiencies, the Company closed four distribution centers, with the closing of one more facility to be announced. The business formerly conducted through these closed distribution centers has been transferred to certain other Company facilities. In the 40 weeks ended October 1, 1994, approximately 700 associate positions were eliminated through facilities consolidation.

    OPERATIONAL REORGANIZATION. Historically, Fleming's operations were organized around geographical divisions each of which functioned as a separate business unit. Each division contained sales, merchandising, human resources, distribution, procurement, accounting, store development and management information functions, and provided services to a number of retail stores of various formats located within a certain geographical area.


    As a first step in its organizational realignment, Fleming determined to close its regional administrative offices, the last being closed in April 1994. This resulted in the elimination of approximately 100 associate positions. Staff functions previously performed at the regional offices were moved to corporate headquarters, moved into the divisions or eliminated.


    REENGINEERING. Fleming commissioned an internal management task force to reengineer Fleming's business processes at both the divisional and corporate level. The task force made specific reengineering recommendations, which were approved by Fleming's Board of Directors, to enhance value-added services and to eliminate non-value-added services.


    The Company is  reorganizing itself around  five key value-added  functions:
Customer Management, Retailer Services, Category Marketing, Product Supply, and Support Services. Customer Management, Retailer Services, and Category Marketing represent the marketing functions of the Company. Product Supply represents the procurement and distribution functions of the Company.


    Through Customer Management, the Company will manage its relationships with customers primarily on the basis of customer type instead of on the basis of geography. This will enable the Company to be more effective in serving its diverse customer base. Through Retailer Services, the Company will offer retailers the same support services it currently offers, except that these services will be offered on a fee basis to those retailers choosing to purchase such services. In the past, Fleming has offered many support services without a direct charge but has indirectly charged all customers for such services.
Through Category Marketing, the Company will more efficiently manage its relationships with vendors, manufacturers and other suppliers, working to obtain the best possible promotional benefits offered by suppliers and will pass through directly to retailers 100% of those benefits related to grocery, frozen foods and dairy products. Through Product Supply, which will be comprised of all food distribution centers and operations, the Company will work to provide retailers with the lowest possible "landed" cost of goods (I.E., the total of cost of product and all related charges plus the Company's distribution fee). Through Support Services, various functions -- such as Finance, Associate Support, and Corporate/Business Development -- will provide a variety of administrative support services more efficiently to all of the Company's operations.



    A new flexible sales plan for grocery, frozen foods and dairy products will be based on a new pricing policy whereby retailers will pay the Company's actual cost of acquiring goods, receiving 100% of available promotional benefits from the vendor arranged by the Company, including those derived from forward buying. Customers will pay all costs incurred by the Company for transportation (which currently are often subsidized by the Company). Instead of paying a basic distribution fee, customers will pay handling and storage charges, which will be higher than the prior distribution fee. Additionally, retail customers will pay for all other retailer services purchased. The Company believes its flexible sales plan will result in increased promotional benefits being offered through the Company which will attract new business due to lower landed cost of goods to the retailer.



    Based on customer feedback, the Company believes its customers will support the new pricing policy and the unbundling of retailer services and that these changes will add value to customers primarily through cost savings to be derived through the Company's more efficient organization. The Company estimates that the reengineering process will be completed by the end of 1996. Certain aspects of reengineering are currently being tested with implementation to take place at the Company's operations in the western and midwestern parts of the United States based on a scheduled roll-out over the course of 1995. Reengineering will be implemented at the Company's operations in the eastern and southern parts of the United States over the course of 1996.

PRODUCTS

    The Company supplies its customers with a full line of national brand products as well as an extensive range of private label, including controlled label, products, perishables and non-food items. Controlled labels are those which the Company controls and private labels are those which may be offered only in stores operating under specific banners, which may or may not be under the Company's control. Among the controlled labels offered by the Company are TV-R-, Hyde Park-R-, Marquee-R-, Bonnie Hubbard-R-, Montco-R-, Best Yet-R- and Rainbow-R-. Among the private labels handled by the Company are IGA-R-, Piggly Wiggly-R-, and Sentry-R-. Controlled label and private label products offer both the wholesaler and the retailer opportunities for high margins as the costs of national advertising campaigns can be eliminated. The controlled label program is augmented with marketing and promotional support programs developed by the Company.


    Certain categories of perishables also offer both the wholesaler and the retailer significant opportunities for improved margins as consumers are generally willing to pay relatively higher prices for produce and bakery goods and high quality frozen foods. Furthermore, retailers are increasingly competing for business through an emphasis on perishables and private label products.



    The Company's PRO FORMA product mix as a percentage of 1993 net sales was 53% groceries, 41% perishables and 6% general merchandise.


SERVICES TO CUSTOMERS

    The Company offers value-added services to its retailer customers, thereby differentiating itself from most of its competitors. These services include, among others, merchandising and marketing assistance, in-house advertising, consumer education programs, retail electronic services and employee training. See also "-- Capital Invested in Customers."

    In addition, the Company provides its retail customers with assistance in the development and expansion of retail stores, including retail site selection and market surveys; store design, layout, and decor assistance; and equipment and fixture planning. The Company also has expertise in developing sales promotions, including employee and customer incentive programs, such as "continuity programs" designed to entice the customer to return regularly to the store.

SALE TERMS

    The Company currently charges customers for products based generally on an agreed price which includes the Company's defined "cost" (which does not give effect to promotional fees and allowances from vendors), to which is added a fee determined by the volume of the customer's purchase. In some geographic areas, product charges are based upon a percentage markup over cost. A delivery charge is usually added based on order size and mileage from the distribution center to the customer's store. Payment may be received upon delivery of the order, or within credit terms that generally are weekly or semi-weekly.


    As part of the reengineering process, the Company will begin to charge the actual costs of acquiring its grocery, frozen food and dairy products while passing through to its customers all promotional fees and allowances received from vendors. In addition, the Company will charge customers for the costs of transportation and will charge for handling and storage, which charges will be higher than the previous basic distribution fee. The Company will also begin charging retailers directly for services for which they formerly paid indirectly. As a result, the Company believes it will lower the cost of products to most of its customers while increasing the Company's profitability. See "-- The Consolidation, Reorganization and Reengineering Plan."


DISTRIBUTION


    The Company currently operates 49 distribution centers, including 39 full-service food distribution centers which are responsible for the distribution of national brand and private label groceries, meat, dairy and delicatessen products, frozen foods, produce, bakery goods and a variety of related food and non-food items. Seven general merchandise distribution centers distribute health and beauty care items and other non-food items. Two distribution centers serve convenience stores and one distribution center handles only dairy, delicatessen and fresh meat products. Substantially all facilities are equipped with modern material handling equipment for receiving, storing and shipping large quantities of merchandise. The Company believes that the technology currently in place at its distribution facilities offers a competitive advantage. As a result of the Acquisition, the Company has closed three distribution centers, has announced plans to close two distribution centers (Buffalo, New York and Blooming Prairie, Minnesota), and expects to close an additional five distribution centers. Pursuant to the consolidation, reorganization and reengineering plan, the Company has closed four distribution centers and will close one additional distribution center.



    The Company's distribution facilities comprise more than 20 million square feet of warehouse space. Additionally, the Company rents, on a short-term basis, approximately seven million square feet of off-site temporary storage space.


    Most distribution divisions operate a truck fleet to deliver products to customers. The Company increases the utilization of its truck fleet by backhauling products from many suppliers, thereby reducing the number of empty miles traveled. To further increase its fleet utilization, the Company has made its truck fleet available to other firms on a for-hire carriage basis.

RETAIL STORES SERVED

    The Company serves approximately 10,000 retail stores ranging in size from small convenience outlets to conventional supermarkets, combination units, price impact stores and large supercenters. Among the stores served are approximately 3,700 supermarkets with an aggregate of approximately 97 million square feet. Fleming's customers are geographically diverse, with operations in 43 states. The Company's principal customers are supermarkets carrying a wide variety of grocery, meat, produce, frozen food and dairy products. Most customers also handle an assortment of non-food items, including health and beauty care products and general merchandise such as housewares, soft goods and stationery. Most supermarkets also operate one or more specialty departments such as in-store bakeries, delicatessens, seafood departments and floral departments.


    The Company believes that its focus on quality service, broad product offerings, competitive prices and value-added services enables the Company to maintain long-term customer relationships while attracting new customers. The Company has successfully targeted self-distributing chains and operators of alternative format stores as sources of incremental sales. These operations have gained increasing market share in the retail food industry in recent years. The Company currently serves over 1,000 chain stores, compared to 810 at year-end 1993. In December 1993, Fleming signed a six-year supply agreement with Kmart to serve new Super Kmart Centers in areas where Fleming has distribution facilities. The Company currently supplies 31 Super Kmart Centers and the total number of Super Kmart Centers supplied is expected to increase to 48 by year-end 1994.


    The Company also licenses or grants franchises to retailers to use certain trade names such as IGA-R-, Piggly Wiggly-R-, Food 4 Less-R-, Big Star-R-, Big T-R-, Buy-for-Less-R-, Checkers-R-, Festival Foods-R-, Jubilee Foods-R-, Jamboree Foods-R-, MEGA MARKET-R-, Minimax-R-, Sentry-TM-, Shop 'n Bag-R-, Shop 'n Kart-R-, Super 1 Foods-R-, Super Save-R-, Super Thrift-R-, Thriftway-R-, United Supers-R-, and Value King-R-. There are approximately 1,700 food stores operating under Company franchises or licenses.

    The Company believes that its ten largest customers on a PRO FORMA basis accounted for approximately 16% of net sales during 1993, with no single customer representing more than 3.5% of net sales.

COMPANY-OWNED STORES


    Principally as a result of the Acquisition, the number of Company-owned stores increased from 139 at July 9, 1994 to 345 at November 1, 1994, including 283 supermarkets with an aggregate of approximately 9.5 million square feet. The Company-owned stores are located in 14 states and are all served by the Company's distribution centers. Formats vary from super warehouse stores and conventional supermarkets to convenience stores. Generally in the industry, an average super warehouse store is 58,000 square feet, a conventional supermarket is 23,000 square feet and a convenience store is 2,500 square feet. All Company-owned supermarkets are designed and equipped to offer a broad selection of both national brands as well as private label products at attractive prices while maintaining high levels of service. Most supermarket formats have one or more specialty departments such as bakeries, full service delicatessens, extensive produce departments and complete seafood and meat departments. Specialty departments generally produce higher gross margins per selling square foot than general grocery sections.


    The Company-owned stores provide added purchasing power as they enable the Company to commit to certain promotional efforts at the retail level. The Company, through its owned stores, is able to retain many of the promotional savings offered by vendors in exchange for volume increases.

    Until recently, the Company conducted its retail operations primarily as an extension of its wholesale business. Each Company-owned retail store was managed by personnel at the distribution center serving such store and did not benefit from any coordinated retail strategy. The Company emphasized wholesale operations, and many of its retail stores, while making a positive contribution to overall Company profitability through increased wholesale volume, were not profitable on a stand-alone basis.

    In 1993, the Company determined that its retail operations were underperforming and that, as a part of its overall business strategy, the Company would aggressively pursue stand-alone profitability in its retail operations. The Company recruited a senior officer to assume responsibility for retail operating results for all Company-owned stores and to focus on the development of successful retail strategies. See "Management."


    The Company has developed a comprehensive plan to evaluate the retail stores in each of its markets in order to improve profitability on a stand-alone basis. The analysis includes evaluation of the management team, the local marketplace, reporting systems and technology and results in a defined action plan which may include changes in management, renovation, reduction in overhead and store closures. The Company has begun to implement its plan in several markets, including Florida, where management anticipates improved results from its 21 stores in 1995.


    The Company intends to increase net sales derived from Company-owned stores through the implementation of the retail plan described above, internal growth and, in the long term, selective acquisitions of retail chains in niche markets. See "-- Business Strategy."

TECHNOLOGY


    Fleming has played a leading role in employing technology for internal operations as well as for its independent retail customers. The Company may enter into agreements with one or more technology partners to maintain this position. See "-- Business Strategy."


    Over the past three years, Fleming has introduced radio-frequency terminals in its distribution centers to track inventory, further improve customer service levels, reduce out-of-stock conditions and obtain other operational improvements. Most Fleming distribution centers are managed by computerized inventory control systems, along with warehouse productivity monitoring and scheduling systems. Fleming intends to add these technological aids to the Scrivner Group distribution system. Most of Fleming's truck fleet is equipped with on-board computers to monitor the efficiency of deliveries to its customers.


    Fleming's Retail Technology Group provides value-added services to its retailers including point-of-sale scanning systems (including hardware and software, on both a sale and lease basis), in-store personal computers, electronic shopping programs, electronic order entry and many specific applications designed for independent supermarket operators. In addition, the Company has been a leader in developing technology related to the ECR initiative. The Company's role in the continued development of ECR will further strengthen its relationship with retail customers and vendors.


SUPPLIERS

    The Company purchases goods from numerous vendors and growers. As the largest single customer of most of its suppliers, the Company is able to secure favorable terms and volume discounts on most of its purchases, leading to lower unit costs. The Company purchases products from a diverse group of suppliers and believes it has adequate and alternative sources of supply for substantially all of its products.

CAPITAL INVESTED IN CUSTOMERS

    As  part  of its  services  to retailers,  the  Company provides  capital to customers in several ways, although the Company has decided to reduce its financial exposure to such customers by more selectively allocating capital in the future. In making credit and investment decisions, the Company considers many factors, including estimated return on capital, risk and the benefits to be derived from sustained or increased product sales. Any equity investment or loan of $250,000 or more must be approved by the Company's business development committee and any investment or loan in excess of $5 million must be approved by the Board of Directors. For equity investments, the Company has active representation on the customer's board of directors. The Company also conducts periodic credit reviews, receives and analyzes customers' financial statements and visits customers' locations regularly. On an ongoing basis, senior management reviews the Company's largest investments and credit exposures.

    The Company provides capital to certain customers by becoming primarily or secondarily liable for store leases, by extending credit for inventory purchases, and by guaranteeing loans and making secured loans to and equity investments in customers.


    STORE LEASES. The Company leases stores for sublease to certain customers. Sublease rentals are generally higher than the base rental to the Company. As of November 1, 1994, the Company was the primary lessee of approximately 1,100 retail store locations subleased to and operated by customers. In certain circumstances, the Company also guarantees the lease obligations of certain customers.


    EXTENSION OF CREDIT FOR INVENTORY PURCHASES. The Company has supply agreements with customers in which it invests and, in connection with supplying such customers, will, in certain circumstances, extend credit for inventory purchases. Customary trade credits terms are up to seven days; the Company has extended credit for additional periods under certain circumstances.


    GUARANTEES AND SECURED LOANS. The Company guarantees the obligations of certain of its customers. Loans are also made to customers primarily for store expansions or improvements. These loans are typically secured by inventory and store fixtures, bear interest at rates at or above the prime rate, and are for terms of up to ten years. During fiscal year 1993, 1992 and 1991 Fleming sold, with limited recourse, $68 million, $45 million and $82 million, respectively, of notes evidencing such loans. During fiscal years 1993, 1992 and 1991, the Scrivner Group sold, with limited recourse, $51 million, $40 million and $35 million, respectively, of notes evidencing similar loans. The Company believes its loans to customers are illiquid and would not be investment grade if rated. At October 1, 1994, the Company had outstanding $415 million of notes receivable from customers, of which $31.2 million were greater than 90 days past due. At that date, the Company had reserves covering 67% of such past due amount.


    EQUITY INVESTMENTS. The Company has made equity investments in strategic multi-store customers, which it refers to as Business Development Ventures, and in smaller operators, referred to as Equity Stores. Equity Store participants typically retain the right to purchase the Company's investment over a five to ten year period. Many of the customers in which the Company has made equity investments are highly leveraged, and the Company believes its equity investments are highly illiquid.

    The following table sets forth the components of Fleming's portfolio of loans to and investments in customers at year end 1993 and 1992.



                                                   CUSTOMERS WITH EQUITY INVESTMENTS
                                               -----------------------------------------
                                                                                            CUSTOMERS
                                                BUSINESS                                     WITH NO
                                               DEVELOPMENT   EQUITY     OTHER      SUB       EQUITY
                                                VENTURES     STORES   STORES(A)   TOTAL    INVESTMENTS   TOTAL
                                               -----------   ------   ---------   ------   -----------   -----
                                                                    (DOLLARS IN MILLIONS)
1993
  Loans(b)...................................     $ 78        $55        $ 2       $135       $178       $ 313
  Equity Investments.........................       28         15         12         55         --          55
                                                 -----       ------      ---      ------     -----       -----
    Total....................................     $106        $70        $14       $190       $178       $ 368
                                                 -----       ------      ---      ------     -----       -----
                                                 -----       ------      ---      ------     -----       -----
1992
  Loans(b)...................................     $114        $49        $--       $163       $193       $ 356
  Equity Investments.........................       18         18         10         46         --          46
                                                 -----       ------      ---      ------     -----       -----
    Total....................................     $132        $67        $10       $209       $193       $ 402
                                                 -----       ------      ---      ------     -----       -----
                                                 -----       ------      ---      ------     -----       -----

- ------------------------
(a)  Other stores are Company-owned stores pending sale.
(b)  Includes   current  portion  of  loans,   which  amounts  are  recorded  as
     receivables on the Company's balance sheet.



    The table does not include the Scrivner Group's loans to or equity investments in customers or the Company's investments in customers through direct financing leases, lease guarantees, operating leases, loan guarantees or credit extensions for inventory purchases. As of December 25, 1993, the Company's undiscounted obligations under direct financing leases and lease guarantees were $424 million and $335 million, respectively. As of October 1, 1994, total loans to and equity investments in customers was $507 million.



    The Company has shifted its strategy to emphasize ownership of, rather than investment in, retail stores. In addition, the Company intends to de-emphasize credit extensions to its customers and to reduce future credit loss expense by raising the Company's financial standards for credit extensions and by conducting post-financing reviews more frequently and in more depth. Fleming's credit loss expense, including from receivables as well as from investments in customers, was $49 million in the 40 weeks ended October 1, 1994 and $52 million, $28 million and $17 million in 1993, 1992 and 1991, respectively.



    Prior to the Acquisition, the Scrivner Group provided capital to customers in similar ways. At June 30, 1994, the Scrivner Group's portfolio of credit extensions to customers (excluding prime lease obligations) consisted of loans aggregating $72 million, obligations under direct financing leases of $2 million and equity investments of $418,000. The Scrivner Group's credit loss expense was approximately $8 million, $6 million and $8 million in 1993, 1992 and 1991, respectively.


COMPETITION

    Competition in the food marketing and distribution industry is intense. The Company's primary competitors are national chains who perform their own distribution (such as The Kroger Co. and Albertson's, Inc.), national food distributors (such as SUPERVALU Inc.) and regional and local food distributors. The principal competitive factors include product price, quality and assortment of product lines, schedules and reliability of delivery, and the range and quality of customer services. The sales volume of wholesale food distributors is dependent on the level of sales achieved by the retail food stores they serve. Retail stores served by the Company compete with other retail food outlets in their geographic areas on the basis of product price, quality and assortment, store location and format, sales promotions, advertising, availability of parking, hours of operation and store appeal. The Company believes it compares favorably with its competition by virtue of its purchasing power, which results in more favorable pricing for retail customers, efficient, technologically advanced distribution centers and value-added services to customers.

    The primary competitors of the Company-owned stores are national, regional and local chains, as well as independent supermarkets and convenience stores. The principal competitive factors include product price, quality and assortment, store location and format, sales promotions, advertising, availability of parking, hours of operation and store appeal. The Company believes its competitive advantages are its competitive prices, varied store formats, complete specialty food departments and broad variety of both private label and national brand food and non-food items.

EMPLOYEES


    Upon consummation of the Acquisition, the Company had approximately 43,000 full time and part-time associates. Almost half of the Company's associates are covered by collective bargaining agreements with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America, the United Food and Commercial Workers, the International Longshoremen's and Warehousemen's Union and the Retail Warehouse and Department Store Union. The Company has 95 such agreements which expire at various times throughout the next five years. The Company believes it has satisfactory relationships with its unions. The Company's work force is expected to decrease by 1,500 associates by the end of 1996. See "-- The Consolidation, Reorganization and Reengineering Plan." In addition, the Company expects to further reduce associate positions due to facilities consolidations resulting from the Acquisition and the effects of applying its reengineering plan to the Scrivner Group's operations.


CERTAIN LEGAL PROCEEDINGS

    A Company subsidiary has been named as a defendant in the following related cases:

    TROPIN V. THENEN, ET AL., CASE NO. 93-2502-CIV-MORENO, UNITED STATES DISTRICT COURT, SOUTHERN DISTRICT OF FLORIDA; and WALCO INVESTMENTS, INC., ET AL. V. THENEN, ET AL., CASE NO. 93-2534-CIV-MORENO, UNITED STATES DISTRICT COURT, SOUTHERN DISTRICT OF FLORIDA.

    These cases were filed in the United States District Court for the Southern District of Florida on December 21, 1993. Both cases name numerous defendants, including, in one case, four former employees of subsidiaries of the Company and, in the other, two former employees of a subsidiary of the Company. The cases contain similar factual allegations and the plaintiffs allege, among other things, that the former employees participated in fraudulent activities by taking money for confirming "diverting" transactions (a practice involving arbitraging in food and other goods to profit from price differentials given by manufacturers to different retailers and wholesalers) which had not occurred and that, in so doing, the former employees acted within the scope of their employment. Plaintiffs also allege that the subsidiary allowed its name to be used in furtherance of the alleged fraud.

    The allegations include, among other causes of action, common law fraud, breach of contract, negligence, conversion and civil theft, and violations of the federal Racketeer Influenced and Corrupt Organizations Act and comparable state law. Plaintiffs seek damages, treble damages, attorneys' fees, costs, expenses and other appropriate relief. While the amount of damages sought under most claims is not specified, plaintiffs allege that hundreds of millions of dollars were lost as the result of the allegations contained in the complaint. The Company denies the allegations of the complaints and will vigorously defend the actions. The litigation is in its preliminary stages, and the ultimate outcome cannot be determined. Furthermore, the Company is unable to predict a potential range of monetary exposure to the Company. Based on the recovery sought, an unfavorable judgment could have a material adverse effect on the Company.


    The Company has been designated by the U.S. Environmental Protection Agency as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA," also known as "Superfund"), with others, with respect to EPA-designated Superfund sites. While liability under CERCLA for remediation at such sites is joint and several, the Company believes that, to the extent it is ultimately determined to be liable for clean up at any such site, such liability will not result in a material adverse effect on its consolidated financial position or results of operations.


    The Company is a party to various other litigation, possible tax assessments and other matters, some of which are for substantial amounts, arising in the ordinary course of business. While the ultimate effect of such actions cannot be predicted with certainty, the Company expects that the outcome of these matters will not result in a material adverse effect on its consolidated financial position or results of operations.

                                   MANAGEMENT

    The following are the members of the Company's management committee. The management committee is comprised of executive officers of the Company and has oversight over the operations of the Company.

    ROBERT E. STAUTH -- Mr. Stauth has served as President and Chief Operating Officer of the Company since April 1993, and was named Chief Executive Officer in October 1993 and Chairman in April 1994. Mr. Stauth has been with the Company more than 20 years. Prior to being named President and Chief Operating Officer, Mr. Stauth was named Senior Vice President -- Western Region in 1991, with responsibility for the Company's eight West Coast operations. In 1992, he was appointed Executive Vice President -- Division Operations, with responsibility for Fleming's operations in the Western, Southern, Mid-America and Mid-South regions. From 1987 to 1991, Mr. Stauth served as Vice President -- Arizona operations.


    GERALD G. AUSTIN -- Mr. Austin was elected Executive Vice President -- Operations in October 1993, after serving three years as Executive Vice President -- Marketing. Mr. Austin is responsible for the Company's wholesale food divisions, marketing and general merchandise activities, retail concepts and store development and planning. Mr. Austin is supervising the implementation of the Company's reengineering program, having served as a member of the steering committee that created the plan. Mr. Austin has been an associate of Fleming for 35 years.


    E. STEPHEN DAVIS -- Mr. Davis serves as Executive Vice President -- Scrivner Group. In addition, Mr. Davis is responsible for integrating the Scrivner Group into Fleming. Mr. Davis is overseeing executives responsible for operations, finance, human resources, marketing and management information systems at the Scrivner Group. Mr. Davis has directed the Company's corporate distribution function for the past 14 years, most of them as Executive Vice President -- Distribution. Mr. Davis has held numerous positions during his 34 years as a Fleming associate.


    HARRY L. WINN, JR. -- Mr. Winn joined the Company as Executive Vice President -- Chief Financial Officer in May 1994. Mr. Winn has overall responsibility for accounting, legal, management information systems, retailer credit, capital management, tax, audit and planning. He came to the Company from UtiliCorp United in Kansas City, where he had served as managing senior vice president and chief financial officer from 1990 to 1993. UtiliCorp is a NYSE energy company with revenues of $1.3 billion whose operations include gas and electric utilities in eight states, Canada and New Zealand and unregulated natural gas and oil operations in the U.S. and the U.K. Prior to joining UtiliCorp, Mr. Winn was an independent consultant from 1988 to 1990. Prior to that he held the roles of vice president -- controller of Squibb United States, vice president -- treasurer of Squibb Corporation, vice president -- treasurer of Baxter International, treasurer of American Hospital Supply and assistant vice president of American National Bank.


    DARRELD R. EASTER -- Mr. Easter serves the Company as Senior Vice  President
- -- Marketing. Mr. Easter is also responsible for Fleming's entire marketing function, which encompasses the merchandising and procurement of all food product lines, including groceries, meat, dairy, produce, frozen foods, bakery goods and private label products, as well as marketing services, sales promotion and consumer services. Prior to election to his current post in October 1993, Mr. Easter served three years as Senior Vice President -- Produce, Meat, Bakery and Deli. Mr. Easter joined Fleming in 1985 as Director -- Produce Procurement after spending 25 years with a leading retail food chain based in Kansas.

    WILLIAM M. LAWSON, JR. -- Mr. Lawson was elected Senior Vice President -- Corporate Development/ International Operations effective August 1, 1994. He is responsible for identifying business ventures that offer growth opportunities for the Company such as acquisitions, divestitures, joint ventures (both domestic and international) and start-up situations. Prior to joining Fleming, Mr. Lawson had practiced law in Phoenix since 1976.

    LARRY A. WAGNER -- Mr. Wagner is Senior Vice President -- Human Resources of the Company, with responsibility for organizational planning, management development and training, benefit programs, salary administration and employment procedures. Mr. Wagner began working for Fleming 15 years ago as

Manager of Human Resources for the Houston division. In 1979, he was promoted to Regional Director of Human Resources. He was promoted to Vice President -- Human Resources in January 1989, and to his present position in February 1991.



    The following officers of the Company have oversight over the Company's general merchandise and retail operations at the direction of the management committee:


    RONALD C. ANDERSON -- Mr. Anderson was elected Vice President -- General Merchandise of the Company in June 1993, with responsibility for the Company's general merchandise operations. Prior to joining Fleming in June 1993, Mr. Anderson served as president of the service merchandising division of the nation's largest wholesale distributor of pharmaceuticals, health and beauty care products, specialty foods and general merchandise. He also has experience at many levels of retail business, with 17 years service at a major supermarket chain based in Salt Lake City.

    THOMAS L. ZARICKI -- Mr. Zaricki was elected Senior Vice President -- Retail Operations of the Company in October 1993. The Company formed the Fleming Retail Group to oversee operations of all Company-owned stores and has named Mr. Zaricki President -- Fleming Retail Group. Mr. Zaricki joined Fleming in October 1993 with over 30 years experience in supermarket management, having served most recently as president of a regional supermarket chain headquartered in Phoenix.

                              THE CREDIT AGREEMENT

    The following discussion of certain of the provisions of the Credit Agreement is not intended to be exhaustive and is qualified in its entirety by the provisions of the Credit Agreement contained as an Exhibit to the Company's Current Report on Form 8-K, dated July 19, 1994, which is incorporated in this Prospectus by reference.


    On July 19, 1994, Fleming executed the Credit Agreement with Morgan Guaranty, as Managing Agent, and twelve other domestic and foreign banks as Agents. The Credit Agreement is divided into the following three facilities: (i) a $900 million five-year revolving credit facility ("Tranche A"), (ii) a $500 million two-year term loan facility ("Tranche B"), and (iii) an $800 million six-year amortizing term loan facility ("Tranche C"). At November 1, 1994, $250 million was borrowed under Tranche A, $500 million was borrowed under Tranche B and $800 million was borrowed under Tranche C.


    GUARANTEES. The Company's obligations under the Credit Agreement are unconditionally guaranteed, on a joint and several basis, by substantially all direct and indirect subsidiaries of the Company. The Company is obligated to maintain guarantees by its subsidiaries such that the assets of the guaranteeing subsidiaries, together with the assets of the Company, comprise at least 85% of the assets of the Company on a consolidated basis.

    COLLATERAL. Borrowings under the Credit Agreement (and obligations under certain Letters of Credit and under certain derivative financial transactions entered into to hedge the Company's interest rate exposure thereunder) must, except as described below, be secured by a perfected pledge of substantially all of the inventory and accounts receivable of Fleming and its subsidiaries. Obligations under the Credit Agreement are also secured by a pledge of the capital stock of substantially all of the Company's guaranteeing subsidiaries.


    The collateral will be released upon the earlier to occur of (i) all debt under the Credit Agreement being repaid and all commitments thereunder canceled,
(ii) Fleming's senior unsecured long-term debt being rated investment grade or higher by Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. and by Moody's Investors Service, Inc. or (iii) upon the affirmative vote of Banks holding 85% of the obligations under the Credit Agreement.


    MANDATORY PREPAYMENTS. The net proceeds of the Offering, together with borrowings under Tranche A, will be used to repay Tranche B (see "Use of Proceeds"). Upon repayment of Tranche B, 50% of the net cash proceeds of any asset sales, 75% of the net cash proceeds of equity issuances and 100% of the net cash proceeds of any debt financing will be applied to reduce Tranche C borrowings. Tranche C amortizes on a quarterly basis, beginning March 31, 1995.

    INTEREST RATE. Under the Credit Agreement, the interest rate for any Tranche may be based on LIBOR, CD rates or prime rates, as selected by the Company from time to time, plus a borrowing margin. The borrowing margins vary depending upon the rating of the Company's senior unsecured long-term debt.

    INTEREST RATE PROTECTION. The Credit Agreement stipulates that the Company must enter into interest rate protection agreements for at least 50% of the bank debt outstanding under Tranche A and Tranche C (less $150 million) until it has received investment grade credit ratings for its senior unsecured debt. As of the date of this Prospectus, the Company had fully complied with this provision.


    COVENANTS. The Credit Agreement contains customary covenants associated with similar facilities, including, without limitation: maintenance of a specified borrowed funds to net worth ratio; maintenance of a minimum consolidated net worth; maintenance of a specified fixed charge coverage ratio; a limitation on restricted payments (including dividends and Company stock repurchases); prohibition of certain liens; prohibitions of certain mergers, consolidations and sales of assets; restrictions on the incurrence of debt and additional guarantees; limitations on restricted payments; limitations on transactions with affiliates; limitations on acquisitions and investments; limitations on capital expenditures; and limitations on payment restrictions affecting subsidiaries. The Company is currently in compliance with all financial covenants under the Credit Agreement. As of November 1, 1994, the restricted payments test would have allowed the

Company to pay dividends and/or repurchase capital stock in the aggregate amount of $17 million. The borrowed funds to net worth test would have allowed the Company to borrow an additional $547 million. The fixed charge coverage test would have allowed the Company to incur an additional $33 million of annual interest expense.


    EVENTS OF DEFAULT. The Credit Agreement contains Events of Default, including, but not limited to, failure to pay principal or interest, failure to meet covenants, representations or warranties false in any material respect, cross default to other indebtedness of the Company, and a change of control.

                           CERTAIN OTHER OBLIGATIONS

THE PRIOR INDENTURES


    On March 15, 1986, the Company entered into an Indenture (the "86 Indenture") with Morgan Guaranty, as Trustee, regarding $100 million of 9 1/2% Debentures due 2016 (the "9 1/2% Debentures"). As of the date of this Prospectus, approximately $7.0 million in aggregate principal amount of the 9 1/2% Debentures were outstanding. The terms of the Indenture include a negative pledge obligating the Company to equally and ratably secure the holders of the 9 1/2% Debentures in the event the Company secures any debt by placing a lien or other encumbrance upon the shares of stock or indebtedness of certain of its subsidiaries.



    On December 1, 1989, the Company entered into an Indenture (the "89 Indenture") with Morgan Guaranty as Trustee. Pursuant to the 89 Indenture, the Company issued, from time to time, an aggregate of $275 million of Medium-Term Notes in three series. As of November 1, 1994, approximately $189 million in aggregate principal amount of Medium-Term Notes were outstanding. The 89 Indenture contains a negative pledge substantially identical to that found in the 86 Indenture.


    The securing of obligations under the Credit Agreement by the pledge of the stock of the Company's subsidiaries and the pledge of the accounts receivable of the Company and its subsidiaries activated the negative pledge covenants under both Prior Indentures. Contemporaneously with entering into the Credit Agreement and securing its obligations thereunder, the Company equally and ratably secured the holders of the 9 1/2% Debentures and the Medium-Term Notes by the pledge of the capital stock and the inter-company indebtedness (including inter-company accounts receivable) of substantially all of the Company's subsidiaries.


    Additionally, the first series of Medium-Term Notes ("Series A Notes") contain a provision requiring the Company to offer to purchase such notes (at par plus accrued but unpaid interest) upon the occurrence of certain "repurchase events." The consummation of the Acquisition and the resulting downgrade in the ratings of the Company's long-term unsecured indebtedness represented such a repurchase event. On August 16, 1994, the Company made an offer to purchase the Series A Notes in accordance with the provisions of the 89 Indenture, which offer terminated on October 21, 1994, with $33 million of such notes tendered. The Company financed the purchase by drawing additional amounts under Tranche A of the Credit Agreement. Neither the 9 1/2% Debentures nor any of the other series of Medium-Term Notes contains a similar provision.


SALES OF CERTAIN SECURED LOANS AND DIRECT FINANCING LEASES

    From time to time the Company sells notes evidencing certain secured loans made to retailers. See "Business -- Capital Invested in Customers." Such notes are typically sold, with limited recourse, directly to financial institutions or to a grantor trust, with financial institutions purchasing trust certificates representing an interest in a pool of notes.


    The Company leases electronic equipment to certain retailers, including point-of-sale scanning systems and other computer equipment, related software and peripherals. Such leases, which had an aggregate book value at October 1, 1994 of approximately $20 million, generally have lease terms of three to five years with optional renewal provisions. The Company expects to sell, with limited recourse, an interest in a substantial portion of such leases directly or indirectly to financial institutions during 1995.

                            DESCRIPTION OF THE NOTES

    The  Fixed Rate Notes offered hereby will be issued under an indenture to be
dated as of               , 1994  (the "Fixed Rate  Note Indenture"), among  the
Company, as issuer, each of the Subsidiary Guarantors, as guarantors, and Texas Commerce Bank, National Association, as trustee (the "Trustee"). The Floating Rate Notes offered hereby will be issued under an indenture to be dated as of
          , 1994 (the "Floating Rate Note Indenture" and, together with the Fixed Rate Note Indenture, the "Senior Note Indentures"), among the Company, as issuer, each of the Subsidiary Guarantors, as guarantors, and the Trustee, as trustee.

    Copies of the forms of the Senior Note Indentures are filed as exhibits to the Registration Statement of which this Prospectus is a part. The Senior Note Indentures are subject to and governed by the Trust Indenture Act. The following summaries of the material provisions of the Senior Note Indentures do not purport to be complete and are subject to, and qualified in their entirety by, reference to all of the provisions of the Senior Note Indentures, including the definitions of certain terms contained therein and those terms made a part of the Senior Note Indentures by the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see "-- Certain Definitions."

    The Fixed Rate Notes and the Floating Rate Notes (collectively, the "Notes") are identical except as indicated below.

GENERAL

    Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially will be the office of the Trustee maintained at Texas Commerce Trust Company of New York, 80 Broad Street, Suite 400, New York, New York 10004); PROVIDED, HOWEVER, that payment of interest may be made, at the option of the Company, by check mailed to the Person entitled thereto as shown on the security register. (Sections 301, 305 and 307) The Notes will be issued only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof. (Section 302) No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith. (Section 305)

TERMS SPECIFIC TO THE FIXED RATE NOTES

MATURITY, INTEREST AND PRINCIPAL

    The Fixed Rate Notes will mature on           , 2001, and will be  unsecured
senior obligations of the Company limited in aggregate principal amount to $ . The Fixed Rate Notes will bear interest at the rate set forth opposite
their  name on the  cover page hereof from              , 1994  or from the most
recent  interest  payment  date  to  which  interest  has  been  paid,   payable
semi-annually  on         and          of each year commencing           , 1995,
to the Person in whose  name the Fixed Rate Note  is registered at the close  of
business  on the          or          next preceding such interest payment date.
Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. (Sections 301, 307 and 310 of the Fixed Rate Note Indenture)

OPTIONAL REDEMPTION

    The  Fixed Rate Notes may be redeemed at the option of the Company, in whole
or in part, at any time on or after            , 1999, at the redemption  prices
(expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest, if any, to the date of redemption, if redeemed
during  the 12-month  period beginning on          of the  years indicated below
(subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date):

                                                                           REDEMPTION
YEAR                                                                          PRICE
- -----------------------------------------------------------------------  ---------------
1999...................................................................             %
2000...................................................................             %

    In  addition, up  to 20%  of the initial  aggregate principal  amount of the
Fixed Rate Notes may be redeemed on or prior to           , 1997, at the  option
of the Company, within 180 days of a Public Equity Offering with the net proceeds of such offering at a redemption price equal to % of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates); PROVIDED, that after giving effect to such redemption at least $200 million aggregate principal amount of the Fixed Rate Notes remain outstanding.


SINKING FUND


    The Fixed Rate Notes will not be entitled to the benefit of any sinking fund.


TERMS SPECIFIC TO THE FLOATING RATE NOTES

MATURITY, INTEREST AND PRINCIPAL

    The Floating Rate  Notes will mature  on               , 2001,  and will  be
unsecured  senior  obligations of  the  Company limited  in  aggregate principal
amount to $      . The Floating Rate Notes will  bear interest from            ,
1994 or from the most recent interest payment date to which interest has been paid at the rate described below.

    Interest on the  Floating Rate  Notes will  accrue at  a rate  equal to  the
Applicable  LIBOR Rate and  will be payable quarterly  in arrears on           ,
        ,         and         of each year, or if any such day is not a Business
Day, on the next succeeding Business Day, commencing on          , 1995 (each  a
"Floating  Rate Interest Payment Date") to  holders of record on the immediately
preceding         ,          ,          and          . Interest on the  Floating
Rate Notes will be calculated on a formula basis by multiplying the principal amount of the Floating Rate Notes then outstanding by the Applicable LIBOR Rate, and multiplying such product by the LIBOR Fraction.

    "APPLICABLE LIBOR RATE" means for each Quarterly Period during which any Floating Rate Note is outstanding subsequent to the Initial Quarterly Period, basis points over the rate determined by the Company (notice of such rate to be sent to the Trustee by the Company on the date of determination thereof) equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the offered rates for deposits in U.S. dollars for a period of three months, as set forth on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the Interest Rate Determination Date for such Quarterly Period; PROVIDED, HOWEVER, that if only one such offered rate appears on the Reuters Screen LIBO Page, the Applicable LIBOR Rate for such Quarterly Period will mean such offered rate. If such rate is not available at 11:00 a.m., London time, on the Interest Rate Determination Date for such Quarterly Period, then the Applicable LIBOR Rate for such Quarterly Period will mean the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the interest rates per annum at which deposits in amounts equal to $1 million in U.S. dollars are offered by the Reference Banks to leading banks in the London Interbank Market for a period of three months as of 11:00 a.m, London time, on the Interest Rate Determination Date for such Quarterly Period. If on any Interest Rate Determination Date, at least two of the Reference Banks provide such offered quotations, then the Applicable LIBOR Rate for such Quarterly Period will be determined in accordance with the preceding sentence on the basis of the offered quotations of those Reference Banks providing such quotations; PROVIDED, HOWEVER, that if fewer than two of the Reference Banks are so quoting such interest rates as mentioned above, the Applicable LIBOR Rate for such Quarterly Period shall be deemed to be the Applicable LIBOR Rate for the next preceding Quarterly Period and in the case of the Quarterly Period next succeeding the Initial Quarterly Period, the Applicable LIBOR Rate shall be %. Notwithstanding the foregoing, the
Applicable LIBOR Rate for the Initial Quarterly Period shall be   %.

    "INTEREST  RATE DETERMINATION DATE"   means, with  respect to each Quarterly
Period, the second Working Day prior to the first day of such Quarterly Period.

    "LIBOR FRACTION" means the actual number of days in the Initial Quarterly Period or Quarterly Period, as applicable, divided by 360; PROVIDED, HOWEVER, that the number of days in the Initial Quarterly Period and each Quarterly Period shall be calculated by including the first day of such Initial Quarterly Period or Quarterly Period and excluding the last.

    "INITIAL QUARTERLY PERIOD"  means the  period from and including           ,
1994 through and including         , 1995.

    "QUARTERLY PERIOD" means the period from and including a scheduled Floating Rate Interest Payment Date through the day next preceding the following scheduled Floating Rate Interest Payment Date.


    "REFERENCE BANKS" means each of Barclays Bank PLC, London Branch, the Bank of Tokyo, Ltd., London Branch, Bankers Trust Company, London Branch, and National Westminster Bank PLC, London Branch, and any such replacement bank thereof as listed on the Reuters Screen LIBO Page and their respective successors, and if any of such banks are not at the applicable time providing interest rates as contemplated within the definition of the "APPLICABLE LIBOR RATE," Reference Banks shall mean the remaining bank or banks so providing such rates. In the event that fewer than two of such banks are providing such rates, the Company shall use reasonable efforts to appoint additional Reference Banks so that there are at least two such banks providing such rates; PROVIDED, HOWEVER, that such banks appointed by the Company shall be London offices of leading banks engaged in the Eurodollar market (the market in which U.S. currency, which is deposited by corporations and national governments in banks outside the United States, is used for settling international transactions).


    "REUTERS SCREEN LIBO PAGE" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London Interbank Offered Rates of leading banks).

    "WORKING DAY" means any day which is not a Saturday, Sunday or a day on which banking institutions in New York, New York or London, England are authorized or obligated by law or executive order to close.

OPTIONAL REDEMPTION

    The Floating Rate Notes will be redeemable at the option of the Company, in whole or in part, on any Floating Rate Interest Payment Date on or after
        ,  1995 and on or prior to         , 1999 at a redemption price equal to
100.5% of  the  principal  amount  thereof, together  with  accrued  and  unpaid
interest,  if any, to  the date of redemption,  and after            , 1999 at a
redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date).


SINKING FUND


    The Floating Rate Note Indenture will provide for the redemption on each of ___________, 1999 and ___________, 2000, of $1 million principal amount of
Floating Rate Notes, at a redemption price equal to 100% of their principal amount, plus accrued interest to the redemption date. (Section 1401)


TERMS COMMON TO THE FIXED RATE NOTES AND THE FLOATING RATE NOTES

REDEMPTION


    CHANGE OF CONTROL.   As described below, if  a Change of Control  Triggering
Event shall occur at any time, then each holder of Notes shall have the right to require that the Company purchase such holder's Notes, in whole or in part, at a purchase price equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase. See "-- Certain Covenants
- -- PURCHASE OF NOTES UPON A CHANGE OF CONTROL TRIGGERING EVENT." (Section 1101)


    SELECTION AND NOTICE. In the event that less than all of the Fixed Rate Notes or Floating Rate Notes, respectively, are to be redeemed at any time, selection of such Fixed Rate Notes or Floating Rate Notes for redemption will be made by the applicable Trustee on a PRO RATA basis, by lot or by such other method as the applicable Trustee shall deem fair and appropriate; PROVIDED, HOWEVER, that no Note of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Fixed Rate Notes or Floating Rate Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On or after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption and accepted for payment. (Sections 1104, 1105, 1107 and
1108)


GUARANTEES


    Payment of the principal of, premium, if any, and interest on the Notes, when and as the same become due and payable (whether at Stated Maturity or purchase upon a Change of Control Triggering Event, and whether by declaration of acceleration, a Change of Control Triggering Event, call for redemption or otherwise), will be guaranteed, jointly and severally, on a senior basis by the Subsidiary Guarantors. (Section 1201)


RANKING


    The Notes will be unsecured senior obligations of the Company, and the Indebtedness represented by the Notes and the payment of principal of, premium, if any, and interest on the Notes will rank PARI PASSU in right of payment with all other existing and future Senior Indebtedness and senior in right of payment to all future Subordinated Indebtedness of the Company. The Company currently has no Subordinated Indebtedness. The Notes, however, will be effectively subordinated to secured Senior Indebtedness of the Company with respect to the assets securing such Indebtedness, including Indebtedness under the Credit Agreement which is secured by the capital stock of substantially all of the Company's subsidiaries and substantially all of the inventory and accounts receivable of the Company and its subsidiaries and Indebtedness under the Prior Indentures which is secured by a portion of such collateral. As of October 1, 1994, on PRO FORMA basis after giving effect to the Offering and the use of proceeds therefrom, Senior Indebtedness of the Company (including capitalized leases) would have been approximately $2.07 billion, of which $1.57 billion would have been secured Senior Indebtedness. As of October 1, 1994, on a PRO FORMA basis after giving effect to the Offering and the use of proceeds therefrom, the total amount of Indebtedness of the Company and its subsidiaries (including capitalized leases) ranking PARI PASSU with the Notes would have been approximately $2.07 billion. See "Investment Considerations -- Restrictive Covenants; Asset Encumbrances" and "The Credit Agreement."



    Each Note Guarantee will be an unsecured senior obligation of the Subsidiary Guarantor issuing such Note Guarantee, ranking PARI PASSU in right of payment with all existing and future Senior Indebtedness of such Subsidiary Guarantor and senior in right of payment to any future Indebtedness of the Subsidiary Guarantors that is expressly subordinated to Senior Indebtedness of the Subsidiary Guarantors. (Section 1203) The Subsidiary Guarantors currently have no Subordinated Indebtedness. Each Note Guarantee issued by a Subsidiary
Guarantor, however, will be effectively subordinated to secured Senior Indebtedness of such Subsidiary Guarantor with respect to the assets of such Subsidiary Guarantor securing such Indebtedness, including the guarantee by each such Subsidiary Guarantor of the Company's Indebtedness under the Credit Agreement and the Prior Senior Note Indentures. As of October 1, 1994, on a PRO FORMA basis after giving effect to the Offering and the use of proceeds therefrom, Senior Indebtedness of the Subsidiary Guarantors (including guarantees with respect to the Notes and the Credit Agreement but excluding capitalized leases) would have been approximately $1.51 billion, of which $1.00 billion would have been secured Senior Indebtedness. As of October 1, 1994, on a PRO FORMA basis, after giving effect to the Offering and the use of proceeds therefrom, the total amount of Indebtedness of the Subsidiary Guarantors (excluding capitalized leases) ranking PARI PASSU with the Notes would have been approximately $1.51 billion. See "The Credit Agreement."


CERTAIN COVENANTS

    The Senior Note Indentures will contain the following covenants, among others:


    LIMITATION ON INDEBTEDNESS. The Company will not, and will not permit any of its Subsidiaries to, create, assume, or directly or indirectly guarantee or in any other manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness) other than Permitted Indebtedness, unless, at the time of such event (and after giving effect on a PRO FORMA basis to (i) the incurrence of such Indebtedness; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company or its Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period; and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Subsidiaries, as the case may be, since the first day of such four-quarter period as if such acquisition or disposition had occurred at the beginning of such four-quarter period), the Consolidated Fixed Charge Coverage Ratio of the Company for the four full fiscal quarters immediately preceding such event, taken as one period and calculated on the assumption that such Indebtedness had been incurred on the first day of such four-quarter period and, in the case of Acquired Indebtedness, on the assumption that the related acquisition (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such PRO FORMA calculation, would have been at least equal to 1.75 to 1. (Section 1010)


    LIMITATION ON RESTRICTED PAYMENTS. (a) The Company will not, and will not permit any Subsidiary of the Company to, directly or indirectly:

        (i) declare or pay any dividend on, or make any distribution to, the holders of, any Capital Stock of the Company (other than dividends or distributions payable solely in shares of Qualified Capital Stock of the Company or in options, warrants or other rights to purchase such Qualified Capital Stock);

        (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Capital Stock of the Company or any Subsidiary or any options, warrants or other rights to acquire such Capital Stock;

       (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled repayment, sinking fund payment or maturity, any Indebtedness of the Company which is subordinate in right of payment to the Notes or of any Subsidiary Guarantor that is subordinate to such Subsidiary Guarantor's Note Guarantee;

        (iv) declare or pay any dividend or distribution on any Capital Stock of any Subsidiary of the Company to any Person (other than the Company or any Wholly Owned Subsidiary of the Company) or purchase, redeem or otherwise acquire or retire for value any Capital Stock of any Subsidiary of the Company held by any Person (other than the Company or any Wholly Owned Subsidiary of the Company);

        (v) create, assume or suffer to exist any guarantee of Indebtedness of any Affiliate of the Company (other than a Wholly Owned Subsidiary of the Company in accordance with the terms of the Indenture); or

        (vi) make any Investment (other than any Permitted Investment) in any Person


(such payments described in clauses (i) through (vi) and not excepted therefrom are collectively referred to herein as "Restricted Payments") unless at the time of and immediately after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing and (2) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with the provisions described under "-- Certain Covenants -- LIMITATION ON INDEBTEDNESS."


    (b) Notwithstanding paragraph (a) above, the Company and its Subsidiaries may take the following actions so long as (with respect to clauses (ii), (iii), and (iv), below) no Default or Event of Default shall have occurred and be continuing:

        (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of paragraph (a) above;


        (ii) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company, in exchange for, or out of the net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary) of shares of Capital Stock of the Company (other than Redeemable Capital Stock, unless the redemption provisions of such Redeemable Capital Stock prohibit the redemption thereof prior to the date on which the Capital Stock to be acquired or retired was, by its terms, required to be redeemed);

       (iii) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of shares of Capital Stock of the Company (other than Redeemable Capital Stock, unless the redemption provisions of such Redeemable Capital Stock prohibit the redemption thereof prior to the Stated Maturity of the Subordinated Indebtedness to be acquired or retired); and

        (iv) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence or sale (other than to a Subsidiary) of, new Subordinated Indebtedness of the Company so long as (A) the principal amount of such new Subordinated Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, defeased, acquired or retired, PLUS the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, PLUS the amount of expenses of the Company incurred in connection with such refinancing, (B) such new Subordinated Indebtedness is subordinated to the Notes to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired and (C) such new Subordinated Indebtedness has an Average Life longer than the Average Life of the Notes and a final Stated Maturity of principal later than the final Stated Maturity of principal of the Notes.

    LIMITATION ON LIENS. The Company will not and will not permit any Subsidiary of the Company to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) of any kind upon any Principal Property or upon any shares of stock or indebtedness of any Subsidiary of the Company now owned or acquired after the date of the Senior Note Indentures, or any income or profits therefrom, unless (a) the Notes are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness) the obligation or liability secured by such Lien or (b) any such Lien is in favor of the Company or any Subsidiary Guarantor. (Section 1012)


    PURCHASE OF NOTES UPON A CHANGE OF CONTROL TRIGGERING EVENT. If a Change of Control Triggering Event shall occur at any time, then each holder of Notes shall have the right to require the Company to purchase such holder's Notes in whole or in part in integral multiples of $1,000 at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Purchase Offer") and the other procedures set forth in the Senior Note Indentures. Reference is made to "-- Certain Definitions" for the definitions of "Change of Control," "Change of Control Triggering Event," "Rating Agencies," "Rating Decline" and "Investment Grade." The foregoing rights are triggered only upon the occurrence of both a Change of Control and a Rating Decline. A Rating Decline is defined as the occurrence on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention of the Company or Persons controlling the Company to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) of the following: (i) if the Notes are rated by either Rating Agency as Investment Grade immediately prior to the beginning of such period, the rating of the Notes by both Rating Agencies shall be below Investment Grade; or (ii) if the Notes are rated below Investment Grade by both Rating Agencies immediately prior to the beginning of such period, the rating of such Notes by either Rating Agency shall be decreased by one or more gradation (including gradations within Rating Categories as well as between Rating Categories).



    Upon the occurrence of a Change of Control Triggering Event and prior to the mailing of the notice to Holders provided for in the Senior Note Indentures, the Company covenants to either (x) repay in full all Indebtedness under the Credit Agreement or offer to repay in full all such Indebtedness and to repay the Indebtedness of each of the Banks that has accepted such offer or (y) obtain any requisite consent under the Credit Agreement to permit the purchase of the Notes pursuant to a Change of Control Purchase Offer as provided for in the Senior Note Indentures or take any other action as may be required under the Credit Agreement to permit such purchase. The Company shall first comply with such covenants before it shall be required to purchase the Notes pursuant to the Senior Note Indentures. (Section 1009)

    Within 30 days following the occurrence of any Change of Control Triggering Event, the Company shall notify the Trustee and give written notice of such Change of Control Triggering Event to each holder of Notes, by first-class mail, postage prepaid, at the address appearing in the security register, stating, among other things, the Change of Control Purchase Price and that the Change of Control Purchase Date shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any Note not tendered will continue to accrue interest; that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment of the Change of Control Purchase Price pursuant to the Change of Control Purchase Offer shall cease to accrue interest after the Change of Control Purchase Date; and certain other procedures that a holder of Notes must follow to accept a Change of Control Purchase Offer or to withdraw such acceptance.


    The Credit Agreement prohibits the Company from incurring any Indebtedness which grants to holders thereof the option of requiring the Company to repurchase such debt prior to the retirement of all amounts outstanding thereunder. Upon the occurrence of a Change of Control Triggering Event, the Company is obligated to retire all amounts then outstanding under the Credit Agreement or to obtain a waiver of such prohibition for the benefit of the holders of the Notes. Upon such retirement or waiver following a Change of Control Triggering Event, each holder of the Notes will have the right to require the Company to purchase all of such holder's Notes at a redemption price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. Failure by the Company to retire all obligations then outstanding under the Credit Agreement or to obtain a waiver upon the occurrence of a Change of Control Triggering Event would constitute a default by the Company under the Senior Note Indentures and would entitle the requisite holders to accelerate the obligations due under the Notes (although without a premium). If a Change of Control Triggering Event occurs, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be delivered by holders of the Notes seeking to accept the Change of Control Purchase Offer and, accordingly, none of the holders of the Notes may receive the Change of Control Purchase Price for their Notes in the event of a Change of Control Triggering Event. Each of the Credit Agreement and the Prior Indentures requires the Company to repay the Indebtedness under the Credit Agreement ($1.55 billion as of November 1, 1994) and repurchase the outstanding Indebtedness under the Prior Indentures ($196 million as of November 1, 1994), respectively, in the event of a change of control. If a purchase of the Notes, repayment of the Indebtedness under the Credit Agreement and purchase of the outstanding Indebtedness under the Prior Indentures were all triggered at the same time, it is possible the Company would be unable to satisfy these obligations. The failure of the Company to make or consummate the Change of Control Purchase Offer or pay the Change of Control Purchase Price when due will give the Trustee and the holders of the Notes the rights described under "-- Events of Default."



    One  of the events  which constitutes a  Change of Control  under the Senior
Note Indentures is the disposition of "all or substantially all" of the Company's assets. This term has not been interpreted under New York law (which is the governing law of the Senior Note Indentures) to represent a specific quantitative test. As a consequence, in the event holders of the Notes elect to require the Company to purchase the Notes and the Company elects to contest such election, there can be no assurance as to how a court interpreting New York law would interpret the phrase.



    The existence of a holder's right to require the Company to purchase such holder's Notes upon a Change of Control Triggering Event may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

    In  addition  to  the  obligations  of the  Company  under  the  Senior Note
Indentures with respect to the Notes in the event of a "Change of Control Triggering Event," the Credit Agreement contains a provision designating as an event of default a change in control as described therein which obligates the Company to repay amounts outstanding under the Credit Agreement upon an acceleration of the indebtedness issued thereunder.



    The provisions of the Senior Note Indentures may not afford holders of Notes the right to require the Company to repurchase such Notes in the event of a highly leveraged transaction or certain transactions with the Company's management or its affiliates, including a reorganization, restructuring, merger or similar transaction involving the Company (including, in certain circumstances, an acquisition of the Company by management or its affiliates) that may adversely affect holders of the Notes, if such transaction is not a transaction defined as a Change of Control. See "-- Certain Definitions" for the definition of "Change of Control." A transaction involving the Company's management or its affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control if it is the type of transaction specified by such definition.



    The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Purchase Offer. (Section
1009)



    ADDITIONAL GUARANTEES. If the Company or any of its Subsidiaries shall acquire or form a Subsidiary, the Company will cause any such Subsidiary (other than an Equity Store or Business Development Venture, PROVIDED that such Equity Store or Business Development Venture does not guarantee the Senior Indebtedness of any other Person) that is or becomes a Significant Subsidiary or that guarantees any Senior Indebtedness of the Company or any Subsidiary Guarantor to
(i) execute and deliver to the applicable Trustee a supplemental indenture in form and substance reasonably satisfactory to such Trustee pursuant to which such Subsidiary shall guarantee all of the obligations of the Company with respect to the Notes issued under such Indenture on a senior basis and (ii) deliver to such Trustee an Opinion of Counsel reasonably satisfactory to such Trustee to the effect that a supplemental indenture has been duly executed and delivered by such Subsidiary and is in compliance with the terms of the applicable Indenture.



    PROVISION OF FINANCIAL STATEMENTS.  Whether or not the Company is subject to
Section 13(a), 13(c) or 15(d) of the Exchange Act, the Company will file with the Commission the annual reports, quarterly reports and other documents that the Company is or would have been required to file with the Commission pursuant to such Section 13(a), 13(c) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event within 15 days of each Required Filing Date (within 30 days of such Required Filing Date for any reports filed on Form 10-K) (i) transmit by mail to each holder of the Notes, as its name and address appears in the security register, without cost to such holder and (ii) file with each Trustee copies of the annual reports, quarterly reports and other documents which the Company is or would have been required to file with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act if the Company were so subject. (Section 1014)


CONSOLIDATION, MERGER, SALE OF ASSETS

    The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer or lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, transfer, lease or disposal of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto (i) either (A) the Company shall be the surviving or continuing corporation, or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of the Company substantially as an entirety (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall, in any case, expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company, under the Notes and the Senior Note Indentures, and the Senior Note Indentures shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction on a PRO FORMA basis (and treating any Indebtedness not previously an obligation of the Company or any of its Subsidiaries which becomes an obligation of the Company or any of its Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) immediately before and immediately after giving effect to such transaction on a PRO FORMA basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such PRO FORMA calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of "-- Certain Covenants -- LIMITATION ON INDEBTEDNESS" above; (iv) each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have confirmed, by supplemental indenture to each of the Senior Note Indentures, that its respective Note Guarantees with respect to the Notes shall apply to such Person's obligations under the Senior Note Indentures and the Notes; (v) if any of the property or assets of the Company or any of its Subsidiaries would thereupon become subject to any Lien, the provisions of "-- Certain Covenants -- LIMITATION ON LIENS" are complied with; and (vi) the Company shall have delivered, or caused to be delivered, to the Trustee with respect to the Senior Note Indentures, in form and substance satisfactory to such Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereto comply with the provisions in clauses
(i) through (v) of this paragraph and that all conditions precedent herein provided for relating to such transaction have been complied with.



    In the event of any consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction described in, and complying with, the conditions listed in the immediately preceding paragraph in which the Company is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, the Company, as the case may be, and the Company shall be discharged from all obligations and covenants under the Senior Note Indentures and the Notes; PROVIDED that, in the case of a transfer by lease, the predecessor shall not be released from its obligations with respect to the payment of principal (premium, if any) and interest on the Notes. (Sections 801 and 802)


EVENTS OF DEFAULT

    An Event of Default will occur under the Senior Note Indenture pursuant to which such Notes were issued if any of the following events occurs with respect to such Senior Note Indenture:

        (i) there shall be a default in the payment of any interest on such series of Notes issued under such Senior Note Indenture when such interest becomes due and payable, and continuance of such default for a period of 30 days;

        (ii) there shall be a default in the payment of the principal of (or premium, if any, on) any series of Notes issued under such Senior Note Indenture at its Stated Maturity;


       (iii) (A) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary Guarantor under such Senior Note Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in the immediately preceding clauses (i) or (ii) or in clauses (B) or (C) of this clause (iii)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail, (x) to the Company by the applicable Trustee or (y) to the Company and the applicable Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes; (B) there shall be a default in the performance or breach of the provisions described in "-- Consolidation, Merger, Sale of Assets"; or

    (C) the Company shall have failed to make or consummate a Change of Control Purchase Offer in accordance with the provisions of "-- Certain Covenants -- PURCHASE OF NOTES UPON A CHANGE OF CONTROL TRIGGERING EVENT";


        (iv) (A) any default in the payment of the principal of any Indebtedness shall have occurred under any agreements, indentures (including, with respect to any Notes issued under the Fixed Rate Note Indenture, any such default under the Floating Rate Note Indenture, and, with respect to the Floating Rate Notes, any such default under the Fixed Rate Note Indenture) or instruments under which the Company or any Subsidiary of the Company then has outstanding Indebtedness in excess of $50 million when the same shall become due and payable in full and such default shall have continued after any applicable grace period and shall not have been cured or waived or (B) an event of default as defined in any of the agreements, indentures or instruments described in clause (A) of this clause (iv) shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

        (v) any Person entitled to take the actions described below in this clause (v), after the occurrence of any event of default on Indebtedness in excess of $50 million in the aggregate of the Company or any Subsidiary, shall notify the applicable Trustee of the intended sale or disposition of any assets of the Company or any Subsidiary that have been pledged to or for the benefit of such Person to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off) to retain in satisfaction of any Indebtedness, or to collect on, seize, dispose of or apply, any such assets of the Company or any Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements), pursuant to the terms of such Indebtedness or in accordance with applicable law;


        (vi) any Note Guarantee of any Significant Subsidiary individually or any other Subsidiaries if such Subsidiaries in the aggregate represent 15% of the assets of the Company with respect to such Notes shall for any reason cease to be, or be asserted in writing by the Company, any Subsidiary Guarantor or any other Subsidiary of the Company, as applicable, not to be, in full force and effect, enforceable in accordance with its terms, except pursuant to the release of any such Note Guarantee in accordance with the applicable Senior Note Indenture;


       (vii) one or more judgments, orders or decrees for the payment of money in excess of $50 million (net of amounts covered by insurance, bond or similar instrument), either individually or in the aggregate, shall be entered against the Company or any Subsidiary of the Company or any of their respective properties and shall not be discharged and either (A) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (B) their shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

      (viii) there shall have been the entry by a court of competent jurisdiction of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

        (ix) (A) the Company or any Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (B) the Company or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,
    (C) the Company or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (D) the Company or any Significant Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Subsidiary or of any substantial part of its property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (E) the Company or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this clause (ix).

    If an Event of Default (other than as specified in clauses (viii) or (ix) of the immediately preceding paragraph) shall occur and be continuing with respect to any series of the Notes, the applicable Trustee, by notice to the Company, or the holders of at least 25% in aggregate principal amount then outstanding of such Notes, by notice to the applicable Trustee and to the Company, may declare such Notes due and payable immediately, upon which declaration, all amounts payable in respect of such Notes shall be immediately due and payable. If an Event of Default specified in clause (viii) or (ix) of the immediately preceding paragraph occurs and is continuing, then all of the outstanding Notes under each of the Senior Note Indentures shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee thereunder or any holder of such Notes.

    After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the holders of a majority in aggregate principal amount outstanding of any series of Notes, by written notice to the Company and such Trustee, may annul such declaration if (a) the Company has paid or deposited with such Trustee a sum sufficient to pay (i) all sums paid or advanced by such Trustee under the Fixed Rate Note Indenture, with respect to such series of Notes, or the Floating Rate
Note Indenture, as the case may be, and the reasonable compensation, expenses, disbursements, and advances of such Trustee, its agents and counsel, (ii) all overdue interest on all of the Notes of such series, and (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes of such series; and (b) all Events of Default, other than the non-payment of principal of such Notes which have become due solely by such declaration of acceleration, have been cured or waived. (Section 502)

    The holders of a majority in aggregate principal amount of the Fixed Rate Notes and the Floating Rate Notes outstanding, respectively, may, on behalf of the holders of all of such Notes, waive any past defaults under the Fixed Rate
Note Indenture, or the Floating Rate Note Indenture, as the case may be, except a default in the payment of the principal of, premium, if any, or interest on any such Note, or in respect of a covenant or provision which under such Indenture cannot be modified or amended without the consent of the holder of each such outstanding Fixed Rate Note or Floating Rate Note. (Section 513)

    The Company is also required to notify the Trustee within ten days of the occurrence of any Default. (Section 515)


    The Trust Indenture Act contains limitations on the rights of the Trustee, acting as trustee with respect to the Notes, should it become a creditor of the Company or any Subsidiary Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Such Trustee is permitted to engage in other transactions, PROVIDED that if it acquires any conflicting interest, it must eliminate such conflict upon the occurrence of an Event of Default or else resign.


DEFEASANCE OR COVENANT DEFEASANCE OF SENIOR NOTE INDENTURES

    The Company may, at its option and at any time, elect to have the obligations of the Company and any Subsidiary Guarantor discharged with respect to any Notes issued under either Senior Note Indenture ("defeasance"). (Section
1301) Such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such outstanding Notes, except for (i) the rights of holders of such outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due or on the redemption date with respect to such Notes, as the case may be, (ii) the Company's obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the applicable Trustee, and
(iv) the defeasance provisions of the applicable Indenture. (Section 1302) In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Senior Note Indentures ("covenant defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to such Notes. In the event covenant defeasance occurs, certain events (not including non-payment, enforceability of any Note Guarantee, bankruptcy and insolvency events) described under "-- Events of Default" will no longer constitute an Event of Default with respect to such Notes. (Sections 1303 and 1304)



    In order to exercise either defeasance or covenant defeasance with respect to the Notes under the Fixed Rate Note Indenture or the Floating Rate Note Indenture, as the case may be, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of such Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Senior Note Indentures), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest on the Notes outstanding on the Stated Maturity thereof or on an optional redemption date (such date being referred to as the "Defeasance Redemption Date"), as the case may be, if in the case of a Defeasance Redemption Date prior to electing to exercise either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on such Defeasance Redemption Date; (ii) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Senior Note Indentures, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel in the United States shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (viii) and (ix) under the first paragraph under "-- Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit; (v) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Senior Note Indentures or any other material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound; (vi) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes or any Subsidiary Guarantor over the other creditors of the Company or any Subsidiary Guarantor or with the intent of defecting, hindering, delaying or defrauding creditors of the Company, any Subsidiary Guarantor or others; and (vii) the Company shall have delivered to the Trustee an officers' certificate stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with. (Section 1304)


SATISFACTION AND DISCHARGE


    Each of the Senior Note Indentures shall cease to be of further effect (except as surviving rights of registration of transfer or exchange of the Notes issued thereunder, as expressly provided for in each such Indenture) as to all outstanding Notes issued thereunder when (i) either (A) all Notes issued under the Fixed Rate Note Indenture or the Floating Rate Note Indenture, as the case may be, and theretofore authenticated and delivered (except lost, stolen or destroyed Notes of such series which have been replaced or paid and Notes for whose payment funds have been deposited in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all

Notes issued under the Fixed Rate Note Indenture or the Floating Rate Note Indenture, as the case may be, and not theretofore delivered to the applicable Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year, and either the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with such Trustee funds in an amount sufficient to pay and discharge the entire indebtedness in respect of such Notes, for principal of, premium, if any, and interest to the date of deposit; (ii) the Company or any Subsidiary Guarantor has paid all other sums payable by the Company and any Subsidiary Guarantor under the applicable Senior Note Indenture; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent to the satisfaction and discharge of such Senior
Note Indenture, as specified therein, have been complied with and that such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, such Indenture or any other material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound. (Section 401)


MODIFICATION AND AMENDMENTS


    Modifications and amendments of the Senior Note Indentures may be made by the Company, the Subsidiary Guarantors and the applicable Trustee with the consent of the holders of a majority in aggregate outstanding principal amount of each series of Notes issued thereunder; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the holder of each outstanding Note of each series affected thereby; (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note issued thereunder or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof; (ii) amend, change or modify the obligation of the Company to make and consummate a Change of Control Purchase Offer in the event of a Change of Control Triggering Event or modify any of the provisions or definitions with respect thereto; (iii) reduce the percentage in principal amount of outstanding Notes thereunder, the consent of whose holders is required for any modification or amendment to such Senior Note Indenture, or the consent of whose holders is required for any waiver thereof; (iv) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes issued thereunder required for such actions or to provide that certain other provisions of such Senior Note Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby; (v) except as otherwise permitted under "-- Consolidation, Merger, Sale of Assets," consent to the assignment or transfer by the Company or any Subsidiary Guarantor of any of its rights and obligations under such Senior Note Indenture; or (vi) amend or modify any of the provisions of such Senior Note Indenture in any manner which subordinates the Notes issued thereunder in right of payment to other Indebtedness of the Company or which subordinates any Note Guarantee in right of payment to other Indebtedness of the Subsidiary Guarantor issuing such Guarantee. (Sections 901 and 902)


    The holders of a majority in aggregate principal amount of the Notes issued under a Senior Note Indenture and outstanding may waive compliance with certain restrictive covenants and provisions of such Senior Note Indenture. (Section
1015)

CERTAIN DEFINITIONS

    "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition.

    "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person that owns, directly or indirectly, 5% or more of such Person's Capital Stock or any executive officer or director of any such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (A) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (B) the amount of each such principal payment by (ii) the sum of all such principal payments.

    "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

    "Banks" means the banks and other financial institutions from time to time that are lenders under the Credit Agreement.

    "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.


    "Capital Lease Obligation" of any Person means any obligation of such Person and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.


    "Capital Stock" of any Person means any and all shares, interest, partnership interests, participations or other equivalents (however designated) of such Person's capital stock whether now outstanding or issued after the date of the Senior Note Indentures, including, without limitation, all common stock and preferred stock.


    "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities or other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under "-- Certain Covenants -- LIMITATION ON RESTRICTED PAYMENTS" (and such amount shall be treated as a Restricted Payment subject to the provisions in the Senior Note Indentures described under "-- Certain Covenants -- LIMITATION ON RESTRICTED PAYMENTS") and
(B) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the surviving corporation; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "-- Consolidation, Merger, Sale of Assets."

    "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

    "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Senior Note Indentures such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

    "Consolidated" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP consistently applied.


    "Consolidated Fixed Charge Coverage Ratio" of the Company means, for any period, the ratio of (a) the sum of Consolidated Net Income, Consolidated
Interest Expense, Consolidated Income Tax Expense and Consolidated Non-Cash Charges deducted in computing Consolidated Net Income, in each case, for such period, of the Company and its Subsidiaries on a Consolidated basis, all determined in accordance with GAAP to (b) Consolidated Interest Expense for such period; PROVIDED that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a PRO FORMA basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate and (ii) in making such computation, Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a PRO FORMA basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.


    "Consolidated Income Tax Expense" means for any period the provision for federal, state, local and foreign income taxes of the Company and its Subsidiaries for such period as determined on a Consolidated basis in accordance with GAAP.


    "Consolidated Interest Expense" means, without duplication, for any period, the sum of (A) the interest expense of the Company and its Subsidiaries for such period, as determined on a Consolidated basis in accordance with GAAP including, without limitation, (i) amortization of debt discount, (ii) the net cost under Interest Rate Agreements (including amortization of discount), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (B) the aggregate amount for such period of dividends on any Redeemable Capital Stock or Preferred Stock of the Company and its Subsidiaries, (C) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid, or accrued by such Person during such period and (D) all capitalized interest of the Company and its Subsidiaries determined on a Consolidated basis in accordance with GAAP.



    "Consolidated Net Income" means, for any period, the Consolidated net income (or loss) of the Company and its Subsidiaries for such period as determined on a Consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication, (i) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (ii) the $101.3 million facilities consolidation and restructuring charge originally reflected in the Company's Consolidated statement of earnings for the year ended December 25, 1993; (iii) the portion of net income (or loss) of the Company and its Subsidiaries determined on a Consolidated basis allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Company or any Subsidiary; (iv) net income (or loss) of any Person combined with the Company or any Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination and (v) net gains or losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business and (vi) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its shareholders.

    "Consolidated Net Tangible Assets" means the total of all the assets appearing on the Consolidated balance sheet of the Company and its majority or Wholly Owned Subsidiaries less the following: (1) current liabilities; (2) reserves for depreciation and other asset valuation reserves; (3) intangible assets including, without limitation, items such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense; and (4) appropriate adjustments on account of minority interests of other Persons holding stock in any majority-owned Subsidiary of the Company.


    "Consolidated Non-Cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash charges of the Company and its Subsidiaries for such period, as determined on a Consolidated basis in accordance with GAAP (excluding any non-cash charges which require an accrual or reserve for any future period).


    "Credit Agreement" means the Credit Agreement, dated as of July 19, 1994, among the Company, the Banks, the Agents listed therein and Morgan Guaranty Trust Company of New York, as Managing Agent, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

    "Currency Agreements" means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by the Company or any of its Subsidiaries in the ordinary course of business and designed to protect against or manage exposure to fluctuations in foreign currency exchange rates.

    "Default" means any event which is, or after notice or passage of any time or both would be, an Event of Default.

    "Equity Store" means a Person in which the Company or any of its Subsidiaries has invested capital or to which it has made loans in accordance with the business practice of the Company and its Subsidiaries of making equity investments in Persons, and making or guaranteeing loans to such Persons, for the purpose of assisting such Person in acquiring, remodeling, refurbishing, expanding or operating one or more retail grocery stores and pursuant to which such Person is permitted or required to reduce the Company's or the Subsidiary's equity interest to a minority position over time (usually five to ten years).

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, as applied from time to time by the Company in the preparation of its consolidated financial statements.


    "Guaranteed Debt" means, with respect to any Person, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness contained herein guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (ii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss, PROVIDED that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

    "Indebtedness" means, with respect to any Person, without duplication, (i) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness of such Person created or arising under any conditioned sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all Capital Lease Obligations of such Person, (v) all obligations under Interest Rate Agreements or Currency Agreements of such Person, (vi) Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value is to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

    "Interest Rate Agreements" means any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) designed to protect against or manage exposure to fluctuations in interest rates in respect of Indebtedness.

    "Investment" means, with respect to any Person, directly or indirectly, any advance (other than advances to customers in the ordinary course of business, which are recorded as accounts receivable on the balance sheet of the Company and its Subsidiaries), loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisitions or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or assets issued or owned by any other Person.


    "Investment Grade" means BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's or in the event S&P or Moody's shall cease rating the Notes and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.


    "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.


    "Maturity" when used with respect to the Notes means the date on which the principal of the Notes becomes due and payable as therein provided or as provided in the Senior Note Indenture pursuant to which such Notes were issued, whether at Stated Maturity, purchase upon a Change of Control Triggering Event or redemption date, and whether by declaration of acceleration, Change of Control, call for redemption or purchase or otherwise.


    "Moody's" means Moody's Investors Service, Inc. or any successor rating agency.

    "Note Guarantee" means any guarantee by a Subsidiary Guarantor of the Company's obligations under the Fixed Rate Note Indenture or the Floating Rate
Note Indenture.

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

    "Permitted Indebtedness" means any of the following Indebtedness of the Company or any Subsidiary, as the case may be:



        (i) Indebtedness of the Company and guarantees of the Subsidiary Guarantors under the Credit Agreement (including Indebtedness of the Company under Tranche A of the Credit Agreement to the extent that the aggregate commitment thereunder does not exceed $900 million, the maximum aggregate commitment for such facility on the date of the Senior Note Indentures, and any guarantees with respect thereto outstanding on the date of the Senior
    Note Indentures and any additional guarantees executed in connection therewith) in an aggregate principal amount at any one time outstanding not to exceed $1.7 billion (after giving PRO FORMA effect to the use of proceeds of the Offering) less mandatory repayments actually made in respect of any term Indebtedness thereunder;



        (ii) Indebtedness of the Company under uncommitted bank lines of credit; PROVIDED, HOWEVER, that the aggregate principal amount of Indebtedness incurred pursuant to clauses (i), (ii) and (xi) of this definition of "Permitted Indebtedness" does not exceed $1.7 billion (after giving PRO FORMA effect to the use of proceeds of the Offering) less mandatory repayments actually made in respect of any term Indebtedness thereunder;



       (iii) Indebtedness of the Company evidenced by the Fixed Rate Notes and the Note Guarantees with respect thereto under the Fixed Rate Note Indenture;



        (iv) Indebtedness of the Company evidenced by the Floating Rate Notes and the Note Guarantees with respect thereto under the Floating Rate Note Indenture;



        (v) Indebtedness of the Company or any Subsidiary outstanding on the date of the Senior Note Indentures and listed on a schedule thereto;



        (vi) obligations of the Company or any Subsidiary entered into in the ordinary course of business (a) pursuant to Interest Rate Agreements designed to protect against or manage exposure to fluctuations in interest rates in respect of Indebtedness or retailer notes receivables, which, if related to Indebtedness or such retailer notes receivables, do not exceed the aggregate notional principal amount of such Indebtedness to which such Interest Rate Agreements relate, or (b) under any Currency Agreements in the ordinary course of business and designed to protect against or manage exposure to fluctuations in foreign currency exchange rates which, if related to Indebtedness, do not increase the amount of such Indebtedness other than as a result of foreign exchange fluctuations;



       (vii) Indebtedness of the Company owing to a Wholly Owned Subsidiary or of any Subsidiary owing to the Company or any Wholly Owned Subsidiary; PROVIDED that any disposition, pledge or transfer of any such Indebtedness to a Person (other than the Company or another Wholly Owned Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company or Subsidiary, as the case may be, not permitted by this clause (vii);



      (viii) Indebtedness in respect of letters of credit, surety bonds and performance bonds provided in the ordinary course of business;



        (ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; PROVIDED that such Indebtedness is extinguished within five business days of its incurrence;



        (x)  Indebtedness  of  the  Company  or  any  Subsidiary  consisting  of
    guarantees,  indemnities  or  obligations  in  respect  of  purchase   price
    adjustments in connection with the acquisition or disposition of assets;



        (xi) Indebtedness of the Company evidenced by commercial paper issued by the Company; PROVIDED, HOWEVER, that the aggregate principal amount of Indebtedness incurred pursuant to clauses (i), (ii) and (xi) of this definition of "Permitted Indebtedness" does not exceed $1.7 billion (after giving PRO FORMA effect to the use of proceeds of the Offering) less mandatory repayments actually made in respect of any term Indebtedness thereunder;


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

       (xii) Indebtedness of the Company pursuant to guarantees by the Company or any Subsidiary Guarantor in connection with any Permitted Receivables Financing; PROVIDED, HOWEVER, that such Indebtedness shall not exceed 15% of the book value of the Transferred Receivables or in the case of receivables arising from direct financing leases for retail electronics systems, 30% of the book value thereof;



      (xiii) Indebtedness of the Company and its Subsidiaries in addition to that described in clauses (i) through (xii) of this definition of "Permitted Indebtedness," together with any other outstanding Indebtedness incurred pursuant to this clause (xiii), not to exceed $100 million at any time outstanding in the aggregate; and



       (xiv) any renewals, extensions, substitutions, refundings, refinancings or replacements (each, a "refinancing") of any Indebtedness described in clauses (ii), (iii) and (iv) of this definition of "Permitted Indebtedness," including any successive refinancings, so long as (A) the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing to an amount greater than such principal amount plus the lesser of (x) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (y) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company or Subsidiary, as the case may be, incurred in connection with such refinancing and (B) such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness.



    "Permitted Investment" means (i) Investment in any Wholly Owned Subsidiary or any Investment in any Person by the Company or any Wholly Owned Subsidiary as a result of which such Person becomes a Wholly Owned Subsidiary or any Investment in the Company by a Wholly Owned Subsidiary; (ii) intercompany Indebtedness to the extent permitted under clause (vi) of the definition of "Permitted Indebtedness"; (iii) Temporary Cash Investments; (iv) sales of goods on trade credit terms consistent with the Company's past practices or otherwise consistent with trade credit terms in common use in the industry; (v)
Investments in direct financing leases for equipment owned by the Company and leased to its customers in the ordinary course of business consistent with past practice; (vi) Investments in existence on the date of the Senior Note Indentures; and (vii) any substitutions or replacements of any Investment so long as the aggregate amount of such Investment is not increased by such substitution or replacement.


    "Permitted Liens" means, with respect to any Person:

        (a) any Lien existing as of the date of the Senior Note Indenture;


        (b) any Lien arising by reason of (1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes, assessments, governmental charges or levies not yet delinquent or which are being contested in good faith; (3) security for payment of workers' compensation or other insurance; (4) security for the performance of tenders, leases (including, without limitation, statutory and common law landlord's liens) and contracts (other than contracts for the payment of money); (5) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers and restrictions on the use of property or minor irregularities of title (and, with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Subsidiary or the value of such property for the purpose of such business;
    (6) deposits to secure public or statutory obligations; (7) operation of law in favor of growers, dealers and suppliers of fresh fruits and vegetables, carriers, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; (8) the grant by the Company to licensees, pursuant to security agreements, of security interest in trademarks and goodwill, patents and trade secrets of the Company to secure the damages, if any, of such licensees, resulting from the rejection of the license of such licensees in a bankruptcy, reorganization or similar proceeding with respect to the Company; or (9) security for surety or appeal bonds;

        (c) any extension, renewal, refinancing or replacement of any Lien on property of the Company or any Subsidiary existing as of the date of the Senior Note Indenture and securing the Indebtedness under the Credit Agreement in an aggregate principal amount not to exceed the principal amount of the Indebtedness outstanding as permitted by clause (i) of the definition of "Permitted Indebtedness" so long as no additional collateral is granted as security thereby; PROVIDED that this clause (c) shall not apply to any Lien on such property that has not been subject to a Lien for 30 days;

        (d) any Lien on any property or assets of a Subsidiary in favor of the Company or any Wholly Owned Subsidiary;

        (e) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Subsidiary; PROVIDED that such Lien does not extend to any assets of the Company or any Subsidiary other than the assets acquired in the transaction resulting in such Acquired Indebtedness being incurred by the Company or Subsidiary, as the case may be;

        (f) any Lien to secure the performance of bids, trade contracts, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Subsidiary;

        (g) any Lien securing any Interest Rate Agreements or Currency Agreements permitted to be incurred pursuant to clause (v) of the definition of "Permitted Indebtedness" or any collateral for the Indebtedness to which such Interest Rate Agreements or Currency Agreements relate;

        (h) any Lien securing the Notes;


        (i) any Lien on an asset securing Indebtedness (including Capital Lease Obligations) incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset; PROVIDED that such Lien attaches to such asset concurrently or within 180 days after the acquisition or completion of construction thereof;



        (j) any Lien on real or personal property securing Capital Lease Obligations of the Company or any Subsidiary as lessee with respect to such real or personal property (1) to the extent that the Company or such Subsidiary has entered into (and not terminated), or has a binding commitment for, subleases on terms which, to the Company, are at least as favorable, on a current basis, as the terms of the corresponding capital lease or (2) under which the aggregate principal component of the annual rent payable does not exceed $5 million;



        (k) any Lien on a Financing Receivable or other receivable that is transferred in a Permitted Receivables Financing;



        (l) any Lien consisting of any pledge to any Person of Indebtedness owed by any Subsidiary to the Company or to any Wholly Owned Subsidiary; PROVIDED, that (i) such Subsidiary is a Subsidiary Guarantor and (ii) the principal amount pledged does not exceed the Indebtedness secured by such pledge;



       (m) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clause (a) so long as no additional collateral is granted as security thereby.



    "Permitted Receivables Financing" means any transaction involving the transfer (by way of sale, pledge or otherwise) by the Company or any of its Subsidiaries of receivables to any other Person, PROVIDED that after giving effect to such transaction the sum of (i) the aggregate uncollected balances of the receivables so transferred ("Transferred Receivables") PLUS (ii) the aggregate amount of all collections on Transferred Receivables theretofore received by the seller but not yet remitted to the purchaser, in each case at the date of determination, would not exceed $750 million.


    "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

    "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred stock whether now outstanding, or issued after the date of the Indenture, and including, without limitation, all classes and series of preferred or preference stock of such Person.

    "Principal Property" means any manufacturing or processing plant, office facility, retail store (other than an Equity Store), warehouse or distribution center, including, in each case, the fixtures appurtenant thereto, located within the continental United States and owned and operated now or hereafter by the Company or any Subsidiary and having a book value on the date as of which the determination is being made of more than 2% of Consolidated Net Tangible Assets.

    "Public   Equity  Offering"  means  a  primary  public  offering  of  equity securities of the Company, pursuant to an effective registration statement under the Securities Act with net cash proceeds of at least $50 million.

    "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

    "Rating Agency" means any of (i) S&P, (ii) Moody's or (iii) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a security rating agency or agencies, as the case may be, nationally recognized in the United States, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

    "Rating Category" means (i) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and
(iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradation, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

    "Rating Decline" means the occurrence on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention of the Company or Persons controlling the Company to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) of the following: (i) if the Notes are rated by either Rating Agency as Investment Grade immediately prior to the beginning of such period, the rating of the Notes by both Rating Agencies shall be below Investment Grade; or
(ii) if the Notes are rated below Investment Grade by both Rating Agencies immediately prior to the beginning of such period, the rating of the Notes by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

    "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Senior  Indebtedness"  means  Indebtedness   of  the  Company  other   than
Subordinated Indebtedness.

    "Significant Subsidiary" of the Company means any Subsidiary of the Company that is a "significant subsidiary" as defined in Rule 1.02(v) of Regulation S-X under the Securities Act.

    "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill Inc., a New York corporation, or any successor rating agency.

    "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon means the dates specified in such Indebtedness as the fixed date on which the principal of or premiums on such Indebtedness or such installment of interest is due and payable.

    "Subordinated Indebtedness" means Indebtedness of the Company subordinated in right of payment to the Notes.

    "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.


    "Subsidiary Guarantor" means, in each case as applicable, any Person that is required pursuant to the "Additional Guarantees" covenant, on or after the date of the applicable Senior Note Indenture, to execute a Note Guarantee of the Fixed Rate Notes pursuant to the Fixed Rate Note Indenture or a Note Guarantee of the Floating Rate Notes pursuant to the Floating Rate Note Indenture, as the case may be, until a successor replaces any such party pursuant to the applicable provisions of the applicable Senior Note Indenture and, thereafter, shall mean such successor, and, in the case of each such Senior Note Indenture, the following Subsidiaries of the Company: 109 West Main Street, Inc., 121 East Main Street, Inc., 27 Slayton Avenue, Inc., 29 Super Market, Inc., 35 Church Street, Inc., ATI, Inc., Badger Markets, Inc., Baker's Supermarkets, Inc., Ball Motor Service, Inc., Boogaart Stores of Nebraska, Inc., Central Park Super Duper, Inc., Commercial Cold/Dry Storage Company, Consumers Markets, Inc., D.L. Food Stores, Inc., Del-Arrow Super Duper, Inc., Festival Foods, Inc., Fleming Direct Sales Corporation, Fleming Foods East, Inc., Fleming Foods of Texas, Inc., Fleming Foods of Tennessee, Inc., Fleming Foods of Virginia, Inc., Fleming Foods of Alabama, Inc., Fleming Foods of Ohio, Inc., Fleming Foods South, Inc., Fleming Foods West, Inc., Fleming Foreign Sales Corporation, Fleming Franchising, Inc., Fleming Holdings, Inc., Fleming International Ltd., Fleming Site Media, Inc., Fleming Supermarkets of Florida, Inc., Fleming Technology Leasing Company, Inc., Fleming Transportation Service, Inc., Food Brands, Inc., Food Holdings, Inc., Food Saver of Iowa, Inc., Food-4-Less, Inc., Gateway Development Co., Inc., Gateway Food Distributors, Inc., Gateway Foods, Inc., Gateway Foods of Altoona, Inc., Gateway Foods of Pennsylvania, Inc., Gateway Foods of Twin Ports, Inc., Gateway Food Service Corporation, Grand Central Leasing Corporation, Great Bend Supermarkets, Inc., Hub City Transportation, Inc., Kensington and Harlem, Inc., Ladysmith East IGA, Inc., Ladysmith IGA, Inc., Lake Markets, Inc., LAS, Inc., M&H Desoto, Inc., M&H Financial Corp., M&H Realty Corp., Malone & Hyde of Lafayette, Inc., Malone & Hyde, Inc., Manitowoc IGA, Inc., Moberly Foods, Inc., Mt. Morris Super Duper, Inc., Niagara Falls Super Duper, Inc., Northern Supermarkets of Oregon, Inc., Northgate Plaza, Inc., Peshtigo IGA, Inc., Piggly Wiggly Corporation, Quality Incentive Company, Inc., Rainbow Transportation Services, Inc., Richland Center IGA, Inc., Route 16, Inc., Route 219, Inc., Route 417, Inc., Scrivner, Inc., Scrivner of Alabama, Inc., Scrivner of Illinois, Inc., Scrivner of Iowa, Inc., Scrivner of Kansas, Inc., Scrivner of New York, Inc., Scrivner of North Carolina, Inc., Scrivner of Pennsylvania, Inc., Scrivner of Tennessee, Inc., Scrivner of Texas, Inc., Scrivner Super Stores of Illinois, Inc., Scrivner Super Stores of Iowa, Inc., Scrivner Transportation, Inc., Scrivner-Food Holdings, Inc., Sehon Foods, Inc., Selected Products, Inc., Sentry Markets, Inc., SmarTrans, Inc., South Ogden Super Duper, Inc., Southern Supermarkets, Inc. (TX), Southern Supermarkets, Inc.
(OK), Southern Supermarkets of Louisiana, Inc., Star Groceries, Inc., Store Equipment, Inc., Sundries Service, Inc., Switzer Foods, Inc., Thompson Food Basket, Inc., and WPC, Inc.


    "Temporary Cash Investments" means (i) any evidence of Indebtedness issued by the United States, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States, (ii) any certificate of deposit issued by, or time deposit of, a financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time of which any investment therein is made, of "A" (or higher) according to Moody's or "A" (or higher) according to S&P, (iii) commercial paper issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (iv) any money market deposit accounts issued or offered by a financial institution that is a member of the Federal Reserve System having capital and surplus in excess of $500 million, (v) short term tax-exempt bonds with a rating, at the time as of which any investment is made therein, of "Aa2" (or higher) according to Moody's or "AA" (or higher) according to S&P, (vi) shares in a mutual fund, the investment objectives and policies of which require it to invest substantially in the investments of the type described in clause (v) and (vii) repurchase and reverse repurchase obligations with the term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii); PROVIDED that in the case of clauses (i), (ii), (iii), (v), (vi) and (vii), such investment matures within one year from the date of acquisition thereof.



    "Transferred Receivables" has the meaning specified in the definition of "Permitted Receivables Financing" set forth herein.


    "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

    "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

    "Wholly Owned Subsidiary" means a Subsidiary all the Capital Stock (other than directors' qualifying shares) of which is owned by the Company or another Wholly Owned Subsidiary.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and J.P. Morgan Securities Inc. ("J.P. Morgan Securities" and together with Merrill Lynch, the "Underwriters"), the Company has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase, the respective principal amounts of the Notes set forth after their names below. The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Notes if any are purchased.


                                                                                                PRINCIPAL AMOUNT
                                                                            PRINCIPAL AMOUNT           OF
                                                                                   OF            FLOATING RATE
             UNDERWRITER                                                    FIXED RATE NOTES         NOTES
- -------------------------------------------------------------------------  ------------------  ------------------
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated...................................................    $                   $
J.P. Morgan Securities Inc. .............................................
                                                                           ------------------  ------------------
          Total..........................................................    $  350,000,000      $  150,000,000
                                                                           ------------------  ------------------
                                                                           ------------------  ------------------


    The Underwriters have advised the Company that they propose initially to offer the Notes to the public at the public offering prices set forth on the cover page of this Prospectus, and to certain dealers at such prices less a concession not in excess of % of the principal amount of the Fixed Rate Notes and less a concession not in excess of % of the principal amount of the Floating Rate Notes. The Underwriters may allow, and such dealers may reallow, a discount not in excess of % of the principal amount of the Fixed Rate Notes and a discount not in excess of % of the principal amount of the Floating Rate Notes to certain other dealers. After the initial public offering, the public offering prices, concessions and discounts may be changed.

    There is no public trading market for the Notes, and the Company does not intend to apply for listing of the Notes on any securities exchange or any inter-dealer quotation system. The Company has been advised by the Underwriters that, following the completion of the initial offering of the Notes, the Underwriters presently intend to make a market in the Notes, although the Underwriters are under no obligation to do so and may discontinue any market making at any time without notice. No assurances can be given as to the liquidity of the trading markets for the Notes or that an active trading market for the Notes will develop. If active public trading markets for the Notes do not develop, the market prices and liquidity of the Notes may be adversely affected.

    The Company and the Subsidiary Guarantors have agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof.

    As further discussed in "Use of Proceeds," the Company intends to use the proceeds of the Offering to repay all obligations outstanding under Tranche B of the Credit Agreement. The offerings of the Fixed Rate Notes and the Floating Rate Notes, respectively, are not conditioned upon each other. If either such offering is not completed, a portion of Tranche B of the Credit Agreement will remain outstanding.


    The Underwriters have from time to time provided and may in the future provide investment banking and financial advisory services to the Company, and have received and may in the future receive customary fees for such services. Morgan Guaranty, an affiliate of J.P. Morgan Securities, has from time to time provided and may in the future provide commercial banking services and financial advisory services for the Company and has received and may in the future receive customary fees for such services. Currently, Morgan Guaranty is the managing agent and a lender to the Company pursuant to the Credit Agreement.


    Because more than 10% of the net proceeds of the Offering, not including underwriting compensation, will be used to repay the Tranche B obligations under the Credit Agreement for the benefit of Morgan Guaranty, an affiliate of J.P. Morgan Securities, one of the Underwriters for the Offering, the Offering is being made pursuant to the provisions of Article III, Section 44(c)(8) of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. In accordance with these provisions, Merrill Lynch is acting as a "qualified independent underwriter," and the yield on the Fixed Rate Notes and Floating Rate Notes, respectively, offered hereby will be no lower than that recommended by Merrill Lynch. Merrill Lynch has also participated in the preparation of the Registration Statement of which this Prospectus is a part and has performed due diligence with respect thereto.

                                 LEGAL OPINIONS

    The validity of the Notes offered hereby will be passed upon for the Company by McAfee & Taft A Professional Corporation, Tenth Floor, Two Leadership Square, Oklahoma City, Oklahoma 73102, and for the Underwriters by Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022.

                                    EXPERTS


    The consolidated financial statements as of December 25, 1993 and December 26, 1992 and for each of the three years in the period ended December 25, 1993 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The consolidated financial statements of Haniel Corporation included in or incorporated by reference in this Prospectus or the related Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                         INDEX TO FINANCIAL STATEMENTS


FLEMING COMPANIES, INC. AND SUBSIDIARIES
Consolidated Condensed Statements of Earnings for the 40 weeks ended October 2, 1993
 and October 1, 1994.................................................................        F-2
Consolidated Condensed Balance Sheets as of December 25, 1993 and October 1, 1994....        F-3
Consolidated Condensed Statements of Cash Flows for the 40 weeks ended October 2,
 1993 and October 1, 1994............................................................        F-4
Notes to Consolidated Condensed Financial Statements.................................        F-5
Independent Auditors' Report.........................................................        F-6
Consolidated Statements of Earnings for the three years in the period ended December
 25, 1993............................................................................        F-7
Consolidated Balance Sheets as of December 26, 1992 and December 25, 1993............        F-8
Consolidated Statements of Shareholders' Equity for the three years in the period
 ended December 25, 1993.............................................................        F-9
Consolidated Statements of Cash Flows for the three years in the period ended
 December 25, 1993...................................................................       F-10
Notes to Consolidated Financial Statements...........................................       F-11
Quarterly Financial Information for the years ended December 26, 1992 and December
 25, 1993 (unaudited)................................................................       F-24
HANIEL CORPORATION
Report of Independent Public Accountants.............................................       F-26
Consolidated Balance Sheets as of December 31, 1992 and 1993 and June 30, 1994.......       F-27
Consolidated Statements of Income for the three years ended December 31, 1993 and the
 six months ended June 30, 1993 and 1994.............................................       F-28
Consolidated Statements of Stockholder's Equity for the three years ended December
 31, 1993 and the six months ended June 30, 1994.....................................       F-29
Consolidated Statements of Cash Flows for the three years ended December 31, 1993 and
 the six months ended June 30, 1993 and 1994.........................................       F-30
Notes to Consolidated Financial Statements...........................................       F-31

                            FLEMING COMPANIES, INC.



                 CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS



          FOR THE 40 WEEKS ENDED OCTOBER 2, 1993, AND OCTOBER 1, 1994


                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                                           1993          1994
                                                                                       ------------  -------------
Net sales............................................................................  $  9,945,559  $  11,057,167
Costs and expenses:
  Cost of sales......................................................................     9,357,706     10,295,126
  Selling and administrative.........................................................       417,365        635,141
  Interest expense...................................................................        59,081         75,692
  Interest income....................................................................       (47,902)       (46,885)
  Equity investment results..........................................................         5,824         11,027
  Facilities consolidation...........................................................         6,500             --
                                                                                       ------------  -------------
    Total costs and expenses.........................................................     9,798,574     10,970,101
                                                                                       ------------  -------------
Earnings before taxes................................................................       146,985         87,066
Taxes on income......................................................................        62,469         41,356
                                                                                       ------------  -------------
Net earnings.........................................................................  $     84,516  $      45,710
                                                                                       ------------  -------------
                                                                                       ------------  -------------
Net earnings per share...............................................................  $       2.30  $        1.23
Dividends paid per share.............................................................  $        .90  $         .90
Weighted average shares outstanding..................................................        36,773         37,204



    Sales to customers accounted for under the equity method were approximately $1.1 billion in 1994 and 1993.



           See notes to consolidated condensed financial statements.

                            FLEMING COMPANIES, INC.



                     CONSOLIDATED CONDENSED BALANCE SHEETS



                                 (IN THOUSANDS)



                                     ASSETS



                                                                                             DECEMBER 25,      OCTOBER 1,
                                                                                                 1993             1994
                                                                                            ---------------   ------------
Current assets:
  Cash and cash equivalents...............................................................   $       1,634    $      5,625
  Receivables.............................................................................         301,514         406,860
  Inventories.............................................................................         923,280       1,312,369
  Other current assets....................................................................         134,229         134,363
                                                                                            ---------------   ------------
    Total current assets..................................................................       1,360,657       1,859,217
Investments and notes receivable..........................................................         309,237         418,281
Investment in direct financing leases.....................................................         235,263         234,590
Property and equipment....................................................................       1,061,905       1,394,381
    Less accumulated depreciation and amortization........................................         426,846         458,290
                                                                                            ---------------   ------------
Property and equipment, net...............................................................         635,059         936,091
Other assets..............................................................................          90,633         186,118
Goodwill..................................................................................         471,783         989,416
                                                                                            ---------------   ------------
Total assets..............................................................................   $   3,102,632    $  4,623,713
                                                                                            ---------------   ------------
                                                                                            ---------------   ------------

                                           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable........................................................................   $     682,988    $  1,046,144
  Current maturities of long-term debt....................................................          61,329          94,302
  Current obligations under capital leases................................................          13,172          15,163
  Other current liabilities...............................................................         161,043         250,012
                                                                                            ---------------   ------------
    Total current liabilities.............................................................         918,532       1,405,621
Long-term debt............................................................................         666,819       1,601,402
Long-term obligations under capital leases................................................         337,009         352,894
Deferred income taxes.....................................................................          27,500          67,873
Other liabilities.........................................................................          92,366         117,253
Shareholders' equity:
  Common stock, $2.50 par value per share.................................................          92,350          93,361
  Capital in excess of par value..........................................................         489,044         493,372
  Reinvested earnings.....................................................................         492,250         504,647
  Cumulative currency translation adjustment..............................................            (288)           (663)
                                                                                            ---------------   ------------
                                                                                                 1,073,356       1,090,717
    Less guarantee of ESOP debt...........................................................          12,950          12,047
                                                                                            ---------------   ------------
      Total shareholders' equity..........................................................       1,060,406       1,078,670
                                                                                            ---------------   ------------
Total liabilities and shareholders' equity................................................   $   3,102,632    $  4,623,713
                                                                                            ---------------   ------------
                                                                                            ---------------   ------------



    Receivables include $36.7 million and $48.3 million in 1994 and 1993, respectively, from customers accounted for under the equity method.



           See notes to consolidated condensed financial statements.

                            FLEMING COMPANIES, INC.



                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS



          FOR THE 40 WEEKS ENDED OCTOBER 2, 1993, AND OCTOBER 1, 1994


                                 (IN THOUSANDS)



                                                                                           1993          1994
                                                                                        -----------  -------------
Net cash provided by operating activities.............................................  $   246,409  $     325,027
Cash flows from investing activities:
  Collections on notes receivable.....................................................       68,111         62,341
  Notes receivable funded.............................................................     (116,794)       (93,316)
  Purchase of property and equipment..................................................      (35,835)       (85,448)
  Proceeds from sale of property and equipment........................................        1,493          5,467
  Investments in customers............................................................      (23,398)       (12,764)
  Proceeds from sale of investment....................................................        6,054          4,665
  Business acquired...................................................................      (50,812)      (387,488)
  Proceeds from sale of businesses....................................................      --               6,682
  Other investing activities..........................................................         (692)        (1,584)
                                                                                        -----------  -------------
    Net cash used in investing activities.............................................     (151,873)      (501,445)
                                                                                        -----------  -------------
Cash flows from financing activities:
  Proceeds from long-term borrowings..................................................      331,502      1,665,751
  Principal payments on long-term debt................................................     (387,484)    (1,425,563)
  Principal payments on capital lease obligations.....................................       (8,309)        (9,916)
  Sale of common stock under incentive stock and stock ownership plans................        5,921          5,339
  Dividends paid......................................................................      (33,087)       (33,314)
  Other financing activities..........................................................       (2,213)       (21,888)
                                                                                        -----------  -------------
    Net cash provided by (used in) financing activities...............................      (93,670)       180,409
                                                                                        -----------  -------------
Net increase in cash and cash equivalents.............................................          866          3,991
Cash and cash equivalents, beginning of period........................................        4,712          1,634
                                                                                        -----------  -------------
Cash and cash equivalents, end of period..............................................  $     5,578  $       5,625
                                                                                        -----------  -------------
                                                                                        -----------  -------------
Supplemental information:
  Cash paid for interest..............................................................  $    56,908  $      58,431
  Cash paid for taxes.................................................................  $    67,906  $      36,504
                                                                                        -----------  -------------
                                                                                        -----------  -------------



           See notes to consolidated condensed financial statements.

                            FLEMING COMPANIES, INC.


              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS



    1. The consolidated condensed balance sheet as of October 1, 1994, and the consolidated condensed statements of earnings and cash flows for the 12-and 40-week periods ended October 1, 1994, and October 2, 1993, have been prepared by the company, without audit. In the opinion of management, all adjustments necessary to present fairly the company's financial position at October 1, 1994, and the results of operations and cash flows for the periods presented have been made. All such adjustments are of a normal, recurring nature. Primary earnings per common share are calculated using the weighted average shares outstanding. The impact of outstanding stock options on primary earnings per share is not material.



    2. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These consolidated condensed financial statements should be read in conjunction with the consolidated financial statements and related notes included in the company's 1993 annual report on Form 10-K.



    3. The LIFO method of inventory valuation is used for determining the cost of substantially all grocery and certain perishable inventories. The excess of current cost of LIFO inventories over their stated value was $14.8 million at October 1, 1994 and $12.5 million at December 25, 1993.



    4. On July 19, 1994, Fleming acquired Haniel Corporation, the parent of Scrivner, Inc. Fleming paid $388 million in cash for the stock of Haniel and refinanced substantially all of Haniel's and Scrivner's pre-existing debt (approximately $680 million in aggregate principal amount and premium). The acquisition has been accounted for under the purchase method of accounting. The results of operations reflect the operations of Scrivner since the beginning of the third quarter. The initial purchase price allocation as of October 1, 1994 has resulted in an excess of purchase price over net assets acquired of approximately $535 million. Property and equipment appraisals are in process.



    The following pro forma summary of consolidated results of operations is prepared as though the acquisition had occurred at the beginning of the periods presented.



                                                                   40 WEEKS ENDED
                                                                --------------------
                                                                  1993       1994
                                                                ---------  ---------
                                                                (IN MILLIONS, EXCEPT
                                                                 PER SHARE AMOUNTS)
Net sales.....................................................  $  14,553  $  14,281
Net earnings..................................................  $      64  $      33
Net earnings per share........................................  $    1.73  $     .89
                                                                ---------  ---------
                                                                ---------  ---------



    5. In December 1993, the company and numerous other defendants were named in two suits in U.S. District Court in Miami. The plaintiffs allege liability on the part of a subsidiary of the company as a consequence of an alleged fraudulent scheme conducted by Premium Sales Corporation and others in which large losses in the Premium-related entities occurred to the detriment of a purported class of investors which has brought one of the suits. The other suit is by the receiver/trustee of the estates of Premium and certain of its affiliated entities. Plaintiffs seek damages, treble damages, attorney's fees, costs, expenses and other appropriate relief. While the amount of damages sought under most claims is not specified, plaintiffs allege that hundreds of millions of dollars were lost as the result of the allegations contained in the complaint.



    The litigation is in its preliminary stages and the ultimate outcome cannot presently be determined. Furthermore, management is unable to predict a potential range of monetary exposure, if any, to the company. Based on the large recovery sought, an unfavorable judgment could have a material adverse effect on the company. Management believes, however, that a material adverse effect on the company's consolidated financial position is not likely. The company intends to vigorously defend the actions.

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders
Fleming Companies, Inc.

    We have audited the accompanying consolidated balance sheets of Fleming Companies, Inc. and subsidiaries as of December 26, 1992 and December 25, 1993, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the three years in the period ended December 25, 1993. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Fleming Companies, Inc. and subsidiaries as of December 26, 1992 and December 25, 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 25, 1993 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP


Oklahoma City, Oklahoma
February 10, 1994 (October 1, 1994 as
to Subsidiary Guarantors note)

                            FLEMING COMPANIES, INC.

                      CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE YEARS ENDED DECEMBER 28, 1991, DECEMBER 26, 1992, AND DECEMBER 25, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                          1991           1992           1993
                                                                      -------------  -------------  -------------
Net sales...........................................................  $  12,851,129  $  12,893,534  $  13,092,145
Costs and expenses:
  Cost of sales.....................................................     12,103,080     12,166,858     12,326,778
  Selling and administrative........................................        537,058        494,983        558,470
  Interest expense..................................................         93,353         81,102         78,029
  Interest income...................................................        (61,381)       (59,477)       (62,902)
  Equity investment results.........................................          7,690         15,127         11,865
  Facilities consolidation and restructuring........................         67,000             --        107,827
                                                                      -------------  -------------  -------------
    Total costs and expenses........................................     12,746,800     12,698,593     13,020,067
Earnings before taxes...............................................        104,329        194,941         72,078
Taxes on income.....................................................         39,964         76,037         34,598
                                                                      -------------  -------------  -------------
Earnings before extraordinary loss and cumulative effect of
 accounting change..................................................         64,365        118,904         37,480
Extraordinary loss from early retirement of debt....................             --          5,864          2,308
Cumulative effect of change in accounting for postretirement health
 care benefits......................................................          9,270             --             --
                                                                      -------------  -------------  -------------
Net earnings........................................................  $      55,095  $     113,040  $      35,172
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Net earnings available to common shareholders.......................  $      51,955  $     113,040  $      35,172
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Net earnings per common share:
  Primary before extraordinary loss and accounting change...........  $        1.82  $        3.33  $        1.02
  Extraordinary loss................................................             --            .16            .06
  Accounting change.................................................            .28             --             --
                                                                      -------------  -------------  -------------
  Primary...........................................................  $        1.54  $        3.16  $         .96
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
  Fully diluted before extraordinary loss and accounting change.....  $        1.82  $        3.21  $        1.02
  Extraordinary loss................................................             --            .15            .06
  Accounting change.................................................            .28             --             --
                                                                      -------------  -------------  -------------
  Fully diluted.....................................................  $        1.54  $        3.06  $         .96
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Weighted average common shares outstanding..........................         33,651         35,759         36,801
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

    Sales to customers accounted for under the equity method were approximately $1 billion, $1.3 billion and $1.6 billion in 1991, 1992 and 1993, respectively.

                See notes to consolidated financial statements.

                            FLEMING COMPANIES, INC.

                          CONSOLIDATED BALANCE SHEETS

                  AT DECEMBER 26, 1992, AND DECEMBER 25, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                     ASSETS

                                                                                      1992          1993
                                                                                  ------------  ------------
Current assets:
  Cash and cash equivalents.....................................................  $      4,712  $      1,634
  Receivables...................................................................       349,324       301,514
  Inventories...................................................................       959,134       923,280
  Other current assets..........................................................        90,040       134,229
                                                                                  ------------  ------------
    Total current assets........................................................     1,403,210     1,360,657
Investments and notes receivable................................................       344,000       309,237
Investment in direct financing leases...........................................       213,956       235,263
Property and equipment:
  Land..........................................................................        46,293        49,580
  Buildings.....................................................................       251,320       268,317
  Fixtures and equipment........................................................       438,068       466,904
  Leasehold improvements........................................................       123,734       133,897
  Leased assets under capital leases............................................       152,737       143,207
                                                                                  ------------  ------------
                                                                                     1,012,152     1,061,905
  Less accumulated depreciation and amortization................................       401,446       426,846
                                                                                  ------------  ------------
    Net property and equipment..................................................       610,706       635,059
Other assets....................................................................        79,686        90,633
Goodwill........................................................................       466,147       471,783
                                                                                  ------------  ------------
    Total assets................................................................  $  3,117,705  $  3,102,632
                                                                                  ------------  ------------
                                                                                  ------------  ------------

                                    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................................................  $    717,484  $    682,988
  Current maturities of long-term debt..........................................        36,474        61,329
  Current obligations under capital leases......................................        10,927        13,172
  Other current liabilities.....................................................       110,051       161,043
                                                                                  ------------  ------------
    Total current liabilities...................................................       874,936       918,532
Long-term debt..................................................................       735,565       666,819
Long-term obligations under capital leases......................................       302,618       337,009
Deferred income taxes...........................................................        39,194        27,500
Other liabilities...............................................................       104,958        92,366
Shareholders' equity:
  Common stock, $2.50 par value, authorized--100,000 shares, issued and
   outstanding--36,698 and 36,940 shares........................................        91,746        92,350
  Capital in excess of par value................................................       482,107       489,044
  Reinvested earnings...........................................................       501,231       492,250
  Cumulative currency translation adjustment....................................            --          (288)
                                                                                  ------------  ------------
                                                                                     1,075,084     1,073,356
    Less guarantee of ESOP debt.................................................        14,650        12,950
                                                                                  ------------  ------------
      Total shareholders' equity................................................     1,060,434     1,060,406
                                                                                  ------------  ------------
Total liabilities and shareholders' equity......................................  $  3,117,705  $  3,102,632
                                                                                  ------------  ------------
                                                                                  ------------  ------------

    Receivables include $48.9 million and $48.3 million in 1992 and 1993, respectively, due from customers accounted for under the equity method.

                See notes to consolidated financial statements.

                            FLEMING COMPANIES, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 28, 1991, DECEMBER 26, 1992, AND DECEMBER 25, 1993
                                 (IN THOUSANDS)

                                                      1991                    1992                     1993
                                              ---------------------  -----------------------  -----------------------
                                               SHARES      AMOUNT     SHARES       AMOUNT      SHARES       AMOUNT
                                              ---------  ----------  ---------  ------------  ---------  ------------
Preferred stock:
  Beginning of year.........................         50  $   50,000
  Redemption................................        (50)    (50,000)
                                              ---------  ----------
  End of year...............................         --          --
                                              ---------  ----------
                                              ---------  ----------
Common stock:
  Beginning of year.........................     30,548      76,369     35,433  $     88,584     36,698  $     91,746
  Incentive stock and stock ownership
   plans....................................        285         715        191           478        242           604
  Stock issued for acquisition..............         --          --      1,074         2,684         --            --
  Stock offering............................      4,600      11,500         --            --         --            --
                                              ---------  ----------  ---------  ------------  ---------  ------------
  End of year...............................     35,433      88,584     36,698        91,746     36,940        92,350
                                              ---------  ----------  ---------  ------------  ---------  ------------
                                              ---------              ---------                ---------
Capital in excess of par value:
  Beginning of year.........................                287,665                  445,501                  482,107
  Stock offering, net.......................                148,436                       --                       --
  Incentive stock and stock ownership
   plans....................................                  9,400                    5,165                    6,937
  Stock issued for acquisition..............                     --                   31,441                       --
                                                         ----------             ------------             ------------
  End of year...............................                445,501                  482,107                  489,044
                                                         ----------             ------------             ------------
Reinvested earnings:
  Beginning of year.........................                418,085                  431,120                  501,231
  Net earnings..............................                 55,095                  113,040                   35,172
  Cash dividends:
    Common ($1.14 per share in 1991, $1.20
     in 1992 and 1993)......................                (38,920)                 (42,929)                 (44,153)
    Preferred...............................                 (3,140)                      --                       --
                                                         ----------             ------------             ------------
  End of year...............................                431,120                  501,231                  492,250
                                                         ----------             ------------             ------------
Cumulative currency translation adjustment:
  Beginning of year.........................                                                                       --
  Currency translation adjustments..........                                                                     (288)
                                                                                                         ------------
  End of year...............................                                                                     (288)
                                                                                                         ------------
Guarantee of ESOP debt:
  Beginning of year.........................                (17,665)                 (16,218)                 (14,650)
  Payments..................................                  1,447                    1,568                    1,700
                                                         ----------             ------------             ------------
  End of year                                               (16,218)                 (14,650)                 (12,950)
                                                         ----------             ------------             ------------
Total shareholders' equity, end of year.....             $  948,987             $  1,060,434             $  1,060,406
                                                         ----------             ------------             ------------
                                                         ----------             ------------             ------------

                See notes to consolidated financial statements.

                            FLEMING COMPANIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 28, 1991, DECEMBER 26, 1992, AND DECEMBER 25, 1993
                                 (IN THOUSANDS)

                                                                                1991         1992         1993
                                                                             -----------  -----------  -----------
Cash flows from operating activities:
  Net earnings.............................................................  $    55,095  $   113,040  $    35,172
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation and amortization..........................................       91,252       93,827      101,103
    Credit losses..........................................................       17,281       28,258       52,018
    Deferred income taxes..................................................      (34,158)      11,343      (24,471)
    Equity investment results..............................................        7,690       15,128       11,865
    Facilities consolidation and reserve activities, net...................       53,l50      (31,226)      87,211
    Postretirement health care benefits....................................       15,000           --           --
    Change in assets and liabilities:
      Receivables..........................................................      (45,094)     (75,924)     (16,420)
      Inventories..........................................................      (74,500)        (440)      58,625
      Other assets.........................................................      (31,124)     (10,218)     (48,984)
      Accounts payable.....................................................       37,166      (41,285)     (38,472)
      Other liabilities....................................................        4,251      (16,566)     (10,883)
    Other adjustments, net.................................................         (634)       3,918        1,779
                                                                             -----------  -----------  -----------
      Net cash provided by operating activities............................       95,375       89,855      208,543
                                                                             -----------  -----------  -----------
Cash flows from investing activities:
  Collections on notes receivable..........................................       95,045       88,851       82,497
  Notes receivable funded..................................................     (193,643)    (168,814)    (130,846)
  Notes receivable sold....................................................       81,986       44,970       67,554
  Purchase of property and equipment.......................................      (67,295)     (66,376)     (55,554)
  Proceeds from sale of property and equipment.............................        4,748        3,603        2,955
  Investments in customers.................................................      (21,108)     (17,315)     (37,196)
  Businesses acquired......................................................           --       (8,233)     (51,110)
  Proceeds from sale of investments........................................        7,156        9,763        7,077
  Other investing activities...............................................       (8,428)        (353)         197
                                                                             -----------  -----------  -----------
    Net cash used in investing activities..................................     (101,539)    (113,904)    (114,426)
                                                                             -----------  -----------  -----------
Cash flows from financing activities:
  Proceeds from long-term borrowings.......................................      353,381      462,726      331,502
  Principal payments on long-term debt.....................................     (432,364)    (383,188)    (373,693)
  Principal payments on capital lease obligations..........................      (11,565)     (10,904)     (11,316)
  Sale of common stock under incentive stock and stock ownership plans.....        8,870        5,653        7,541
  Dividends paid...........................................................      (41,979)     (42,929)     (44,153)
  Redemption of preferred stock............................................      (30,900)     (19,100)          --
  Proceeds from common stock sale..........................................      159,936           --           --
  Other financing activities...............................................          588       (4,587)      (7,076)
                                                                             -----------  -----------  -----------
    Net cash provided by (used in) financing activities....................        5,967        7,671      (97,195)
                                                                             -----------  -----------  -----------
Net decrease in cash and cash equivalents..................................         (197)     (16,378)      (3,078)
Cash and cash equivalents, beginning of year...............................       21,287       21,090        4,712
                                                                             -----------  -----------  -----------
Cash and cash equivalents, end of year.....................................  $    21,090  $     4,712  $     1,634
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

                See notes to consolidated financial statements.

                            FLEMING COMPANIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 FOR THE YEARS ENDED DECEMBER 25, 1993, DECEMBER 26, 1992 AND DECEMBER 28, 1991

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    FISCAL  YEAR:   The  company's  fiscal year  ends  on the  last  Saturday in
December.

    PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include all material subsidiaries. Material intercompany items have been eliminated. The equity method of accounting is used for investments in certain entities in which the company has an investment in common stock of between 20% and 50%. Under the equity method, original investments are recorded at cost and adjusted by the company's share of earnings or losses of these entities and for declines in estimated realizable values deemed to be other than temporary.

    CASH AND CASH EQUIVALENTS:   Cash equivalents consist of liquid  investments
readily convertible to cash with a maturity of three months or less. The carrying amount for cash equivalents is a reasonable estimate of fair value.

    RECEIVABLES: Receivables include the current portion of customer notes receivable of $67.8 million (1992) and $69.9 million (1993). Receivables are shown net of allowance for credit losses of $25.3 million (1992) and $44.3 million (1993). The company extends credit to its retail customers located over a broad geographic base. Regional concentrations of credit risk are limited.

    INVENTORIES: Inventories are valued at the lower of cost or market. Most grocery and certain perishable inventories are valued on a last-in, first-out
(LIFO) method. Other inventories are valued on a first-in, first-out (FIFO) method.

    PROPERTY AND EQUIPMENT: Property and equipment are recorded at cost or, for leased assets under capital leases, at the present value of minimum lease payments. Depreciation, as well as amortization of assets under capital leases, are based on the estimated useful asset lives using the straight-line method.

    FIXED ASSET IMPAIRMENT: Fixed asset impairments are recorded when events or changes in circumstances indicate that the carrying amount of the fixed assets may not be recoverable. Such impairment losses are measured by the excess of the carrying amount of the fixed asset over the fair value of the related asset.

    GOODWILL: The excess of purchase price over the value of net assets of businesses acquired is amortized on the straight-line method over periods not exceeding 40 years. Goodwill is shown net of accumulated amortization of $60 million (1992) and $74.2 million (1993). Goodwill is written down if it is probable that estimated operating income, measured on an undiscounted basis, generated by the related assets will be less than the carrying amount.

    ACCOUNTS PAYABLE: Accounts payable include $11.2 million (1992) and $8.8 million (1993) of issued checks that have not yet cleared the company's bank accounts, less deposits in transit.

    FINANCIAL INSTRUMENTS: Interest rate hedge transactions and other financial instruments are utilized to manage interest rate exposure. The difference between amounts to be paid or received is accrued and recognized over the life of the contracts.

    TAXES  ON INCOME:   Deferred income  taxes arise  from temporary differences
between financial and tax bases of certain assets and liabilities.

    DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS: The methods and assumptions used to estimate the fair value of significant financial instruments are discussed in the Investments and Notes Receivable, and Long-Term Debt notes.

    FOREIGN CURRENCY TRANSLATION: Net exchange gains or losses resulting from the translation of assets and liabilities of an international investment are included in shareholders' equity.

                            FLEMING COMPANIES, INC.

 FOR THE YEARS ENDED DECEMBER 25, 1993, DECEMBER 26, 1992 AND DECEMBER 28, 1991

    NET  EARNINGS  PER COMMON  SHARE:   Primary  earnings  per common  share are
computed based on net earnings, less dividends on preferred stock in 1991, divided by the weighted average common shares outstanding. The impact of common stock options on primary earnings per common share is not materially dilutive. Fully diluted earnings per common share assume conversion of the convertible subordinated notes that were redeemed during 1992.

    CONTINGENT LIABILITIES:   The company has  aggregate contingent  liabilities
under debt guarantees and future minimum rental commitments of $370 million.

    RECLASSIFICATIONS:   Certain reclassifications have  been made to prior year
amounts to conform to current year classifications.

INVENTORIES

    Inventories are valued as follows:

                                                                          DEC. 26,    DEC. 25,
                                                                            1992        1993
                                                                         ----------  ----------
                                                                             (IN THOUSANDS)
LIFO method............................................................  $  689,358  $  638,383
FIFO method............................................................     269,776     284,897
                                                                         ----------  ----------
  Inventories..........................................................  $  959,134  $  923,280
                                                                         ----------  ----------
                                                                         ----------  ----------

    Current replacement cost of LIFO inventories were greater than the carrying amounts by approximately $19.3 million at December 26, 1992, and $12.5 million at December 25, 1993.

INVESTMENTS AND NOTES RECEIVABLE

    Investments and notes receivable consist of the following:

                                                                          DEC. 26,    DEC. 25,
                                                                            1992        1993
                                                                         ----------  ----------
                                                                             (IN THOUSANDS)
Investments in and advances to customers...............................  $  176,092  $  164,292
Notes receivable from customers........................................     157,655     133,935
Other investments and receivables......................................      10,253      11,010
                                                                         ----------  ----------
Investments and notes receivable.......................................  $  344,000  $  309,237
                                                                         ----------  ----------
                                                                         ----------  ----------

    The company extends long-term credit to certain retail customers it serves. Loans are primarily collateralized by inventory and fixtures. Investments and notes receivable are shown net of allowance for credit losses of $18.2 million and $18.3 million in 1992 and 1993, respectively. Interest rates are above prime with terms up to 10 years. The carrying amount of notes receivable approximates fair value because of the variable interest rates charged on the notes.

    The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards (SFAS) No. 114--Accounting by Creditors for Impairment of a Loan. This new statement requires that loans determined to be impaired be measured by the present value of expected future cash flows discounted at the loan's effective interest rate. The new standard is effective for the first quarter of the company's 1995 fiscal year. The company has not yet determined the impact, if any, on the consolidated statements of earnings or financial position.

    The company has sold certain notes receivable at face value with limited recourse. The outstanding balance at year end 1993 on all notes sold is $155.4 million, of which the company is contingently liable for $31.3 million should all the notes become uncollectible. The company guarantees bank debt of $35 million for a customer.

                            FLEMING COMPANIES, INC.

 FOR THE YEARS ENDED DECEMBER 25, 1993, DECEMBER 26, 1992 AND DECEMBER 28, 1991

LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                         DEC. 26,    DEC. 25,
                                                                           1992        1993
                                                                        ----------  ----------
                                                                            (IN THOUSANDS)
Medium-term notes, due 1994 to 2003, average interest rates of 8.3%
 and 7.5%.............................................................  $  194,450  $  222,450
Commercial paper, average interest rate of 3.3% in 1993...............          --     165,866
Unsecured term bank loans, due 1994 to 1996, average interest rates of
 4.2% and 3.7%........................................................      95,000     160,000
Unsecured credit lines, average interest rates of 3.9% and 3.3%.......     340,000     145,000
9.5% Debentures, due 2010, annual sinking fund payments of $5,000
 commencing in 1997...................................................      70,000       7,000
Guaranteed bank loan of employee stock ownership plan.................      14,650      12,950
Mortgaged real estate notes and other debt, varying interest rates
 from 3.5% to 8%, due 1994 to 2019....................................      57,939      14,882
                                                                        ----------  ----------
                                                                           772,039     728,148
Less current maturities...............................................      36,474      61,329
                                                                        ----------  ----------
Long-term debt........................................................  $  735,565  $  666,819
                                                                        ----------  ----------
                                                                        ----------  ----------

    Aggregate maturities of long-term debt for the next five years are as follows: 1994 -- $61.3 million; 1995 -- $140.3 million; 1996 -- $69 million;
1997 -- $13.8 million and 1998 -- $27.8 million.

    In 1993 and 1992, the company recorded extraordinary losses for early retirement of debt. In 1993, the company retired $63 million of the 9.5% debentures. The extraordinary loss was $2.3 million, after income tax benefits of $2.1 million, or $.06 per share. The funding source for the early redemption was the sale of notes receivable. In 1992, the company retired the $172.5 million of convertible subordinated notes, $30 million of the 9.5% debentures and certain other debt. The extraordinary loss was $5.9 million, after income tax benefits of $3.7 million, or $.15 per share. Funding sources related to the 1992 early retirement were bank lines, medium-term notes, sale of notes receivable and commercial paper.

    The company has two commercial paper programs supported by committed $400 million and $200 million revolving credit agreements with a group of banks. Currently, the company limits the amount of commercial paper issued at any time plus the amount of borrowing under uncommitted credit lines to the unused credit available through the committed credit agreements. The $400 million credit agreement matures in October 1997. The $200 million credit agreement matures in October 1994, but the company intends to renew the agreement prior to maturity. At year end, the company had no borrowings under the agreements which carry combined annual facility and commitment fees of .25% and .15% for the $400 million agreement and the $200 million agreement, respectively. The interest rate is based on various money market rates selected by the company at the time of borrowing.

    The credit agreements contain various covenants, including restrictions on additional indebtedness, payment of cash dividends and acquisition of the company's common stock. None of these covenants negatively impact the company's liquidity or capital resources at this time. Reinvested earnings of approximately $92 million were available at year end for cash dividends and acquisition of the company's stock. The agreements contain a provision that, in the event of a defined change of control, the credit agreements may be terminated.

                            FLEMING COMPANIES, INC.

 FOR THE YEARS ENDED DECEMBER 25, 1993, DECEMBER 26, 1992 AND DECEMBER 28, 1991

    The company has registered $565 million in medium-term notes. Of this, the remaining $289.6 million may be issued from time to time, at fixed or floating interest rates, as determined at the time of issuance.

    The unsecured term bank loans have original maturities of three years and bear interest at floating rates. Unsecured credit lines have original maturities of generally less than one year and bear interest at floating rates. The loans contain essentially the same covenants as the revolving credit agreements and are prepayable without penalty.

    The carrying value of assets collateralized under mortgaged real estate notes and other debt was approximately $123 million and $9.4 million at year end 1992 and 1993, respectively.

    Components of interest expense are as follows:

                                                                 1991       1992       1993
                                                               ---------  ---------  ---------
                                                                       (IN THOUSANDS)
Interest costs incurred:
  Long-term debt.............................................  $  64,068  $  50,524  $  44,628
  Capital lease obligations..................................     26,915     29,103     31,355
  Other......................................................      2,539      1,475      2,046
                                                               ---------  ---------  ---------
    Total incurred...........................................     93,522     81,102     78,029
Less interest capitalized....................................        169         --         --
                                                               ---------  ---------  ---------
Interest expense.............................................  $  93,353  $  81,102  $  78,029
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    The company's employee stock ownership plan (ESOP) allows substantially all associates to participate. The ESOP purchased 640,000 shares of common stock from the company at $31.25 per share, resulting in proceeds of $20 million. The ESOP borrowed the money from a bank. The company guaranteed the bank loan. The loan balance is presented in long-term debt with an offset as a reduction of shareholders' equity. The ESOP will repay the loan with proceeds from company contributions.

    The company makes contributions based on fixed debt service requirements of the ESOP loan. The ESOP used $.6 million of common stock dividends for debt service in each of 1991, 1992 and 1993. During 1991, 1992 and 1993, the company recognized $.8 million, $.9 million and $1.1 million, respectively, in compensation expense. Interest expense of $1.3 million, $.7 million and $.5 million was recognized at average rates of 7.7%, 4.4% and 3.7% in 1991, 1992 and 1993, respectively.

    The company enters into interest rate hedge agreements to manage interest costs and exposure to changing interest rates. At year end 1992 and 1993, agreements were in place that effectively fixed rates on $270 million and $70 million, respectively, of the company's floating rate debt. Additionally, for both years, $60 million of agreements convert fixed rate debt to floating and a $100 million transaction hedges the company's risk of fluctuation between prime rate and LIBOR. The maturities for such agreements range from 1995 to 1998. The counterparties to these agreements are major national and international financial institutions.

    The fair value of long-term debt as of year end 1992 and 1993 was determined using valuation techniques that considered cash flows discounted at current market rates and management's best estimate for instruments without quoted market prices. At year end 1992 and 1993, the fair value of debt exceeded the carrying amount by $16.5 million and $13.8 million, respectively. For interest rate swap agreements, the fair value was estimated using termination cash values. At year end 1993, swap agreements had no fair value. At year end 1992, swap agreements had a fair value of $1.7 million. The company does not have any financial basis in the hedge agreements other than accrued interest payable or receivable.

                            FLEMING COMPANIES, INC.

 FOR THE YEARS ENDED DECEMBER 25, 1993, DECEMBER 26, 1992 AND DECEMBER 28, 1991


SUBSIDIARY GUARANTORS


    The company plans to issue $500 million principal amount of senior debt (the "Senior Notes") which will be guaranteed by all direct and indirect subsidiaries of the company (except for certain subsidiaries which are inconsequential), all of which are wholly owned. The guarantees will be joint and several, full, complete and unconditional. There are currently no restrictions on the ability of the subsidiary guarantors to transfer funds to the company in the form of cash dividends, loans or advances. Full financial statements for the subsidiary guarantors are not presented herein because management does not believe such information would be material. Set forth below is certain summarized financial data regarding the subsidiary guarantors on a combined basis.



    The following summarized financial information for the combined subsidiary guarantors has been prepared from the books and records maintained by the subsidiary guarantors and the company. Intercompany transactions are eliminated. The summarized financial information may not necessarily be indicative of the results of operations or financial position had the subsidiary guarantors been operated as independent entities. The summarized financial information includes allocations of material amounts of expenses such as corporate services and administration, interest expense on indebtedness, and taxes on income. The allocations are generally based on proportional amounts of sales or assets, and taxes on income are allocated consistent with the asset and liability approach used for consolidated financial statement purposes. Management believes these allocation methods are reasonable.



                                                                                               OCTOBER 1,
                                                                           1992       1993        1994
                                                                         ---------  ---------  -----------
                                                                                   (IN MILLIONS)
                                                                                               (UNAUDITED)
Current assets.........................................................  $   1,204  $   1,168   $   1,642
Noncurrent assets......................................................      1,508      1,579       2,543
Current liabilities....................................................        708        764       1,103
Noncurrent liabilities.................................................        957        936       1,755



                                                              1991       1992       1993
                                                            ---------  ---------  ---------   40 WEEKS
                                                                                                ENDED
                                                                                             OCTOBER 1,
                                                                                                1994
                                                                                             -----------
                                                                                             (UNAUDITED)
Net sales.................................................  $  11,423  $  11,488  $  11,759   $  10,070
Costs and expenses........................................     11,299     11,321     11,674       9,987
Earnings before extraordinary items and cumulative effect
 of accounting change.....................................         77        102         44          44
Net earnings..............................................         69         97         42          44


LEASE AGREEMENTS

    CAPITAL AND OPERATING LEASES: The company leases certain distribution facilities with terms generally ranging from 20 to 30 years, while lease terms for other operating facilities range from 1 to 15 years. The leases normally provide for minimum annual rentals plus executory costs and usually include provisions for one to five renewal options of five years.

    The company leases company-operated retail store facilities with terms generally ranging from 3 to 20 years. These agreements normally provide for contingent rentals based on sales performance in excess of specified minimums. The leases usually include provisions for one to three renewal options of two to five years. Certain equipment is leased under agreements ranging from 2 to 8 years with no renewal options.

    Accumulated amortization related to leased assets under capital leases was $59.5 million and $41.7 million at year end 1992 and 1993, respectively.

                            FLEMING COMPANIES, INC.

 FOR THE YEARS ENDED DECEMBER 25, 1993, DECEMBER 26, 1992 AND DECEMBER 28, 1991

    Future minimum lease payment obligations for leased assets under capital leases as of year end 1993 are set forth below:

                                                                                 LEASE
YEARS                                                                         OBLIGATIONS
- ---------------------------------------------------------------------------  --------------
                                                                             (IN THOUSANDS)
1994.......................................................................     $ 16,719
1995.......................................................................       16,672
1996.......................................................................       16,554
1997.......................................................................       16,244
1998.......................................................................       15,816
Later......................................................................      143,209
Total minimum lease payments...............................................      225,214
Less estimated executory costs.............................................          332
                                                                             --------------
Net minimum lease payments.................................................      224,882
Less interest..............................................................      101,754
                                                                             --------------
Present value of net minimum lease payments................................      123,128
Less current obligations...................................................        5,618
                                                                             --------------
Long-term obligations......................................................     $117,510
                                                                             --------------
                                                                             --------------

    Future minimum lease payments required at year end 1993 under operating leases that have initial noncancelable lease terms exceeding one year are presented in the following table:

                                                          FACILITY   FACILITIES   EQUIPMENT      NET
YEARS                                                     RENTALS    SUBLEASED     RENTALS     RENTALS
- -------------------------------------------------------  ----------  ----------  -----------  ----------
                                                                         (IN THOUSANDS)
1994...................................................  $   92,936  $   46,105   $  16,407   $   63,238
1995...................................................      83,905      43,084      10,277       51,098
1996...................................................      77,680      39,733       5,057       43,004
1997...................................................      71,364      36,700       1,219       35,883
1998...................................................      64,559      32,702         347       32,204
Later..................................................     368,039     165,396          --      202,643
                                                         ----------  ----------  -----------  ----------
Total minimum lease payments...........................  $  758,483  $  363,720   $  33,307   $  428,070
                                                         ----------  ----------  -----------  ----------
                                                         ----------  ----------  -----------  ----------

    The following table shows the composition of total annual rental expense under noncancelable operating leases and subleases with initial terms of one year or greater:

                                                              1991        1992        1993
                                                           ----------  ----------  ----------
                                                                     (IN THOUSANDS)
Minimum rentals..........................................  $  119,819  $  123,189  $  126,040
Contingent rentals.......................................         415         247         182
Less sublease income.....................................      51,506      54,348      57,308
                                                           ----------  ----------  ----------
Rental expense...........................................  $   68,728  $   69,088  $   68,914
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

    At year end 1993, the company is contingently liable for future minimum rental commitments of $335 million.

                            FLEMING COMPANIES, INC.

 FOR THE YEARS ENDED DECEMBER 25, 1993, DECEMBER 26, 1992 AND DECEMBER 28, 1991

    DIRECT FINANCING LEASES: The company leases retail store facilities for sublease to customers with terms generally ranging from 5 to 25 years. Most leases provide for a contingent rental based on sales performance in excess of specified minimums. Sublease rentals are generally higher than the rental paid. The leases and subleases usually contain provisions for one to four renewal options of two to five years.

    The following table shows the future minimum rentals to be received under direct financing leases and future minimum lease payment obligations under capital leases in effect at December 25, 1993:

                                                                    LEASE RENTALS     LEASE
YEARS                                                                RECEIVABLE    OBLIGATIONS
- ------------------------------------------------------------------  -------------  -----------
                                                                          (IN THOUSANDS)
1994..............................................................   $    41,633    $  29,375
1995..............................................................        40,560       29,553
1996..............................................................        39,083       29,617
1997..............................................................        36,751       29,646
1998..............................................................        33,229       29,599
Later.............................................................       293,696      277,785
                                                                    -------------  -----------
Total minimum lease payments......................................       484,952      425,575
Less estimated executory costs....................................         2,062        2,055
                                                                    -------------  -----------
Net minimum lease payments........................................       482,890      423,520
Less unearned income..............................................       235,813           --
Less interest.....................................................            --      196,467
                                                                    -------------  -----------
Present value of net minimum lease payments.......................       247,077      227,053
Less current portion..............................................        11,814        7,554
                                                                    -------------  -----------
Long-term portion.................................................   $   235,263    $ 219,499
                                                                    -------------  -----------
                                                                    -------------  -----------

    Contingent rental income and contingent rental expense were not material in 1993, 1992 or 1991.

FACILITIES CONSOLIDATION AND RESTRUCTURING


    The results in 1993 include a charge of $107.8 million for additional facilities consolidations, reengineering, impairment of retail-related assets and elimination of regional operations. Facilities consolidations will result in the closure of five distribution centers, the relocation of two operations, the consolidation of a center's administrative function and completion of the 1991 facilities consolidation actions. The related charge provides for severance costs, impaired property and equipment, product handling and damage, and impaired other assets. The reengineering component of the charge provides for severance costs of terminating associates displaced by the reengineering plan. Impairment of retail-related assets provides for the present value of lease payments and assets associated with certain retail supermarket locations leased or owned by the company. These sites are no longer strategically viable due to size, location or age. Elimination of regional operations in early 1994 will result in cash severance payments to affected associates.


    The 1991 restructuring plan was initiated to reduce costs and increase operating efficiency by consolidating four distribution centers into larger, higher volume and more efficient facilities. The $67 million charge included associate severance, lease terminations and impairment of related assets. The plan has resulted in the closing or consolidation of four facilities whose operations were assimilated into other distribution centers. Additional estimated costs, related primarily to asset dispositions in process, were made in the 1993 charge.

                            FLEMING COMPANIES, INC.

 FOR THE YEARS ENDED DECEMBER 25, 1993, DECEMBER 26, 1992 AND DECEMBER 28, 1991

TAXES ON INCOME

    Components of taxes on income (tax benefit) are as follows:

                                                                            1991       1992        1993
                                                                         ----------  ---------  ----------
                                                                                  (IN THOUSANDS)
Current:
  Federal..............................................................  $   56,634  $  55,473  $   48,742
  State................................................................       8,849     11,814      10,327
                                                                         ----------  ---------  ----------
    Total current......................................................      65,483     67,287      59,069
                                                                         ----------  ---------  ----------
Deferred:
  Federal..............................................................     (21,500)     7,280     (20,160)
  State................................................................      (4,019)     1,470      (4,311)
                                                                         ----------  ---------  ----------
    Total deferred.....................................................     (25,519)     8,750     (24,471)
                                                                         ----------  ---------  ----------
Taxes on income........................................................  $   39,964  $  76,037  $   34,598
                                                                         ----------  ---------  ----------
                                                                         ----------  ---------  ----------

    Deferred tax expense (benefit) relating to temporary differences includes the following components:

                                                                           1991       1992        1993
                                                                        ----------  ---------  ----------
                                                                                 (IN THOUSANDS)
Depreciation..........................................................  $     (301) $   2,161  $      516
Facilities consolidation and reserve activities.......................     (20,977)    10,989     (31,519)
Retirement benefits...................................................        (350)       517      13,094
Equity investment results.............................................      (1,717)    (4,292)     (6,767)
Credit losses.........................................................         421     (4,539)     (5,417)
Prepaid expenses......................................................          --         --       3,200
Asset dispositions....................................................         186      3,818       2,670
Lease transactions....................................................        (509)      (230)     (2,307)
Noncompete agreement..................................................       2,556      2,552       2,170
Associate benefits....................................................      (6,525)    (3,494)     (2,115)
Note sales............................................................       1,038        623       1,880
Other.................................................................         659        645         124
                                                                        ----------  ---------  ----------
Deferred tax expense (benefit)........................................  $  (25,519) $   8,750  $  (24,471)
                                                                        ----------  ---------  ----------
                                                                        ----------  ---------  ----------

                            FLEMING COMPANIES, INC.

 FOR THE YEARS ENDED DECEMBER 25, 1993, DECEMBER 26, 1992 AND DECEMBER 28, 1991

    Temporary differences that give rise to deferred tax assets and liabilities as of December 25, 1993, are as follows:

                                                                          DEFERRED    DEFERRED
                                                                            TAX         TAX
                                                                           ASSETS    LIABILITIES
                                                                         ----------  ----------
                                                                             (IN THOUSANDS)
Depreciation...........................................................  $    4,333  $   88,609
Facilities consolidation and reserve activities........................      51,942          --
Associate benefits.....................................................      31,878          --
Credit losses..........................................................      22,579          --
Equity investment results..............................................      13,848       1,758
Lease transactions.....................................................       8,857       1,623
Inventory..............................................................       7,743      18,401
Asset dispositions.....................................................       5,580          --
Acquired loss carryforwards............................................       4,514          --
Retirement benefits....................................................          --      16,568
Note sales.............................................................          --       3,555
Prepaid expenses.......................................................          --       3,200
Other..................................................................       8,954       8,582
                                                                         ----------  ----------
Gross deferred taxes...................................................     160,228     142,296
Valuation allowance....................................................      (6,514)         --
                                                                         ----------  ----------
  Total deferred taxes.................................................  $  153,714  $  142,296
                                                                         ----------  ----------
                                                                         ----------  ----------
  Total deferred taxes, December 26, 1992..............................  $  112,904  $  125,957
                                                                         ----------  ----------
                                                                         ----------  ----------

    The effect of the increase in the federal statutory rate to 35% on deferred tax assets and liabilities was immaterial. The valuation allowance contains $4.5 million of acquired loss carryforwards that, if utilized, will be reversed to goodwill in future years.

    The effective income tax rates are different from the statutory federal income tax rates for the following reasons:

                                                           1991     1992     1993
                                                          ------   ------   ------
Statutory rate..........................................   34.0%    34.0%    35.0%
State income taxes, net of federal tax benefit..........    3.1      4.4      5.4
Acquisition-related differences.........................    4.7      2.3      6.6
Possible assessments....................................    2.1     (1.4)      --
Sale of insurance subsidiary............................   (4.8)      --       --
Other...................................................    (.8)     (.3)     1.0
                                                          ------   ------   ------
Effective rate..........................................   38.3%    39.0%    48.0%
                                                          ------   ------   ------
                                                          ------   ------   ------

SHAREHOLDER'S EQUITY

    The company offers a Dividend Reinvestment and Stock Purchase Plan which offers shareholders the opportunity to automatically reinvest their dividends in common stock at a 5% discount from market value. Shareholders also may purchase shares at market value by making cash payments up to $5,000 per calendar quarter. Shareholders reinvested dividends in 157,000 and 174,000 new shares in 1992 and 1993, respectively. Additional shares totaling 13,000 and 9,000 in 1992 and 1993, respectively, were purchased at market value by shareholders.

    The company has a shareholder rights plan designed to protect shareholders should the company become the target of coercive and unfair takeover tactics. Shareholders have one right for each share of stock held. When exercisable, each right entitles shareholders to buy one share of common stock at a specific price in the event of certain defined actions that constitute a change of control. The rights expire on July 6, 1996.

                            FLEMING COMPANIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 FOR THE YEARS ENDED DECEMBER 25, 1993, DECEMBER 26, 1992 AND DECEMBER 28, 1991

    The company has severance agreements with certain management associates. The agreements generally provide two years' salary to these associates if the associate's employment terminates within two years after a change of control. In the event of a change of control, a supplemental trust will be funded to provide these salary obligations.

INCENTIVE STOCK PLANS

    The company's stock option plans allow the granting of nonqualified stock options and incentive stock options, with or without stock appreciation rights
(SARs), to key associates.

    In 1992 and 1993, options with SARs were exercisable for 46,000 and 35,000 shares, respectively. Options without SARs were exercisable for 805,000 shares in 1992 and 841,000 shares in 1993. At year end 1993, there were 1.5 million shares available for grant under the stock option plans.

    Stock option transactions are as follows:

                                                                      OPTIONS      PRICE RANGE
                                                                    -----------  ----------------
                                                                        (SHARES IN THOUSANDS)
Outstanding, December 29, 1990....................................       1,225   $   4.72 - 42.13
  Exercised.......................................................         (34)  $  12.88 - 37.06
  Canceled and forfeited..........................................         (23)                --
                                                                         -----   ----------------
Outstanding, December 28, 1991....................................       1,168   $   4.72 - 42.13
  Granted.........................................................           4   $          30.00
  Exercised.......................................................         (28)  $  12.88 - 29.81
  Canceled and forfeited..........................................         (60)                --
                                                                         -----   ----------------
Outstanding, December 26, 1992....................................       1,084   $   4.72 - 42.13
  Exercised.......................................................         (59)  $  20.33 - 31.75
  Canceled and forfeited..........................................         (42)                --
                                                                         -----   ----------------
Outstanding, December 25, 1993....................................         983   $   4.72 - 42.13
                                                                         -----   ----------------
                                                                         -----   ----------------

    The company has a stock incentive plan that allows awards to key associates of up to 400,000 restricted shares of common stock and phantom stock units. The company has issued 133,000 restricted common shares, net of 10,000 shares forfeited in 1993. These shares were recorded at the market value when issued, $4.4 million, and are amortized to expense as earned. The unamortized portion, $2.1 million and $1.8 million in 1992 and 1993, respectively, is netted against capital in excess of par value within shareholders' equity. In the event of a change of control, the company may accelerate the vesting and payment of any award or make a payment in lieu of an award.

ASSOCIATE RETIREMENT PLANS

    The company sponsors retirement and profit sharing plans for substantially all nonunion and some union associates. The company also has nonqualified, unfunded supplemental retirement plans for selected associates. These plans comprise the company's defined benefit pension plans.

    Contributory profit sharing plans maintained by the company are for associates who meet certain types of employment and length of service requirements. Company contributions under these defined contribution plans are made at the discretion of the board of directors. Expenses for these plans were $.8 million, $1.1 million and $2 million in 1991, 1992 and 1993, respectively.

                            FLEMING COMPANIES, INC.

 FOR THE YEARS ENDED DECEMBER 25, 1993, DECEMBER 26, 1992 AND DECEMBER 28, 1991

    Benefit calculations for the company's defined benefit pension plans are primarily a function of years of service and final average earnings at the time of retirement. Final average earnings are the average of the highest five years of compensation during the last 10 years of employment. The company funds these plans by contributing the actuarially computed amounts that meet funding requirements.

    The following table sets forth the company's defined benefit pension plans' funded status and the amounts recognized in the statements of earnings. Substantially all the plans' assets are invested in listed stocks, short-term investments and bonds. The significant actuarial assumptions used in the calculation of funded status for 1992 and 1993 are: discount rate -- 8.5% and 7.5%, respectively; compensation increases -- 5% and 4%, respectively; and return on assets -- 10% and 9.5%, respectively.

                                                                DECEMBER 26, 1992           DECEMBER 25, 1993
                                                            --------------------------  --------------------------
                                                               ASSETS     ACCUMULATED      ASSETS     ACCUMULATED
                                                               EXCEED       BENEFITS       EXCEED       BENEFITS
                                                            ACCUMULATED      EXCEED     ACCUMULATED      EXCEED
                                                              BENEFITS       ASSETS       BENEFITS       ASSETS
                                                            ------------  ------------  ------------  ------------
                                                                                (IN THOUSANDS)
Actuarial present value of accumulated benefit
 obligations:
  Vested..................................................   $  129,248    $   11,701    $  166,474    $    9,587
  Total...................................................   $  135,895    $   12,444    $  174,332    $   16,577
                                                            ------------  ------------  ------------  ------------
                                                            ------------  ------------  ------------  ------------
Projected benefit obligations.............................   $  149,108    $   13,886    $  187,833    $   18,302
Plan assets at fair value.................................      139,989            --       176,307            --
                                                            ------------  ------------  ------------  ------------
Projected benefit obligation in excess of plan
 assets...................................................        9,119        13,886        11,526        18,302
Unrecognized net loss.....................................      (19,800)       (5,416)      (42,195)       (7,672)
Unrecognized prior service cost...........................       (2,910)           --        (2,293)         (777)
Unrecognized net asset (obligation).......................        1,447          (749)          291          (216)
                                                            ------------  ------------  ------------  ------------
Pension liability (asset).................................   $  (12,144)   $    7,721    $  (32,671)   $    9,637
                                                            ------------  ------------  ------------  ------------
                                                            ------------  ------------  ------------  ------------

    Net pension expense includes the following components:

                                                                1991       1992        1993
                                                             ----------  ---------  ----------
                                                                      (IN THOUSANDS)
Service cost...............................................  $    4,651  $   4,997  $    5,323
Interest cost..............................................      11,955     13,503      14,792
Actual return on plan assets...............................     (24,159)    (8,159)    (19,103)
Net amortization and deferral..............................      15,170     (5,030)      8,039
                                                             ----------  ---------  ----------
Net pension expense........................................  $    7,617  $   5,311  $    9,051
                                                             ----------  ---------  ----------
                                                             ----------  ---------  ----------

    Certain associates have pension and health care benefits provided under collectively bargained multiemployer agreements. Expenses for these benefits were $37.1 million, $40 million and $44 million for 1991, 1992 and 1993, respectively.

ASSOCIATE POSTRETIREMENT HEALTH CARE BENEFITS

    In 1991, the company adopted SFAS No. 106 -- Employers' Accounting for Postretirement Benefits Other Than Pensions. The company elected to recognize immediately the accumulated postretirement benefit obligation, resulting in a charge to net earnings of $9.3 million. The effect of the change on 1991 net earnings, excluding the cumulative effect upon adoption, was not material.

                            FLEMING COMPANIES, INC.

 FOR THE YEARS ENDED DECEMBER 25, 1993, DECEMBER 26, 1992 AND DECEMBER 28, 1991

    The company offers a comprehensive major medical plan to eligible retired associates who meet certain age and years of service requirements. This unfunded defined benefit plan generally provides medical benefits until Medicare insurance commences.

    Components of postretirement benefits expense are as follows:

                                                                     1991       1992       1993
                                                                   ---------  ---------  ---------
                                                                           (IN THOUSANDS)
Service cost.....................................................  $     194  $     108  $     140
Interest cost....................................................      1,210      1,430      1,628
Amortization of net loss.........................................         --         --        138
                                                                   ---------  ---------  ---------
Postretirement expense...........................................  $   1,404  $   1,538  $   1,906
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    The composition of the accumulated postretirement benefit obligation (APBO) and the amounts recognized in the balance sheets are presented below.

                                                                            1992       1993
                                                                          ---------  ---------
                                                                             (IN THOUSANDS)
Retirees................................................................  $  13,824  $  13,299
Fully eligible actives..................................................      1,695      1,916
Others..................................................................      1,485      1,680
                                                                          ---------  ---------
APBO....................................................................     17,004     16,895
Unrecognized net loss...................................................         --      3,333
                                                                          ---------  ---------
Accrued postretirement benefit cost.....................................  $  17,004  $  13,562
                                                                          ---------  ---------
                                                                          ---------  ---------

    During 1993, a postretirement benefit obligation was settled. No additional benefit payments will be made for this terminated obligation.

    The weighted average discount rate used in determining the APBO was 9.5% and 7.5% for 1992 and 1993, respectively. For measurement purposes in 1992 and 1993, a 15% and 14%, respectively, annual rate of increase in the per capita cost of covered medical care benefits was assumed. In 1993, the rate was assumed to decrease to 8% by 2000, then to 7.5% in 2001 and thereafter. In 1992, the rate was assumed to decrease to 8% by 1999 and remain at 8% thereafter. If the assumed health care cost increased by 1% for each future year, the current cost and the APBO would have increased by 3% to 5% for all periods presented.

    The company also provides other benefits for certain inactive associates. Expenses related to these benefits are immaterial.

SUPPLEMENTAL CASH FLOWS INFORMATION

                                                                 1991       1992       1993
                                                               ---------  ---------  ---------
                                                                       (IN THOUSANDS)
Cash paid during the year for:
Interest, net of amounts capitalized.........................  $  91,301  $  82,051  $  79,634
  Income taxes...............................................  $  61,437  $  65,884  $  74,320
Direct financing leases and related obligations..............  $  44,055  $  27,507  $  33,594
Property and equipment additions by capital leases...........  $   9,182  $  22,513  $  21,011

    In 1993, the company acquired the assets or common stock of three businesses. In August, the company purchased distribution center assets located in Garland, Texas. In September and November, the company purchased certain assets and the common stock, respectively, of two supermarket operators in southern

                            FLEMING COMPANIES, INC.

 FOR THE YEARS ENDED DECEMBER 25, 1993, DECEMBER 26, 1992 AND DECEMBER 28, 1991

Florida. The acquisitions were accounted for as purchases. The results of these entities are not material to the company. Cash paid for the acquisitions, net of cash acquired, was $51.1 million. The fair value of assets acquired was $111.1 million, with liabilities assumed or created of $9 million.

    In 1992, the company acquired the common stock of Baker's Supermarkets, the operator of 10 supermarkets located in Omaha, Neb. The acquisition was accounted for as a purchase. The results of Baker's operations are not material to the company. The company issued 1,073,512 shares of common stock at a price of $31.79 per share, or $34.1 million. The fair value of assets acquired was $88.7 million, with liabilities assumed or created of $39.8 million. Cash paid for the acquisition, net of cash acquired, was $8.2 million.

LITIGATION AND CONTINGENCIES

    In December 1993, the company and numerous other defendants were named in two suits filed in U.S. District Court in Miami. The plaintiffs allege liability on the part of the company as a consequence of an alleged fraudulent scheme conducted by Premium Sales Corporation and others in which losses in the Premium-related entities occurred to the detriment of a purported class of investors which has brought one of the suits. The other suit is by the receiver/trustee of the estates of Premium and certain of its affiliated entities. Plaintiffs seek damages, treble damages, attorneys fees, costs, expenses and other appropriate relief. While the amount of damages sought under most claims is not specified, plaintiffs allege that hundreds of millions of dollars were lost as the result of the allegations contained in the complaint.

    The litigation is in its preliminary stages and the ultimate outcome cannot presently be determined. Furthermore, management is unable to predict a potential range of monetary exposure, if any, to the company. Based on the large recovery sought, an unfavorable judgment could have a material adverse effect on the company. Management believes, however, that a material adverse effect on the company's consolidated financial position is not likely. The company intends to vigorously defend the actions.

    The company's facilities are subject to various laws and regulations regarding the discharge of materials into the environment. In conformity with these provisions, the company has a comprehensive program for testing and removal, replacement or repair of its underground fuel storage tanks and for site remediation where necessary. The company has established reserves that it believes will be sufficient to satisfy anticipated costs of all known remediation requirements. In addition, the company is addressing several other environmental cleanup matters involving its properties, all of which the company believes are immaterial.

    The company has been designated by the U.S. Environmental Protection Agency ("EPA") as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA," also known as "Superfund"), with others, with respect to EPA-designated Superfund sites. While liability under CERCLA for remediation at such sites is joint and several with other responsible parties, the company believes that, to the extent it is ultimately determined to be liable for clean up at any such site, such liability will not result in a material adverse effect on its consolidated financial position or results of operations.

    The company is committed to maintaining the environment and protecting natural resources and to achieving full compliance with all applicable laws and regulations.

    The company is a party to various other litigation, possible tax assessments and other matters, some of which are for substantial amounts, arising in the ordinary course of business. While the ultimate effect of such actions cannot be predicted with certainty, the company expects that the outcome of these matters will not result in a material adverse effect on its consolidated financial position or results of operations.

- --------------------------------------------------------------------------------

                        QUARTERLY FINANCIAL INFORMATION



                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                  (UNAUDITED)



                                               FIRST         SECOND        THIRD         FOURTH         YEAR
                                            ------------  ------------  ------------  ------------  -------------
1993
Net sales.................................  $  4,044,894  $  2,964,655  $  2,936,010  $  3,146,586  $  13,092,145
Costs and expenses:
  Cost of sales...........................     3,803,545     2,787,087     2,767,074     2,969,072     12,326,778
  Selling and administrative..............       170,893       121,366       125,106       141,105        558,470
  Interest expense........................        23,481        17,804        17,796        18,948         78,029
  Interest income.........................       (18,548)      (14,469)      (14,885)      (15,000)       (62,902)
  Equity investment results...............         2,067           805         2,952         6,041         11,865
  Facilities consolidation and
   restructuring..........................       --              6,500       --            101,327        107,827
                                            ------------  ------------  ------------  ------------  -------------
    Total costs and expenses..............     3,981,438     2,919,093     2,898,043     3,221,493     13,020,067
                                            ------------  ------------  ------------  ------------  -------------
Earnings (loss) before taxes..............        63,456        45,562        37,967       (74,907)        72,078
Taxes on income (tax benefit).............        26,081        18,726        17,662       (27,871)        34,598
                                            ------------  ------------  ------------  ------------  -------------
Earnings (loss) before extraordinary
 loss.....................................        37,375        26,836        20,305       (47,036)        37,480
Extraordinary loss from early retirement
 of debt..................................       --            --            --              2,308          2,308
                                            ------------  ------------  ------------  ------------  -------------
Net earnings (loss).......................  $     37,375  $     26,836  $     20,305  $    (49,344) $      35,172
                                            ------------  ------------  ------------  ------------  -------------
                                            ------------  ------------  ------------  ------------  -------------
Net earnings (loss) per share:
  Primary before extraordinary loss.......  $       1.02  $        .73  $        .55  $      (1.28) $        1.02
  Extraordinary loss......................       --            --            --                .06            .06
                                            ------------  ------------  ------------  ------------  -------------
  Primary.................................  $       1.02  $        .73  $        .55  $      (1.34) $         .96
                                            ------------  ------------  ------------  ------------  -------------
                                            ------------  ------------  ------------  ------------  -------------
  Fully diluted before extraordinary
   loss...................................  $       1.02  $        .73  $        .55  $      (1.28) $        1.02
  Extraordinary loss......................       --            --            --                .06            .06
                                            ------------  ------------  ------------  ------------  -------------
  Fully diluted...........................  $       1.02  $        .73  $        .55  $      (1.34) $         .96
                                            ------------  ------------  ------------  ------------  -------------
                                            ------------  ------------  ------------  ------------  -------------
Dividends paid per share..................  $        .30  $        .30  $        .30  $        .30  $        1.20
Weighted average shares outstanding.......        36,722        36,780        36,833        36,896         36,801
                                            ------------  ------------  ------------  ------------  -------------
                                            ------------  ------------  ------------  ------------  -------------



    The first quarter of 1993 and 1992 consists of 16 weeks, all other quarters are 12 weeks.



    The second quarter of 1993 includes $11.2 million of pretax income resulting from the favorable resolution of a litigation matter and a $1.2 million accrual for charges in other legal proceedings. Also included is a $2 million charge for an increase to previously established reserves related to the company's contingent liability for lease obligations. The company also recorded a $4.6 million gain from a real estate transaction during the second quarter of 1993.



    The effective tax rate was increased in the third quarter of 1993 due to the new tax law enacted in August 1993.



    See discussion of facilities consolidation and restructuring charges in the notes to consolidated financial statements.

                        QUARTERLY FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)



                                               FIRST         SECOND        THIRD         FOURTH         YEAR
                                            ------------  ------------  ------------  ------------  -------------
1992
Net sales.................................  $  3,905,861  $  2,955,934  $  2,926,805  $  3,104,934  $  12,893,534
Cost and expenses:
  Cost of sales...........................     3,678,598     2,796,876     2,773,220     2,918,164     12,166,858
  Selling and administrative..............       151,033       107,633       107,154       129,163        494,983
  Interest expense........................        26,332        18,577        18,626        17,567         81,102
  Interest income.........................       (17,032)      (14,524)      (13,585)      (14,336)       (59,477)
  Equity investment results...............         3,486         3,931         4,013         3,697         15,127
                                            ------------  ------------  ------------  ------------  -------------
    Total costs and expenses..............     3,842,417     2,912,493     2,889,428     3,054,255     12,698,593
                                            ------------  ------------  ------------  ------------  -------------
Earnings before taxes.....................        63,444        43,441        37,377        50,679        194,941
Taxes on income...........................        24,749        16,943        14,573        19,772         76,037
                                            ------------  ------------  ------------  ------------  -------------
Earnings before extraordinary loss........        38,695        26,498        22,804        30,907        118,904
Extraordinary loss from early retirement
 of debt..................................       --            --            --              5,864          5,864
                                            ------------  ------------  ------------  ------------  -------------
Net earnings..............................  $     38,695  $     26,498  $     22,804  $     25,043  $     113,040
                                            ------------  ------------  ------------  ------------  -------------
                                            ------------  ------------  ------------  ------------  -------------
Net earnings per share:
  Primary before extraordinary loss.......  $       1.09  $        .75  $        .64  $        .84  $        3.33
  Extraordinary loss......................       --            --            --                .16            .16
                                            ------------  ------------  ------------  ------------  -------------
  Primary.................................  $       1.09  $        .75  $        .64  $        .68  $        3.16
                                            ------------  ------------  ------------  ------------  -------------
                                            ------------  ------------  ------------  ------------  -------------
  Fully diluted before extraordinary
   loss...................................  $       1.04  $        .72  $        .62  $        .83  $        3.21
  Extraordinary loss......................       --            --            --                .16            .15
                                            ------------  ------------  ------------  ------------  -------------
  Fully diluted...........................  $       1.04  $        .72  $        .62  $        .68  $        3.06
                                            ------------  ------------  ------------  ------------  -------------
                                            ------------  ------------  ------------  ------------  -------------
Dividends paid per share..................  $        .30  $        .30  $        .30  $        .30  $        1.20
Weighted average common shares
 outstanding..............................        35,449        35,493        35,541        36,657         35,759
                                            ------------  ------------  ------------  ------------  -------------
                                            ------------  ------------  ------------  ------------  -------------



    The fourth quarter of 1992 reflects $4.9 million of income related to litigation settlement.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Haniel Corporation:

    We have audited the accompanying consolidated balance sheets of Haniel Corporation (a Delaware corporation) and subsidiaries as of December 31, 1992 and 1993, and the related consolidated statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Haniel Corporation and subsidiaries as of December 31, 1992 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

    As discussed in Note 6 to the financial statements, the Company changed its method of accounting for income taxes in 1993 and restated prior year financial statements to reflect the change. In addition, as discussed in Note 5 to the financial statements, the Company changed its method of accounting for postretirement benefits other than pensions, effective January 1, 1993.

                                                  ARTHUR ANDERSEN & CO.

Oklahoma City, Oklahoma,
March 11, 1994

                               HANIEL CORPORATION
                          CONSOLIDATED BALANCE SHEETS

                                       ASSETS

                                                        DECEMBER 31,
                                               ------------------------------     JUNE 30,
                                                    1992            1993            1994
                                               --------------  --------------  --------------
                                                                                (UNAUDITED)
Current Assets:
  Cash.......................................  $    2,703,700  $    3,252,760  $    2,461,225
  Receivables-
    Accounts receivable......................     147,241,595     154,674,250     148,704,447
    Notes receivable.........................      44,092,855      53,877,158      71,630,512
    Less-Allowance for doubtful accounts.....     (18,208,359)    (18,160,262)    (22,497,023)
                                               --------------  --------------  --------------
                                                  173,126,091     190,391,146     197,837,936
  Inventories................................     441,534,444     415,560,007     372,250,362
  Other current assets.......................      22,193,935      16,780,520      12,147,871
                                               --------------  --------------  --------------
      Total current assets...................     639,558,170     625,984,433     584,697,394
                                               --------------  --------------  --------------
Direct financing leases, net of current
 portion.....................................       2,604,875       2,280,345       2,110,575
Investments..................................       1,897,725       1,805,165       1,503,210
Property and equipment, at cost
  Land and buildings.........................     212,322,536     223,064,269     229,324,212
  Furniture, fixtures and equipment..........     200,407,415     225,683,911     237,002,425
  Transportation equipment...................      83,047,275      85,122,869      83,906,755
  Leasehold improvements.....................      56,589,307      64,903,194      64,589,031
                                               --------------  --------------  --------------
                                                  552,366,533     598,774,243     614,822,423
  Less-Accumulated depreciation and
   amortization..............................    (218,254,460)   (263,480,135)   (282,075,739)
                                               --------------  --------------  --------------
                                                  334,112,073     335,294,108     332,746,684
Intangible assets............................     393,343,279     388,586,106     381,788,061
Other assets.................................      15,030,473      17,964,971      14,538,180
                                               --------------  --------------  --------------
                                                  408,373,752     406,551,077     396,326,241
                                               --------------  --------------  --------------
      Total Assets...........................  $1,386,546,595  $1,371,915,128  $1,317,384,104
                                               --------------  --------------  --------------
                                               --------------  --------------  --------------

                            LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
  Accounts payable...........................  $  253,759,183  $  276,628,540  $  235,885,834
  Current portion of long-term debt and
   capitalized lease obligations.............      32,862,051      20,048,742      15,821,059
  Other current liabilities..................     118,959,028     121,553,230     135,458,771
                                               --------------  --------------  --------------
      Total current liabilities..............     405,580,262     418,230,512     387,165,664
                                               --------------  --------------  --------------
Long-term debt, net of current portion.......     682,300,947     638,043,771     600,859,660
Capitalized lease obligations, net of current
 portion.....................................       5,691,370       3,774,524       3,381,862
Deferred income taxes........................      49,108,353      42,582,700      42,582,700
Other liabilities............................       2,173,014       2,374,286       3,096,186
Commitments and Contingencies
Stockholder's Equity:
  Common stock, par value $100 per share,
   500,000 shares authorized, issued and
   outstanding...............................      50,000,000      50,000,000      50,000,000
  Additional paid-in capital.................      12,026,436      12,026,436      12,026,436
  Retained earnings..........................     179,666,213     204,882,899     218,271,596
                                               --------------  --------------  --------------
                                                  241,692,649     266,909,335     280,298,032
                                               --------------  --------------  --------------
      Total Liabilities and Stockholder's
       Equity................................  $1,386,546,595  $1,371,915,128  $1,317,384,104
                                               --------------  --------------  --------------
                                               --------------  --------------  --------------

   The accompanying notes are an integral part of these consolidated balance sheets.

                               HANIEL CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME

                                         FOR THE YEARS ENDED DECEMBER 31,            FOR THE SIX MONTHS ENDED JUNE 30,
                               ----------------------------------------------------  ----------------------------------
                                     1991              1992              1993              1993              1994
                               ----------------  ----------------  ----------------  ----------------  ----------------
                                                                                                (UNAUDITED)
Net sales....................  $  5,606,198,504  $  5,684,888,683  $  6,016,975,280  $  3,237,938,862  $  3,224,344,635
Costs and expenses:
  Cost of goods sold.........     4,835,078,213     4,892,604,182     5,167,570,482     2,784,290,579     2,762,698,270
  Selling, operating and
   administrative expenses...       661,332,632       686,954,018       752,430,781       400,719,857       411,094,534
Interest:
  Interest income............         6,191,346         6,100,801         6,079,193         3,229,956         3,746,665
  Interest expense...........       (71,520,472)      (62,022,838)      (56,297,924)      (31,150,028)      (27,569,099)
                               ----------------  ----------------  ----------------  ----------------  ----------------
Income before income taxes...        44,458,533        49,408,446        46,755,286        25,008,354        26,729,397
Provision for income taxes...        22,890,300        24,490,563        21,538,600        12,337,514        13,340,700
                               ----------------  ----------------  ----------------  ----------------  ----------------
    Net income...............  $     21,568,233  $     24,917,883  $     25,216,686  $     12,670,840  $     13,388,697
                               ----------------  ----------------  ----------------  ----------------  ----------------
                               ----------------  ----------------  ----------------  ----------------  ----------------

  The accompanying notes are an integral part of these consolidated financial statements.

                               HANIEL CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                                              COMMON STOCK          ADDITIONAL
                                        ------------------------     PAID-IN         RETAINED
                                         SHARES       AMOUNT         CAPITAL         EARNINGS         TOTAL
                                        ---------  -------------  --------------  --------------  --------------
Balance, December 31, 1990............    500,000  $  50,000,000   $  6,000,000   $  131,669,709  $  187,669,709
  Cumulative effect of accounting
   change (Note 6)....................         --             --             --        1,510,388       1,510,388
                                        ---------  -------------  --------------  --------------  --------------
Balance, December 31, 1990, as
 restated.............................    500,000     50,000,000      6,000,000      133,180,097     189,180,097
  Net income..........................         --             --             --       21,568,233      21,568,233
                                        ---------  -------------  --------------  --------------  --------------
Balance, December 31, 1991............    500,000     50,000,000      6,000,000      154,748,330     210,748,330
  Net income..........................         --             --             --       24,917,883      24,917,883
  Capital contribution (Note 2).......         --             --      6,026,436               --       6,026,436
                                        ---------  -------------  --------------  --------------  --------------
Balance, December 31, 1992............    500,000     50,000,000     12,026,436      179,666,213     241,692,649
  Net Income..........................         --             --             --       25,216,686      25,216,686
                                        ---------  -------------  --------------  --------------  --------------
Balance, December 31, 1993............    500,000     50,000,000     12,026,436      204,882,899     266,909,335
  Net income (unaudited)..............         --             --             --       13,388,697      13,388,697
                                        ---------  -------------  --------------  --------------  --------------
Balance, June 30, 1994
  (unaudited).........................    500,000  $  50,000,000   $ 12,026,436   $  218,271,596  $  280,298,032
                                        ---------  -------------  --------------  --------------  --------------
                                        ---------  -------------  --------------  --------------  --------------

  The accompanying notes are an integral part of these consolidated financial statements.

                               HANIEL CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                        FOR THE SIX MONTHS ENDED
                                                             FOR THE YEARS ENDED DECEMBER 31,                   JUNE 30,
                                                       ---------------------------------------------  ----------------------------
                                                            1991           1992            1993           1993           1994
                                                       --------------  -------------  --------------  -------------  -------------
                                                                                                              (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................................  $   21,568,233  $  24,917,883  $   25,216,686  $  12,670,840  $  13,388,697
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization of property and
     equipment.......................................      46,306,580     46,152,193      50,255,461     26,768,610     26,680,948
    Amortization of excess purchase price............       9,156,576      9,253,793       9,930,338      5,412,126      5,352,524
    Amortization of other noncurrent assets..........       3,613,324      3,482,314       5,003,846      2,428,285      3,066,140
    Deferred items...................................        (688,696)     2,027,741      (6,324,381)     2,459,212        721,900
    Changes in assets and liabilities:
      Increase in receivables........................        (575,334)   (17,682,429)    (17,296,491)   (31,660,300)    (7,446,790)
      Decrease (increase) in inventories.............     (33,536,329)      (261,128)     25,974,437     18,791,065     43,309,645
      Decrease (increase) in other current assets....      16,932,007     (2,551,500)      5,413,415     (2,520,416)     4,632,649
      Increase (decrease) in accounts payable........      77,406,313    (35,568,099)     22,869,357    (19,043,230)   (40,742,706)
      Increase (decrease) in other current
       liabilities...................................      (6,807,629)    (7,359,969)      2,594,202      3,450,087     13,905,541
                                                       --------------  -------------  --------------  -------------  -------------
        Net cash provided by operating activities....     133,375,045     22,410,799     123,636,870     18,756,279     62,868,548
                                                       --------------  -------------  --------------  -------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Changes in long-term investments...................        (437,990)       285,414          92,560         48,007        301,955
  Proceeds from sale of property and equipment,
   net...............................................      24,919,819      3,162,820       3,572,706        396,825        608,104
  Capital expenditures...............................     (49,333,751)   (41,717,059)    (55,010,202)   (31,483,633)   (24,741,628)
  Reductions of (additions to) intangible and other
   assets............................................      (1,654,937)   (11,977,364)    (13,111,509)    (7,911,559)     1,806,172
                                                       --------------  -------------  --------------  -------------  -------------
        Net cash used in investing activities........  $  (26,506,859) $ (50,246,189) $  (64,456,445) $ (38,950,360) $ (22,025,397)
                                                       --------------  -------------  --------------  -------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Decrease in direct financing leases................  $      437,397  $     449,513  $      355,966  $     188,912  $     169,770
  Repayments of capital lease obligations............        (849,198)      (748,314)     (1,916,846)    (1,620,481)      (392,662)
  Changes in long-term debt..........................    (107,526,535)    22,371,304     (57,070,485)    23,337,259    (41,411,794
  Capital contribution...............................              --      6,026,436              --             --             --
                                                       --------------  -------------  --------------  -------------  -------------
        Net cash effect of financing activities......    (107,938,336)    28,098,939     (58,631,365)    21,905,690    (41,634,686)
                                                       --------------  -------------  --------------  -------------  -------------
        Net increase (decrease) in cash..............      (1,070,150)       263,549         549,060      1,711,609       (791,535)
Cash at beginning of period..........................       3,510,301      2,440,151       2,703,700      2,703,700      3,252,760
                                                       --------------  -------------  --------------  -------------  -------------
Cash at end of period................................  $    2,440,151  $   2,703,700  $    3,252,760  $   4,415,309  $   2,461,225
                                                       --------------  -------------  --------------  -------------  -------------
                                                       --------------  -------------  --------------  -------------  -------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for-
    Interest (net of amounts capitalized)............  $   70,347,000  $  59,745,000  $   58,916,000  $  32,334,000  $  26,213,000
    Income taxes.....................................      20,243,000     26,523,000      22,537,000     10,887,000      7,865,000

  The accompanying notes are an integral part of these consolidated financial statements.

                               HANIEL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (INFORMATION WITH RESPECT TO JUNE 30, 1993 AND 1994 IS UNAUDITED)

1.  ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

    Haniel Corporation is a United States subsidiary of Franz Haniel & Cie. GmbH ("Franz Haniel"). Haniel Corporation's principal operations consist of holding investments in the companies described below. The consolidated financial statements include the accounts of Haniel Corporation and its wholly owned subsidiaries, Scrivner, Inc., Hanamerica Energy Corporation and their subsidiaries, collectively referred to as (the "Company"). All significant intercompany transactions and balances have been eliminated.

NOTES RECEIVABLE

    Notes receivable amounts due beyond one year which total $33,324,000 at December 31, 1992, $44,747,000 at December 31, 1993, and $55,078,000 at June 30,
1994, are included in current assets, primarily in anticipation of their sale to banks. The majority of the notes receivable bear interest at prime plus 2% (8% at December 31, 1993 and 9.25% at June 30, 1994) and are scheduled to mature over the next five years and thereafter as follows: $16,552,508 in 1994; $4,748,287 in 1995; $7,401,489 in 1996; $8,795,049 in 1997; $7,468,237 in 1998
and $26,664,942 thereafter.

INVENTORIES

    As further discussed in Note 3, wholesale and retail grocery inventories are priced at the lower of cost or market, with cost being determined by the last-in, first-out (LIFO) method and the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

    Depreciation of property and equipment is computed primarily on the straight-line method, based on the estimated useful lives of the assets as follows:

                                                                            USEFUL
                                                                           LIFE IN
                                                                            YEARS
                                                                          ----------
Buildings...............................................................  4 - 45
Furniture, fixtures and equipment.......................................  2 - 15
Transportation equipment................................................  2 - 7

    Leasehold improvements are amortized over the shorter of their useful lives or terms of their leases.

INTANGIBLE ASSETS

    At December 31, 1992 and 1993 and June 30, 1994, unamortized intangible assets attributable to excess purchase price over net assets acquired were approximately $352,127,544, $342,502,204 and $337,373,805, respectively, which are being amortized on a straight-line basis over 10 to 40 years. The remaining amounts of $41,215,735, $46,083,902 and $44,414,256 as of December 31, 1992 and
1993 and June 30, 1994, respectively, consist of other acquired intangible assets which are being amortized over 3 to 40 years. Accumulated amortization of intangible assets was $45,635,636, $57,996,557 and $65,749,961 at December 31,
1992 and 1993 and June 30, 1994, respectively.

INCOME TAXES

    The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," in 1993 and elected to restate its prior years' financial statements as discussed in Note 6. Deferred income taxes reflect the estimated future tax effects of differences between financial statement and tax bases of assets and liabilities at each year-end.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The methods and assumptions used to estimate the fair value of significant financial instruments are discussed in the various footnotes.

                               HANIEL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (INFORMATION WITH RESPECT TO JUNE 30, 1993 AND 1994 IS UNAUDITED)

1.  ACCOUNTING POLICIES: (CONTINUED)
POSTEMPLOYMENT BENEFITS

    In November 1992, the Financial Accounting Standards Board ("FASB") issued SFAS No. 112, "Employers' Accounting for Postemployment Benefits." The Company will adopt SFAS No. 112 in 1994. The annual postemployment benefit expense computed in accordance with the new standard will not have a material effect on the Company's financial position or future results of operations.

INSURANCE

    The Company self-insures the first $125,000 of medical coverage provided certain of its employees, the physical damage coverage on its transportation equipment and the first $350,000 of its workers compensation, general, and auto liability coverage.

    A provision for self-insured claims is recorded when sufficient information is available to reasonably estimate the amount of the loss.

CAPITALIZATION OF INTEREST

    Interest attributed to funds used to finance major capital expenditures is capitalized as an additional cost of the related assets. Capitalization of interest ceases when the related assets are substantially complete and ready for their intended use.

2.  POOLING OF INTERESTS:
    Effective June 6, 1992, all of the outstanding stock of Food Holdings, Inc. was acquired by Franz Haniel for $8,084,046 and contributed to the Company. The purchase price over the net tangible assets was $6,026,436. Food Holdings' primary asset is its 50% common stock interest in Gateway Foods, Inc. through a holding company in which Scrivner holds the remaining 50% common stock interest.

    The contribution of Food Holdings' common stock has been accounted for as a pooling of interests and, accordingly, the financial statements have been restated to include the accounts and operations of Food Holdings for all periods beginning September 1989, the date Scrivner and Food Holdings acquired Gateway Foods.

3.  INVENTORIES:
    All inventories are valued at the lower of cost or market. Costs are determined through use of the LIFO and FIFO methods as follows (in thousands of dollars):

                                                           DECEMBER 31,
                                                       --------------------   JUNE 30,
                                                         1992       1993        1994
                                                       ---------  ---------  -----------
                                                                             (UNAUDITED)
LIFO.................................................  $ 406,139  $ 399,657   $ 360,493
FIFO.................................................     35,395     15,903      11,757
                                                       ---------  ---------  -----------
                                                       $ 441,534  $ 415,560   $ 372,250
                                                       ---------  ---------  -----------
                                                       ---------  ---------  -----------

    Inventories on a FIFO basis would have been stated higher by approximately $53,781,530 at December 31, 1992, $55,028,898 at December 31, 1993 and
$55,232,785 at June 30, 1994. Accordingly, reported net income would have increased by approximately $356,000 and $121,000 for the six months ended June 30, 1993 and 1994, respectively, and by approximately $757,000 and $662,000 for the years ended December 31, 1992 and 1993, respectively.

                               HANIEL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (INFORMATION WITH RESPECT TO JUNE 30, 1993 AND 1994 IS UNAUDITED)

4.  DEBT OBLIGATIONS:

NOTES PAYABLE

    The Company has informal agreements with various banks from which it may borrow up to $385,000,000 (subject to formal approval by the banks).

LONG-TERM DEBT

    Long-term debt at December 31, 1992 and 1993 and June 30, 1994, consisted of the following (in thousands of dollars):

                                                           DECEMBER 31,
                                                       --------------------   JUNE 30,
                                                         1992       1993        1994
                                                       ---------  ---------  -----------
                                                                             (UNAUDITED)
Unsecured notes, at rates approximating prime rate
 minus 2%, to 12% due through various dates to
 2003................................................  $   5,298  $   3,594   $   2,951
Real estate mortgage notes, at fixed rates ranging
 from 4% to 10.5% and variable rates at 60% of prime
 rate, due serially through various dates to 2003....     10,078      9,758       6,248
Amounts covered under revolving credit agreements....    283,000    237,000     199,750
Amounts payable under Senior Term Notes..............    166,000    157,000     157,000
Amounts payable under Senior Subordinated Notes......    150,000    150,000     150,000
Amounts payable under Senior Notes...................     50,000     50,000      50,000
Amounts payable under Subordinated Notes.............     50,000     50,000      50,000
Other................................................         39         39          39
                                                       ---------  ---------  -----------
                                                         714,415    657,391     615,988
Less-Current portion.................................     32,114     19,347      15,129
                                                       ---------  ---------  -----------
  Long-term debt, net of current portion.............  $ 682,301  $ 638,044   $ 600,859
                                                       ---------  ---------  -----------
                                                       ---------  ---------  -----------

    Scrivner's $180,000,000 revolving credit agreement and Gateway Foods' $150,000,000 revolving credit agreement and $65,000,000 Senior Term loan were refinanced with a five-year $430,000,000 revolving credit agreement dated November 19, 1993.

    Under terms of its revolving credit agreement, the Company may borrow up to the lower of $430,000,000 or a Borrowing Base amount equal to a percentage of the Company's eligible receivables and inventories, as defined in the agreement, through November 19, 1998, at principally the prime interest rate, adjusted certificate of deposit rate or a rate based on the Eurodollar London Interbank interest rate ("LIBOR"). The Company is required to pay fees of 3/8 of 1% per annum on the unborrowed portion. There are no requirements for maintaining compensating balances. At December 31, 1992 and 1993 and June 30, 1994, the Company had borrowings covered under its revolving credit agreements of $283,000,000, $237,000,000 and $199,750,000, respectively.

    The Company's $157,000,000 of Senior Term Notes at December 31, 1993 and June 30, 1994 consist of $92,000,000 which bears interest at 10% and $65,000,000 which bears interest at 10.6%. The $92,000,000 Senior Term Note is payable in annual installments of $8,000,000 in 1994 and $12,000,000 each year thereafter through 2001. The $65,000,000 note is payable in annual installments of $5,000,000 through 1996 and $10,000,000 each year thereafter through 2001.

    The $150,000,000 Senior Subordinated Notes bear interest at 12.86%. The notes are payable in annual installments of $30,000,000 beginning September 15, 1997 and each year thereafter through 2001.

                               HANIEL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (INFORMATION WITH RESPECT TO JUNE 30, 1993 AND 1994 IS UNAUDITED)

4.  DEBT OBLIGATIONS: (CONTINUED)
    As of December 31, 1991, the Company had outstanding debt of $48,595,048 to Franz Haniel and Haniel Finance B.V., a subsidiary of Franz Haniel. This debt consisted of short-term borrowings bearing interest at various rates based on LIBOR. In 1992, the weighted average interest rate on these borrowings was approximately 4.85%. The Company incurred interest on its debt to Franz Haniel and Haniel Finance B.V. of approximately $1,672,000 in 1992 and $3,463,000 in 1991.

    In September 1992, Haniel borrowed $100,000,000 from two banks. The proceeds of these loans were used to retire all notes payable to Haniel Finance B.V. and Franz Haniel and Food Holdings' outstanding debt and accrued interest of $43,020,841. The new debt consists of a $50,000,000 subordinated note payable bearing interest at LIBOR plus 1 1/8% and $50,000,000 senior note payable bearing interest at LIBOR plus 3/8 of 1%. The subordinated note matures in 1999 while the senior note matures in 1998. No principal payments are due until these maturity dates.

    The revolving credit agreement and the note agreements impose, among other things, certain restrictions on the payment of cash dividends and provide that neither the Company nor any subsidiary, without the consent of the holders of the notes, shall (a) pledge any of its assets, except as provided in the loan agreements, (b) enter into any merger or consolidation proceedings or dissolve, sell, dispose of or lease all or substantially all of its assets or (c) guarantee debt obligations of any other corporation or individual, except as provided. Under the terms of these agreements, the Company has available $5,000,000, plus 50% of net income recognized after December 31, 1993, for the payment of cash dividends.

    The real estate mortgage notes are collateralized by property and equipment (primarily land, buildings and equipment) with a net book value of approximately $9,238,000 and $8,617,000 at December 31, 1993 and June 30, 1994, respectively.

    Payments on long-term debt as of December 31, 1993, for the next five years are as follows (in thousands of dollars):

1994......................................................  $  19,347
1995......................................................     18,819
1996......................................................     18,814
1997......................................................     53,135
1998......................................................    337,770

    At December 31, 1993 and June 30, 1994, the Company has interest rate cap agreements on $170,000,000, which limit the interest rate the Company would pay on its floating rate debt, from 7.5% to 11.5%.

    The Company also enters into interest rate swap and forward rate agreements in order to hedge the impact of future interest rate increases. At December 31, 1993 and June 30, 1994, the Company had an outstanding forward rate agreement of $50,000,000, which matures in July 1994. There were no interest rate swap agreements outstanding at December 31, 1993 or June 30, 1994. The differential paid on the interest rate swap and forward rate agreements is recognized as interest expense.

    The fair value of long-term debt, interest rate cap and forward rate agreements as of December 31, 1993, was determined using valuation techniques that considered cash flows discounted at current market rates for similar types of borrowing arrangements. At December 31, 1992 and 1993, the fair value of debt, interest rate cap and forward rate agreements exceeded the carrying amount by approximately $28,116,000 and $43,993,000, respectively.

                               HANIEL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (INFORMATION WITH RESPECT TO JUNE 30, 1993 AND 1994 IS UNAUDITED)

5.  BENEFIT PLANS:
    The Company and its subsidiaries sponsor or contribute to various contributory and noncontributory defined benefit pension plans and noncontributory profit sharing plans. These plans provide for certain benefits upon retirement or termination for all full-time employees not covered by union-sponsored, collectively-bargained multiemployer pension plans. The Company also has a nonqualified supplemental retirement plan for selected management employees. Annual expense for the above-mentioned benefit plans is as follows (in thousands of dollars):

                                                                                     1991       1992       1993
                                                                                   ---------  ---------  ---------
Pension and supplemental plans...................................................  $     676  $     257  $     215
Profit sharing plans.............................................................      6,333      7,097      7,053
Multiemployer plans..............................................................      9,000      9,066      9,732
                                                                                   ---------  ---------  ---------
  Total..........................................................................  $  16,009  $  16,420  $  17,000
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

    The pension plan benefits are based on years of service and a percentage of the participant's compensation during years of employment. The Company makes annual contributions to the plans that comply with the minimum funding provisions of the Employee Retirement Income Security Act. Such contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future.

    The following table sets forth the Company's defined benefit pension and supplemental plans' funded status and amounts recognized in the Company's financial statements (in thousands of dollars):

                                                      DECEMBER 31, 1992           DECEMBER 31, 1993
                                                  --------------------------  --------------------------
                                                     ASSETS     ACCUMULATED      ASSETS     ACCUMULATED
                                                     EXCEED       BENEFITS       EXCEED       BENEFITS
                                                  ACCUMULATED      EXCEED     ACCUMULATED      EXCEED
                                                    BENEFITS       ASSETS       BENEFITS       ASSETS
                                                  ------------  ------------  ------------  ------------
Actuarial present value of accumulated benefit
 obligations:
  Vested........................................   $   13,507    $      130    $   15,025    $       --
  Total.........................................       13,755         3,239        15,247         2,685
                                                  ------------  ------------  ------------  ------------
                                                  ------------  ------------  ------------  ------------
Projected benefit obligations...................       14,646         3,025        16,469         2,557
Plan assets at fair value.......................       17,543           455        17,346           737
                                                  ------------  ------------  ------------  ------------
Plan assets in excess of or (less than)
 projected benefit obligations..................        2,897        (2,570)          877        (1,820)
Unrecognized net loss (gain)....................          235           127         2,031          (355)
Unrecognized prior service cost.................          (52)        1,622           (47)        1,497
Unrecognized net asset..........................       (2,013)           --        (1,738)           --
                                                  ------------  ------------  ------------  ------------
Pension asset (liability).......................   $    1,067    $     (821)   $    1,123    $     (678)
                                                  ------------  ------------  ------------  ------------
                                                  ------------  ------------  ------------  ------------

                                                                            1991       1992       1993
                                                                          ---------  ---------  ---------
Net pension expense included the following components:
  Service cost-benefits earned during the year..........................  $   1,160  $     796  $     605
  Interest expense on projected benefit obligation......................      1,738      1,378      1,499
  Actual return on plan assets..........................................     (1,919)      (353)      (603)
  Net amortization and deferral.........................................       (303)    (1,564)    (1,286)
                                                                          ---------  ---------  ---------
Net periodic pension expense............................................  $     676  $     257  $     215
                                                                          ---------  ---------  ---------
                                                                          ---------  ---------  ---------

                               HANIEL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (INFORMATION WITH RESPECT TO JUNE 30, 1993 AND 1994 IS UNAUDITED)

5.  BENEFIT PLANS: (CONTINUED)
    The weighted-average discount rates and rates of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligations at December 31, 1993, were 8.25% to 9% and 5%, respectively. The expected long-term rates of return on assets at December 31, 1993, were 8.75% to 9%. The Company computes pension expense using the projected unit credit actuarial cost method.

    The profit sharing plans maintained by the Company are for employees who meet certain types of employment and length of service requirements.

    Contributions and costs of these profit sharing plans are determined at the discretion of the Board of Directors. However, the contributions to the profit sharing plans shall not exceed the maximum amount deductible for Federal income tax purposes.

    For   union-sponsored,  multiemployer  plans,   contributions  are  made  in
accordance with negotiated contracts.

    The Company provides certain health care and life insurance benefits to eligible retired employees covered under various group plans. Benefits, eligibility requirements and cost-sharing provisions for employees vary by group plan and/or bargaining unit. Generally, the plans pay a stated percentage of most medical expenses reduced for any deductible and payments made by government programs and other group coverage. Several of the group plans require retiree contributions and the majority of the group plan's eligibility for retiree benefits are frozen. The Company does not pre-fund these benefits and has the right to modify or terminate certain of these plans in the future.

    The Company adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" as of the beginning of 1993. This new standard requires that the expected cost of these postretirement benefits must be charged to expense during the years that the employees render service. The Company has elected to amortize the unfunded obligations that were measured as of the beginning of 1993, over a period of 20 years. The effect of this change in accounting was to decrease 1993 pre-tax income by $378,000. Prior to 1993, the Company recognized postretirement health care and life insurance costs in the year that the benefits were paid. Postretirement health care and life insurance costs charged to expense in 1991 and 1992 were $1,296,000 and $1,267,000, respectively.

                               HANIEL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (INFORMATION WITH RESPECT TO JUNE 30, 1993 AND 1994 IS UNAUDITED)

5.  BENEFIT PLANS: (CONTINUED)
    The following table reconciles the plans' funded status to the accrued postretirement health care and life insurance cost liability as reflected on the balance sheet as of December 31, 1993 (in thousands of dollars):

                                                                                                            1993
                                                                                                          ---------
Accumulated postretirement benefit obligation:
  Retirees..............................................................................................  $  (6,627)
  Other fully eligible participants.....................................................................       (350)
  Other active participants.............................................................................     (1,103)
                                                                                                          ---------
                                                                                                             (8,080)
Unrecognized actuarial loss.............................................................................        553
Unrecognized transition obligation......................................................................      7,149
                                                                                                          ---------
    Accrued postretirement health care cost liability...................................................  $    (378)
                                                                                                          ---------
                                                                                                          ---------
Net postretirement health care cost for 1993 included the following components:
  Service cost -- benefits attributed to service during the period......................................  $      80
  Interest cost on accumulated postretirement benefit obligation........................................        595
  Amortization of transition obligation over 20 years...................................................        376
  Net amortization and deferral.........................................................................         --
                                                                                                          ---------
    Net postretirement health cost......................................................................  $   1,051
                                                                                                          ---------
                                                                                                          ---------

    The discount rate used in determining the accumulated postretirement benefit obligation was 8.25%. A 12.5% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1993; the rate was assumed to decrease gradually to 6% in year 2006 and remain at that level thereafter. A 1% increase in the assumed health care cost trend rates would increase the accumulated postretirement benefit obligation as of December 31, 1993 by approximately $531,000, and the total of the service and interest cost components of net postretirement health care cost for the year then ended by approximately $72,000.

6.  PROVISION FOR INCOME TAXES:
    The Company adopted SFAS No. 109, "Accounting for Income Taxes," in 1993, and has elected to apply the provisions retroactively beginning with its year ended December 31, 1983. It was not practical to restate prior to 1983. SFAS No. 109 utilizes the liability method and deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities given the provisions of the enacted tax laws. Prior to the implementation of SFAS No. 109, the Company accounted for income taxes using Accounting Principles Board Opinion No. 11.

    As a result of this change, retained earnings at December 31, 1990, increased by $1,510,000, the cumulative effect of the change in the method of accounting for income taxes. The effect of adopting SFAS No. 109 was not material to the Company's statements of income for the years ended 1991, 1992 and 1993, other than the valuation allowance adjustment discussed below.

    The Company reduced its valuation allowance by $3,187,000 for the year ended December 31, 1993, as a result of the recognition of certain net operating loss carryforwards for financial reporting purposes. The Company's ability to obtain future benefit of its net operating loss carryforwards is attributable to the restructuring of subsidiaries implemented in 1993, as discussed in Note 2.

                               HANIEL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (INFORMATION WITH RESPECT TO JUNE 30, 1993 AND 1994 IS UNAUDITED)

6.  PROVISION FOR INCOME TAXES: (CONTINUED)
    Provision for income taxes has been made as follows (in thousands of dollars):

                                                                           1991       1992       1993
                                                                         ---------  ---------  ---------
Federal:
  Current..............................................................  $  16,957  $  15,104  $  16,086
  Deferred.............................................................      1,650      4,703      3,190
                                                                         ---------  ---------  ---------
                                                                            18,607     19,807     19,276
State (current and deferred)...........................................      4,283      4,684      5,450
                                                                         ---------  ---------  ---------
                                                                            22,890     24,491     24,726
Benefit of operating loss carryforward.................................         --         --     (3,187)
                                                                         ---------  ---------  ---------
                                                                         $  22,890  $  24,491  $  21,539
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------

    The provision for income taxes differs from an amount computed at the statutory rate as follows (in thousands of dollars):

                                                                           1991       1992       1993
                                                                         ---------  ---------  ---------
Income taxes at statutory rate (35% in 1993, 34% in 1992 and 1991).....  $  15,116  $  16,799  $  16,364
Amortization of excess purchase price..................................      3,028      3,036      3,541
Benefit of operating loss carryforward.................................         --         --     (3,187)
State income taxes, net of Federal benefit.............................      2,668      2,965      2,805
Other, net.............................................................      2,078      1,691      2,016
                                                                         ---------  ---------  ---------
                                                                         $  22,890  $  24,491  $  21,539
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------

    The 1% increase in the Federal statutory tax rate increased the Company's 1993 provision for income taxes $1,540,000. This consisted of a $468,000 increase in the current tax provision and a $1,072,000 increase in the deferred tax provision as a result of adjusting the deferred tax asset and liability accounts recorded in the Company's balance sheets.

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The following table includes $1,780,000 of net current deferred tax liabilities, which are included in other current

                               HANIEL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (INFORMATION WITH RESPECT TO JUNE 30, 1993 AND 1994 IS UNAUDITED)

6.  PROVISION FOR INCOME TAXES: (CONTINUED)
liabilities at December 31, 1993 and $4,965,000 of net deferred tax assets, included in other current assets at December 31, 1992, in the consolidated balance sheets. The following is a summary of the significant components of the Company's deferred tax assets and liabilities (in thousands of dollars):

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1992       1993
                                                                                              ---------  ---------
Deferred tax assets:
  Net operating loss carryforwards, expiring 2003 to 2008...................................  $  15,566  $   7,501
  Provision for obligations and contingencies to be settled in future periods...............     22,524     20,394
  Other.....................................................................................      3,114      6,765
                                                                                              ---------  ---------
    Total deferred tax assets...............................................................     41,204     34,660
                                                                                              ---------  ---------
Deferred tax liabilities:
  Depreciation and amortization.............................................................     56,441     56,947
  Inventories...............................................................................     14,354     14,354
  Other.....................................................................................      6,585      7,721
                                                                                              ---------  ---------
    Total deferred tax liabilities..........................................................     77,380     79,022
                                                                                              ---------  ---------
Deferred tax valuation allowance............................................................      7,967         --
                                                                                              ---------  ---------
    Net deferred tax liability..............................................................  $  44,143  $  44,362
                                                                                              ---------  ---------
                                                                                              ---------  ---------

7.  LEASES:
    The Company leases certain of its operating facilities under terms ranging up to twenty-five years. In addition, the Company leases certain equipment used in its operations under terms ranging up to ten years.

    The Company also leases certain facilities which it in turn subleases to some of its independent retail store operators. Some of these agreements contain provisions calling for additional rentals based on sales. Amounts attributable to capitalized subleases have been included in direct financing leases in the accompanying balance sheets.

    The following is a summary of property and equipment under leases that have been capitalized and included in the accompanying balance sheets (in thousands of dollars):

                                                                                         DECEMBER 31,
                                                                                     --------------------
                                                                                       1992       1993
                                                                                     ---------  ---------
Land and buildings.................................................................  $   5,224  $   3,688
  Less-Accumulated depreciation....................................................     (2,426)    (2,170)
                                                                                     ---------  ---------
Net property under capital leases..................................................  $   2,798  $   1,518
                                                                                     ---------  ---------
                                                                                     ---------  ---------

                               HANIEL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (INFORMATION WITH RESPECT TO JUNE 30, 1993 AND 1994 IS UNAUDITED)

7.  LEASES: (CONTINUED)
    The following represents the minimum lease payments remaining at December 31, 1993, under the capitalized leases and the minimum sublease rentals to be received under the direct financing leases, covering certain facilities which are sublet to retail customers (in thousands of dollars):

                                                                                   TOTAL        DIRECT
                                                                                  CAPITAL      FINANCING
                                                                                   LEASES      SUBLEASES      NET
                                                                                ------------  -----------  ---------
1994..........................................................................   $    1,330    $    (593)  $     737
1995..........................................................................        1,202         (535)        667
1996..........................................................................        1,060         (482)        578
1997..........................................................................          777         (360)        417
1998..........................................................................          732         (350)        382
Later years...................................................................        3,294       (1,859)      1,435
                                                                                ------------  -----------  ---------
    Total minimum lease payments..............................................        8,395       (4,179)  $   4,216
                                                                                                           ---------
                                                                                                           ---------
  Less-Executory costs........................................................         (360)          --
  Less-Imputed interest (6% to 13.37%)........................................       (3,558)       1,574
                                                                                ------------  -----------
Present value of minimum lease payments.......................................        4,477       (2,605)
  Less-Current maturities.....................................................         (702)         325
                                                                                ------------  -----------
    Long-term obligations and receivables.....................................   $    3,775    $  (2,280)
                                                                                ------------  -----------
                                                                                ------------  -----------

    Total rental expense for all operating (noncapitalized) leases amounted to (in thousands of dollars):

                           LEASE RENTALS                                 1991        1992        1993
- --------------------------------------------------------------------  ----------  ----------  ----------
Minimum.............................................................  $   63,947  $   76,404  $   84,133
Contingent..........................................................       4,650       5,012       3,188
  Less-Sublease income..............................................     (36,728)    (39,344)    (38,737)
                                                                      ----------  ----------  ----------
                                                                      $   31,869  $   42,072  $   48,584
                                                                      ----------  ----------  ----------
                                                                      ----------  ----------  ----------

    The future minimum lease commitments as of December 31, 1993, for all noncancelable operating leases are as follows (in thousands of dollars):

                                                                                 SUBLEASE
                                                                     EXPENSE      INCOME        NET
                                                                    ----------  -----------  ----------
1994..............................................................  $   85,198  $   (35,897) $   49,301
1995..............................................................      81,229      (33,648)     47,581
1996..............................................................      76,078      (28,004)     48,074
1997..............................................................      69,798      (23,807)     45,991
1998..............................................................      63,089      (17,638)     45,451
Later years.......................................................     505,346      (53,435)    451,911
                                                                    ----------  -----------  ----------
                                                                    $  880,738  $  (192,429) $  688,309
                                                                    ----------  -----------  ----------
                                                                    ----------  -----------  ----------

    Most of the real estate and retail store leases have renewal options of up to twenty-five years.

8.  COMMITMENTS AND CONTINGENCIES:
    During the year ended December 31, 1992 and 1993 and the six months ended June 30, 1994, the Company sold $40,591,000, $51,036,000 and $12,138,000, respectively, of its notes receivable to banks at cost.

                               HANIEL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (INFORMATION WITH RESPECT TO JUNE 30, 1993 AND 1994 IS UNAUDITED)

8.  COMMITMENTS AND CONTINGENCIES: (CONTINUED)
The Company is contingently liable, up to approximately $13,630,000 and $12,620,764, for any future losses experienced by the banks in connection with sold notes receivable at December 31, 1993 and June 30, 1994, respectively.

    The Company has guaranteed the payment of notes and leases made by certain retail store operators to various banks and lessors. These contingent liabilities totaled approximately $3,301,000 and $4,160,000 at December 31, 1993 and June 30, 1994. The Company derives interest income as a guarantor of the notes and leases.

    The Internal Revenue Service (the "IRS") has examined the Company's Federal income tax returns for the years 1983 through 1987, and has issued notices of proposed tax deficiencies for those years. The Company has formally protested the IRS proposed deficiencies, and the entire matter is now being reviewed by the IRS Appeals Office. The significant issues have been tentatively agreed to for settlement, subject to final approval by the IRS. The Company has accrued reserves sufficient to provide for the proposed settlement amounts. The Company believes that the ultimate resolution of these matters will not have a material adverse effect on its financial position or future results of operations.

                               [PICTURES TO COME]

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SUBSIDIARY GUARANTORS OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE FIXED RATE NOTES OR THE FLOATING RATE NOTES IN ANY JURISDICTION
WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY OR THE SUBSIDIARY GUARANTORS SINCE THE DATE HEREOF.

                              -------------------

                               TABLE OF CONTENTS


                                                   PAGE
                                                 ---------
Available Information..........................          3
Incorporation of Certain Documents by
 Reference.....................................          3
Prospectus Summary.............................          4
Investment Considerations......................         13
The Company....................................         18
Use of Proceeds................................         18
Capitalization.................................         19
Pro Forma Financial Information................         20
Selected Financial Information.................         23
Management's Discussion and Analysis...........         25
Business.......................................         36
Management.....................................         46
The Credit Agreement...........................         48
Certain Other Obligations......................         49
Description of the Notes.......................         50
Underwriting...................................         73
Legal Opinions.................................         74
Experts........................................         74
Index to Financial Statements..................        F-1


                                  $500,000,000


                                     [LOGO]

                         $350,000,000    % SENIOR NOTES

                                    DUE 2001


                           $150,000,000 FLOATING RATE
                             SENIOR NOTES DUE 2001


                             ---------------------

                                   PROSPECTUS

                             ---------------------

                              MERRILL LYNCH & CO.

                          J.P. MORGAN SECURITIES INC.

                                           , 1994

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                             APPENDIX B


                       DESCRIPTION OF PRINTED MATERIAL



Page 2 Map of United States showing location of company operated distribution centers, retail chains and headquarters. Letterhead "Fleming Companies, Inc." displayed above map.


Inside Back      Color photographs of three distribution centers and three
 Prospectus      retail stores, each with a caption identifying the location
   Cover         appearing below the photograph.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC Registration Fee............................................  $ 172,414
NASD Fee........................................................     30,500
Trustee's Fees and Expenses.....................................     25,000
Printing and Engraving Expenses.................................    325,000
Accountant's Fees and Expenses..................................     60,000
Legal Fees and Expenses.........................................    450,000
Rating Agencies' Fees...........................................     90,000
Blue Sky Fees and Expenses......................................     22,500
Miscellaneous...................................................     74,586
                                                                  ---------
    Total.......................................................  $1,250,000
                                                                  ---------
                                                                  ---------

    Except for the SEC registration fee and the NASD fee, all expenses are estimated. All of the above expenses will be borne by the Company.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    (a) Section 31 of the Oklahoma General Corporation Act, the jurisdiction in which the Company is incorporated, provides, under certain circumstances, for indemnification of the directors or officers of an Oklahoma corporation for expenses in connection with the defense of any action, suit or proceeding, in relation to certain matters, brought against them as such directors and officers.

    In addition, the Company maintains insurance policies which insure its officers and directors against certain liabilities.

    The Purchase Agreement, filed as Exhibit 1 to this Registration Statement and incorporated herein by reference, contains certain indemnifications made by the Underwriters with respect to the accuracy and completeness of this Registration Statement and with respect to certain civil liabilities, including liabilities under the Securities Act of 1933.

    (b) Section 8.3 of Article VIII of the By-Laws of Fleming provides indemnification of directors, officers and agents under certain circumstances. These provisions may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933.

ITEM 16.  EXHIBITS.


      *1          --  Purchase Agreement
     *4.5         --  Fixed Rate Note Indenture
     *4.6         --  Floating Rate Note Indenture
      +5          --  Opinion of McAfee & Taft A Professional Corporation, as to the validity of the Securities
      12          --  Computation of Ratio of Earnings to Fixed Charges incorporated by reference to Exhibit 12 to the Registrant's Quarterly Report on Form 10-Q for the
                      period ended October 1, 1994
    *23.1         --  Consent of Deloitte & Touche LLP
    *23.2         --  Consent of Arthur Andersen LLP
    +23.3         --  Consent of McAfee & Taft A Professional Corporation, included as part of
                      Exhibit 5
     24.1         --  Power of Attorney of the Registrant
    *24.2         --  Powers of Attorney of the Additional Registrants
      25          --  Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of
                      1939

- ------------------------
* Filed with this amendment.
+ To be filed by amendment.

ITEM 17.  UNDERTAKINGS.

    Each of the undersigned registrants hereby undertakes:

    (1) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement at the time it was declared effective.

    (3) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against the public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.



                                          FLEMING COMPANIES, INC.
                                          (Registrant)
                                          By:        /s/ ROBERT E. STAUTH


                                             -----------------------------------
                                                      Robert E. Stauth
                                                   CHAIRMAN, PRESIDENT AND
                                                   CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

      /s/ ROBERT E. STAUTH
- ---------------------------------  Chairman, President and
        Robert E. Stauth            Chief Executive Officer

     /s/ HARRY L. WINN, JR.        Executive Vice President
- ---------------------------------   and Chief Financial
       Harry L. Winn, Jr.           Officer

       /s/ DONALD N. EYLER         Senior Vice President --
- ---------------------------------   Controller (Chief
         Donald N. Eyler            Accounting Officer)

      /s/  ARCHIE R. DYKES*
- ---------------------------------  Director
         Archie R. Dykes

     /s/  CAROL B. HALLETT*
- ---------------------------------  Director
        Carol B. Hallett

   /s/  JAMES G. HARLOW, JR.*
- ---------------------------------  Director
      James G. Harlow, Jr.
                                                              November 17, 1994
     /s/  LAWRENCE M. JONES*
- ---------------------------------  Director
        Lawrence M. Jones

  /s/  EDWARD C. JOULLIAN III*
- ---------------------------------  Director
     Edward C. Joullian III

      /s/  HOWARD H. LEACH*
- ---------------------------------  Director
         Howard H. Leach

     /s/  JOHN A. McMILLAN*
- ---------------------------------  Director
        John A. McMillan

       /s/  GUY A. OSBORN*
- ---------------------------------  Director
          Guy A. Osborn

      /s/  E. DEAN WERRIES*
- ---------------------------------  Director
         E. Dean Werries

    *By:         /s/ DAVID R.
             ALMOND
- ---------------------------------
         David R. Almond
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          ATI, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

                                   President (Chief
      /s/  DONALD N. EYLER*         Executive Officer and
- ---------------------------------   Chief Accounting
         Donald N. Eyler            Officer) and Director

                                   Vice President and
         /s/  JOHN M. THOMPSON*     Treasurer
- ---------------------------------
                                    (Chief Financial
        John M. Thompson            Officer)                  November 17, 1994

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

    /s/  HARRY L. WINN, JR.*
- ---------------------------------  Director
       Harry L. Winn, Jr.

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          BADGER MARKETS, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

      /s/  RONALD R. LUSIC*
- ---------------------------------  President (Chief
         Ronald R. Lusic            Executive Officer)

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)

      /s/  DONALD N. EYLER*
- ---------------------------------  Vice President (Chief
         Donald N. Eyler            Accounting Officer)
                                                              November 17, 1994
      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

      /s/  MARK K. BATENIC*
- ---------------------------------  Director
         Mark K. Batenic

     /s/  MICHAEL J. GEORGE*
- ---------------------------------  Director
        Michael J. George

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          BAKER'S SUPERMARKETS, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

       /s/  JACK W. BAKER*         Chairman, President and
- ---------------------------------   Chief Executive Officer
          Jack W. Baker             and Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)

                                                              November 17, 1994
      /s/  DONALD N. EYLER*
- ---------------------------------  Vice President (Chief
         Donald N. Eyler            Accounting Officer)

    /s/  HARRY L. WINN, JR.*
- ---------------------------------  Director
       Harry L. Winn, Jr.

     /s/  THOMAS L. ZARICKI*
- ---------------------------------  Director
        Thomas L. Zaricki

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          BALL MOTOR SERVICE, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

      /s/  RONALD R. LUSIC*
- ---------------------------------  President (Chief
         Ronald R. Lusic            Executive Officer)

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)

      /s/  DONALD N. EYLER*
- ---------------------------------  Vice President (Chief
         Donald N. Eyler            Accounting Officer)
                                                              November 17, 1994
      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

      /s/  MARK K. BATENIC*
- ---------------------------------  Director
         Mark K. Batenic

     /s/  MICHAEL J. GEORGE*
- ---------------------------------  Director
        Michael J. George

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          BOOGAART STORES OF NEBRASKA, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURE


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          CENTRAL PARK SUPER DUPER, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          COMMERCIAL COLD/DRY
                                          STORAGE COMPANY
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.



                                          CONSUMERS MARKETS, INC.
                                          (Registrant)



                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT



    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
registration statement has been signed by the following persons in the capacities and on the date indicated.



            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

      /s/  DAVID S. MILLER*        President, Chief
- ---------------------------------   Executive Officer and
         David S. Miller            Director

      /s/  DONALD N. EYLER*
- ---------------------------------  Vice President (Chief
         Donald N. Eyler            Accounting Officer)

     /s/  JOHN M. THOMPSON*        Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)

      /s/  DAVID R. ALMOND*
- ---------------------------------
         David R. Almond           Director                   November 17, 1994

    /s/  HARRY L. WINN, JR.*
- ---------------------------------  Director
       Harry L. Winn, Jr.

     /s/  THOMAS L. ZARICKI*
- ---------------------------------  Director
        Thomas L. Zaricki

  /s/  WILLIAM M. LAWSON, JR.*
- ---------------------------------  Director
     William M. Lawson, Jr.

          *By/s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          D. L. FOOD STORES, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

      /s/  IVAN D. MULLEN*         President (Chief
- ---------------------------------   Executive Officer) and
         Ivan D. Mullen             Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          DEL-ARROW SUPER DUPER, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          FESTIVAL FOODS, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          FLEMING DIRECT SALES CORPORATION
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

     /s/  WILLIAM H. AHRENS*
- ---------------------------------  President (Chief
        William H. Ahrens           Executive Officer)

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)

      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director                  November 17, 1994

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

    /s/  HARRY L. WINN, JR.*
- ---------------------------------  Director
       Harry L. Winn, Jr.

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          FLEMING FOODS OF ALABAMA, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

      /s/  IVAN D. MULLEN*         President (Chief
- ---------------------------------   Executive Officer) and
         Ivan D. Mullen             Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          FLEMING FOODS OF OHIO, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

     /s/  BASIL G. VIOLAND*        President (Chief
- ---------------------------------   Executive Officer) and
        Basil G. Violand            Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)

      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director                  November 17, 1994

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

    /s/  STEPHEN G. MANGOLD*
- ---------------------------------  Director
       Stephen G. Mangold

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          FLEMING FOODS OF TENNESSEE, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

     /s/  M. THOMAS KRIEGER*       President (Chief
- ---------------------------------   Executive Officer) and
        M. Thomas Krieger           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          FLEMING FOODS OF TEXAS, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

      /s/  JAMES E. STUARD*        President (Chief
- ---------------------------------   Executive Officer) and
         James E. Stuard            Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          FLEMING FOODS OF VIRGINIA, INC.
                                          (Registrant)


                                          By:           JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          FLEMING FOODS EAST, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  JAMES V. PINCIOTTI*
- ---------------------------------  President (Chief
       James V. Pinciotti           Executive Officer)

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)

      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director
                                                              November 17, 1994
      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

     /s/  GERALD G. AUSTIN*
- ---------------------------------  Director
        Gerald G. Austin

      /s/  MARK K. BATENIC*
- ---------------------------------  Director
         Mark K. Batenic

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          FLEMING FOODS SOUTH, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

      /s/  JAMES E. STUARD*        President (Chief
- ---------------------------------   Executive Officer) and
         James E. Stuard            Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          FLEMING FOODS WEST, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

     /s/  DIXON E. SIMPSON*        President (Chief
- ---------------------------------   Executive Officer) and
        Dixon E. Simpson            Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          FLEMING FOREIGN SALES CORPORATION
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

     /s/  JAMES M. WALLACE*        President (Chief
- ---------------------------------   Executive Officer) and
        James M. Wallace            Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)

      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director
                                                              November 17, 1994
      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

  /s/  WILLIAM M. LAWSON, JR.*
- ---------------------------------  Director
     William M. Lawson, Jr.

      /s/  SHARON L. LEACH*
- ---------------------------------  Director
         Sharon L. Leach

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          FLEMING FRANCHISING, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

      /s/  JOHN S. RUNYAN*         President (Chief
- ---------------------------------   Executive Officer) and
         John S. Runyan             Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          FLEMING HOLDINGS, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          FLEMING INTERNATIONAL LTD.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

      /s/  WAYNE EPPERSON*
- ---------------------------------  President (Chief
         Wayne Epperson             Executive Officer)

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)

      /s/  DONALD N. EYLER*
- ---------------------------------  Vice President (Chief
         Donald N. Eyler            Accounting Officer)
                                                              November 17, 1994
      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

    /s/  HARRY L. WINN, JR.*
- ---------------------------------  Director
       Harry L. Winn, Jr.

  /s/  WILLIAM M. LAWSON, JR.*
- ---------------------------------  Director
     William M. Lawson, Jr.

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          FLEMING SITE MEDIA, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

      /s/  JOHN S. RUNYAN*         President (Chief
- ---------------------------------   Executive Officer and
         John S. Runyan             Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)

      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director                  November 17, 1994

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

    /s/  HARRY L. WINN, JR.*
- ---------------------------------  Director
       Harry L. Winn, Jr.

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          FLEMING SUPERMARKETS
                                          OF FLORIDA, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

     /s/  THOMAS A. FARELLO
- ---------------------------------  President (Chief
        Thomas A. Farello           Executive Officer)

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)

    /s/  LOUIS F. MOORE, JR.*      Vice President --
- ---------------------------------   Controller (Chief
       Louis F. Moore, Jr.          Accounting Officer)
                                                              November 17, 1994
      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

    /s/  HARRY L. WINN, JR.*
- ---------------------------------  Director
       Harry L. Winn, Jr.

     /s/  THOMAS L. ZARICKI*
- ---------------------------------  Director
        Thomas L. Zaricki

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          FLEMING TECHNOLOGY LEASING
                                          COMPANY, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

   /s/  THOMAS J. DOONER, JR.*     President (Chief
- ---------------------------------   Executive Officer) and
      Thomas J. Dooner, Jr.         Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          FLEMING TRANSPORTATION SERVICE, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

     /s/  E. STEPHEN DAVIS*        President (Chief
- ---------------------------------   Executive Officer) and
        E. Stephen Davis            Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          FOOD BRANDS, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          FOOD-4-LESS, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          FOOD HOLDINGS, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authori zed, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          FOOD SAVER OF IOWA, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          GATEWAY DEVELOPMENT CO., INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          GATEWAY FOOD DISTRIBUTORS, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          GATEWAY FOODS, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          GATEWAY FOODS OF ALTOONA, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          GATEWAY FOODS OF PENNSYLVANIA, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURE


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          GATEWAY FOODS OF TWIN PORTS, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          GATEWAY FOODS SERVICE CORPORATION
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          GRAND CENTRAL LEASING CORPORATION
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

     /s/  DIXON E. SIMPSON*        President (Chief
- ---------------------------------   Executive Officer) and
        Dixon E. Simpson            Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

     /s/  GERALD L. LISTER*
- ---------------------------------  Director
        Gerald L. Lister

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          GREAT BEND SUPERMARKETS, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          HUB CITY TRANSPORTATION, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

  /s/  J. DOUGLAS SCHNEEBERGER*
- ---------------------------------  President (Chief
     J. Douglas Schneeberger        Executive Officer)

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)

      /s/  DONALD N. EYLER*
- ---------------------------------  Vice President (Chief
         Donald N. Eyler            Accounting Officer)
                                                              November 17, 1994
      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

     /s/  MICHAEL J. GEORGE*
- ---------------------------------  Director
        Michael J. George

      /s/  RONALD R. LUSIC*
- ---------------------------------  Director
         Ronald R. Lusic

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          KENSINGTON AND HARLEM, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          LAS, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

      /s/  JOHN S. RUNYAN*         President (Chief
- ---------------------------------   Executive Officer) and
         John S. Runyan             Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

     /s/  RICHARD D. BEAZER*
- ---------------------------------  Director
        Richard D. Beazer

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          LADYSMITH EAST IGA, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          LADYSMITH IGA, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          LAKE MARKETS, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          M&H DESOTO, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*
- ---------------------------------  President (Chief
       Harry L. Winn, Jr.           Executive Officer)

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)

      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director                  November 17, 1994

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

    /s/  HARRY L. WINN, JR.*
- ---------------------------------  Director
       Harry L. Winn, Jr.

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          M&H FINANCIAL CORP.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*
- ---------------------------------  President (Chief
       Harry L. Winn, Jr.           Executive Officer)

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)

      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director                  November 17, 1994

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

    /s/  HARRY L. WINN, JR.*
- ---------------------------------  Director
       Harry L. Winn, Jr.

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          M&H REALTY CORP.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

      /s/  ROBERT W. SMITH*
- ---------------------------------  President (Chief
         Robert W. Smith            Executive Officer)

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)

                                   Vice President --
      /s/  DONALD N. EYLER*         Controller
- ---------------------------------   (Chief Accounting
         Donald N. Eyler            Officer) and Director     November 17, 1994

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

    /s/  HARRY L. WINN, JR.*
- ---------------------------------  Director
       Harry L. Winn, Jr.

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          MALONE & HYDE, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

                                   Chairman of the Board and
     /s/  ROBERT F. HARRIS*         President (Chief
- ---------------------------------   Executive Officer) and
        Robert F. Harris            Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)

                                                              November 17, 1994
      /s/  DONALD N. EYLER*
- ---------------------------------  Vice President (Chief
         Donald N. Eyler            Accounting Officer)

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

    /s/  HARRY L. WINN, JR.*
- ---------------------------------  Director
       Harry L. Winn, Jr.

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          MALONE & HYDE OF LAFAYETTE, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  JOHN H. KEYSER, JR.*
- ---------------------------------  President (Chief
       John H. Keyser, Jr.          Executive Officer)

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)

      /s/  DONALD N. EYLER*
- ---------------------------------  Vice President (Chief
         Donald N. Eyler            Accounting Officer)
                                                              November 17, 1994
      /s/  DAVID R. ALMOND
- ---------------------------------  Director
         David R. Almond

    /s/  HARRY L. WINN, JR.*
- ---------------------------------  Director
       Harry L. Winn, Jr.

      /s/  JAMES E. STUARD*
- ---------------------------------  Director
         James E. Stuard

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          MANITOWOC IGA, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          MOBERLY FOODS, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          MT. MORRIS SUPER DUPER, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          NIAGARA FALLS SUPER DUPER, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          NORTHERN SUPERMARKETS OF OREGON, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

     /s/  WILLIAM H. AHRENS*
- ---------------------------------  President (Chief
        William H. Ahrens           Executive Officer)

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)

      /s/  DONALD N. EYLER*
- ---------------------------------  Vice President (Chief
         Donald N. Eyler            Accounting Officer)
                                                              November 17, 1994
      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

    /s/  HARRY L. WINN, JR.*
- ---------------------------------  Director
       Harry L. Winn, Jr.

     /s/  THOMAS L. ZARICKI*
- ---------------------------------  Director
        Thomas L. Zaricki

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          NORTHGATE PLAZA, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          109 WEST MAIN STREET, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          121 EAST MAIN STREET, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          PESHTIGO IGA, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          PIGGLY WIGGLY CORPORATION
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

  /s/  LAWRENCE L. CRANE, JR.*     President (Chief
- ---------------------------------   Executive Officer) and
     Lawrence L. Crane, Jr.         Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)

      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director                  November 17, 1994

    /s/  HARRY L. WINN, JR.*
- ---------------------------------  Director
       Harry L. Winn, Jr.

      /s/  JOHN S. RUNYAN*
- ---------------------------------  Director
         John S. Runyan

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          QUALITY INCENTIVE COMPANY, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

     /s/  RICHARD G. BROWN*
- ---------------------------------  President (Chief
        Richard G. Brown            Executive Officer)

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)

      /s/  DONALD N. EYLER*
- ---------------------------------  Vice President (Chief
         Donald N. Eyler            Accounting Officer)
                                                              November 17, 1994
      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

     /s/  GERALD G. AUSTIN*
- ---------------------------------  Director
        Gerald G. Austin

    /s/  HARRY L. WINN, JR.*
- ---------------------------------  Director
       Harry L. Winn, Jr.

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          RAINBOW TRANSPORTATION SERVICES, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

     /s/  MICHAEL J. GEORGE*       President (Chief
- ---------------------------------   Executive Officer) and
        Michael J. George           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          ROUTE 16, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          ROUTE 219, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          ROUTE 417, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          RICHLAND CENTER IGA, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          SCRIVNER, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

     /s/  E. STEPHEN DAVIS*
- ---------------------------------  President (Chief
        E. Stephen Davis            Executive Officer)

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)

      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director                  November 17, 1994

    /s/  HARRY L. WINN, JR.*
- ---------------------------------  Director
       Harry L. Winn, Jr.

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          SCRIVNER-FOOD HOLDINGS, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          SCRIVNER OF ALABAMA, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          SCRIVNER OF ILLINOIS, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          SCRIVNER OF IOWA, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          SCRIVNER OF KANSAS, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          SCRIVNER OF NEW YORK, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          SCRIVNER OF NORTH CAROLINA, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          SCRIVNER OF PENNSYLVANIA, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          SCRIVNER OF TENNESSEE, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          SCRIVNER OF TEXAS, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          SCRIVNER SUPER STORES OF ILLINOIS,
                                          INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, Jr.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          SCRIVNER SUPER STORES OF IOWA, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          SCRIVNER TRANSPORTATION, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          SEHON FOODS, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

     /s/  BASIL G. VIOLAND*        President (Chief
- ---------------------------------   Executive Officer) and
        Basil G. Violand            Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)

      /s/  DONALD N. EYLER*
- ---------------------------------  Vice President (Chief
         Donald N. Eyler            Accounting Officer)
                                                              November 17, 1994
    /s/  HARRY L. WINN, JR.*
- ---------------------------------  Director
       Harry L. Winn, Jr.

      /s/  KEITH A. HIGGS*
- ---------------------------------  Director
         Keith A. Higgs

       /s/  E. A. SCHULTZ*
- ---------------------------------  Director
          E. A. Schultz

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          SELECTED PRODUCTS, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

     /s/  ROBERT E. STAUTH*        President (Chief
- ---------------------------------   Executive Officer) and
        Robert E. Stauth            Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          SENTRY MARKETS, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

      /s/  RONALD R. LUSIC*
- ---------------------------------  President (Chief
         Ronald R. Lusic            Executive Officer)

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)

      /s/  DONALD N. EYLER*
- ---------------------------------  President (Chief
         Donald N. Eyler            Accounting Officer)
                                                              November 17, 1994
      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

      /s/  MARK K. BATENIC*
- ---------------------------------  Director
         Mark K. Batenic

     /s/  MICHAEL J. GEORGE*
- ---------------------------------  Director
        Michael J. George

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          SMARTRANS, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          SOUTH OGDEN SUPER DUPER, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          SOUTHERN SUPERMARKETS, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

     /s/  GERALD G. AUSTIN*        President (Chief
- ---------------------------------   Executive Officer) and
        Gerald G. Austin            Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)

      /s/  DONALD N. EYLER*
- ---------------------------------  Vice President (Chief
         Donald N. Eyler            Accounting Officer)
                                                              November 17, 1994
      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

     /s/  MATTHEW G. JONAS*
- ---------------------------------  Director
        Matthew G. Jonas

    /s/  STEPHEN G. MANGOLD*
- ---------------------------------  Director
       Stephen G. Mangold

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          SOUTHERN SUPERMARKETS, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

      /s/  JAMES E. STUARD*        President (Chief
- ---------------------------------   Executive Officer) and
         James E. Stuard            Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)

      /s/  DONALD N. EYLER*
- ---------------------------------  Vice President (Chief
         Donald N. Eyler            Accounting Officer)
                                                              November 17, 1994
      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

     /s/  DONALD E. JEROME*
- ---------------------------------  Director
        Donald E. Jerome

    /s/  STEPHEN G. MANGOLD*
- ---------------------------------  Director
       Stephen G. Mangold

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          SOUTHERN SUPERMARKETS OF
                                          LOUISIANA, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

      /s/  JAMES E. STUARD*
- ---------------------------------  President (Chief
         James E. Stuard            Executive Officer)

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)

      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director                  November 17, 1994

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

    /s/  HARRY L. WINN, JR.*
- ---------------------------------  Director
       Harry L. Winn, Jr.

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          STAR GROCERIES, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON'

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

     /s/  DONALD L. DESPOT*        President (Chief
- ---------------------------------   Executive Officer) and
        Donald L. Despot            Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          STORE EQUIPMENT, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

      /s/  RONALD R. LUSIC*
- ---------------------------------  President (Chief
         Ronald R. Lusic            Executive Officer)

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)

      /s/  DONALD N. EYLER*
- ---------------------------------  Vice President (Chief
         Donald N. Eyler            Accounting Officer)
                                                              November 17, 1994
      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

      /s/  MARK K. BATENIC*
- ---------------------------------  Director
         Mark K. Batenic

     /s/  MICHAEL J. GEORGE*
- ---------------------------------  Director
        Michael J. George

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          SUNDRIES SERVICE, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          SWITZER FOODS, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          35 CHURCH STREET, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          THOMPSON FOOD BASKET, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
          Harry L. Winn             Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          29 SUPER MARKET, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, JR.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          27 SLAYTON AVENUE, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------

                                                     John M. Thompson
                                                      VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

    /s/  HARRY L. WINN, Jr.*       President (Chief
- ---------------------------------   Executive Officer) and
       Harry L. Winn, Jr.           Director

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)
                                                              November 17, 1994
      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 17th day of November, 1994.


                                          WPC, INC.
                                          (Registrant)


                                          By:        /s/ JOHN M. THOMPSON

                                          --------------------------------------
                                                     John M. Thompson
                                                      VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                        TITLE                   DATE
- ---------------------------------  -------------------------  ------------------

  /s/  WILLIAM M. LAWSON, JR.*
- ---------------------------------  President (Chief
     William M. Lawson, Jr.         Executive Officer)

         /s/  JOHN M. THOMPSON*    Vice President and
- ---------------------------------   Treasurer (Chief
        John M. Thompson            Financial Officer)

      /s/  DONALD N. EYLER*        Vice President (Chief
- ---------------------------------   Accounting Officer) and
         Donald N. Eyler            Director                  November 17, 1994

      /s/  DAVID R. ALMOND*
- ---------------------------------  Director
         David R. Almond

    /s/  HARRY L. WINN, JR.*
- ---------------------------------  Director
       Harry L. Winn, Jr.

   *By       /s/ JOHN M. THOMPSON
- ---------------------------------
        John M. Thompson
        ATTORNEY-IN-FACT

   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 1994
                                                       REGISTRATION NO. 33-55369

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    EXHIBITS
                                       TO
                                AMENDMENT NO. 2
                                       TO
                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ------------------------------


                            FLEMING COMPANIES, INC.

             (Exact name of registrant as specified in its charter)

                        OKLAHOMA                                                 48-0222760
     (State or other jurisdiction of incorporation                  (I.R.S. Employer Identification No.)
                    or organization)

                                 P.O. Box 26647
                            6301 Waterford Boulevard
                         Oklahoma City, Oklahoma 73126
                                 (405) 840-7200
   (Address, including zip code, and telephone number, including area code of registrant's and additional registrants' principal executive offices)

                         ------------------------------

                             DAVID R. ALMOND, ESQ.
              Senior Vice President, General Counsel and Secretary
                            Fleming Companies, Inc.
                                 P.O. Box 26647
                            6301 Waterford Boulevard
                         Oklahoma City, Oklahoma 73126
                                 (405) 840-7200
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

                   JOHN M. MEE, ESQ.                                     ROHAN S. WEERASINGHE, ESQ.
                BRICE E. TARZWELL, ESQ.                                     Shearman & Sterling
                     McAfee & Taft                                          599 Lexington Avenue
               A Professional Corporation                                 New York, New York 10022
           Tenth Floor, Two Leadership Square                                  (212) 848-4000
             Oklahoma City, Oklahoma 73102
                     (405) 235-9621

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               INDEX TO EXHIBITS


 EXHIBIT                                                                                                        SEQUENTIALLY
 NUMBER                                                                                                         NUMBERED PAGE
- ---------                                                                                                       -------------
     *1           --  Purchase Agreement
     *4.5         --  Fixed Rate Note Indenture
     *4.6         --  Floating Rate Note Indenture
     +5           --  Opinion of McAfee & Taft A Professional Corporation, as to the validity of the
                      Securities
     12           --  Computation of Ratio of Earnings to Fixed Charges incorporated by reference to Exhibit
                      12 to the Registrant's Quarterly Report on Form 10-Q for the period ended October 1,
                      1994
    *23.1         --  Consent of Deloitte & Touche LLP
    *23.2         --  Consent of Arthur Andersen LLP
    +23.3         --  Consent of McAfee & Taft A Professional Corporation, included as part of Exhibit 5
     24.1         --  Power of Attorney of the Registrant
    *24.2         --  Powers of Attorney of the Additional Registrants
     25           --  Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939

- ------------------------
* Filed with this amendment.
+ To be filed by amendment.

                                                                APPENDIX A


                        TABLE OF ADDITIONAL REGISTRANT

   This filing contains an additional co-registrant as set forth below.


                    EXACT NAME OF SUBSIDIARY GUARANTOR                         JURISDICTION     I.R.S. EMPLOYER
                        REGISTRANTS AS SPECIFIED IN                          OF INCORPORATION   IDENTIFICATION
                         THEIR RESPECTIVE CHARTERS                            OR ORGANIZATION         NO.               CIK
- ---------------------------------------------------------------------------  -----------------  ---------------       --------
Consumers Markets, Inc....................................................  Missouri                44-0559460        0000932744

                                                             APPENDIX B


                       DESCRIPTION OF PRINTED MATERIAL



Page 2 Map of United States showing location of company operated distribution centers, retail chains and headquarters. Letterhead "Fleming Companies, Inc." displayed above map.


Inside Back      Color photographs of three distribution centers and three
 Prospectus      retail stores, each with a caption identifying the location
   Cover         appearing below the photograph.